                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       CONSOLIDATED NATURAL GAS COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.

[X]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: $2,709,868.27


     (2) Form, Schedule or Registration Statement No.: 333-75669


     (3) Filing Party: Dominion Resources, Inc.


     (4) Date Filed: May 20, 1999

[LOGO APPEARS HERE]


May 24, 1999

Dear Shareholder:

  We are very pleased to offer this joint proxy statement/prospectus to you. As you know from our 1998 Annual Reports, we are merging. Both of our Boards have unanimously approved the mergers, which are explained in detail on page 21.

  The Boards have agreed to a two-step merger transaction. In the first step, a newly formed subsidiary of Dominion Resources will be merged into Dominion Resources, and Dominion Resources will be the surviving company. This first step is referred to as the First Merger. In the second step, CNG will either be merged into another newly formed subsidiary of Dominion Resources and the Dominion Resources subsidiary will survive or be merged directly into Dominion Resources, with Dominion Resources as the surviving entity. In either case, this second step is referred to as the Second Merger. Dominion Resources shareholders must approve both mergers and CNG shareholders must approve the Second Merger as a condition for either merger closing.

  This is an exciting and important event in each of our company's history. It is also an important decision for you as a shareholder. Therefore, we urge you to read the attached materials thoroughly. We have made every effort to present this information so that it is easy to read and understand.

  Once you have read these materials, please vote your shares.

  You do not have to take any other actions at this time. When we have received all the necessary approvals, you will receive instructions from an Exchange Agent regarding the exchange of your shares.

Sincerely,                           Sincerely,


/s/ Thos. E. Capps                   /s/ George A. Davidson, Jr.
Thos. E. Capps                       George A. Davidson, Jr.
Chairman, President and              Chairman of the Board and
Chief Executive Officer              Chief Executive Officer
Dominion Resources, Inc.             Consolidated Natural Gas Company

  Please see the section entitled RISK FACTORS beginning on page 8 for a discussion of potential risks involved in the mergers and related transactions.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

CNG NOTICE OF SPECIAL MEETING

May 24, 1999

Dear Shareholder:

  On June 30, 1999, Consolidated Natural Gas Company will hold a special meeting of shareholders at Tappan Hill, 81 Highland Avenue, Tarrytown, New York. The meeting will begin at 9:30 a.m. Eastern Daylight Time.

  Only shareholders who owned stock at the close of business on May 13, 1999 may vote at this meeting or any adjournments that may take place. At the meeting we propose to:

 . Approve and adopt the Amended and Restated Agreement and Plan of Merger with Dominion Resources, Inc.

  Your Board recommends that you vote FOR this proposal which is discussed in more detail in the attached joint proxy/prospectus.

  The approximate date of mailing this joint proxy statement/prospectus and card is May 24, 1999. I hope you will be able to attend the meeting, but even if you cannot, please vote your shares as soon as possible.

                                          By order of the Board of Directors,


                                          /s/ E. J. Marks, III

                                          E. J. Marks, III
                                          Corporate Secretary

          ATTENTION: Shareholders Participating in the Dividend
                            Reinvestment Plan

     The accompanying proxy card reflects the total shares of common stock registered in your name directly, as well as any full shares credited to your
                      Dividend Reinvestment Plan account.

             Shareholders should not send in their CNG Common Stock Certificates until they receive instructions to do so.

                               TABLE OF CONTENTS

JOINT PROXY STATEMENT/PROSPECTUS SUMMARY..................................   1
RISK FACTORS..............................................................   8
COMPARATIVE MARKET PRICE INFORMATION                                        10
  Dominion Resources......................................................  10
  CNG.....................................................................  10
  Per Share Data..........................................................  11
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA...........................  12
  Dominion Resources......................................................  12
  CNG.....................................................................  13
SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
 DATA.....................................................................  14
NOTES TO SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED CONDENSED
CONSOLIDATED FINANCIAL DATA...............................................  15
FORWARD-LOOKING STATEMENTS................................................  16
THE SPECIAL MEETINGS OF DOMINION RESOURCES AND CNG SHAREHOLDERS...........  17
  Dominion Resources Special Meeting......................................  17
  CNG Special Meeting.....................................................  17
  Appraisal Rights........................................................  20
THE MERGERS...............................................................  21
  Overview................................................................  21
  Background to the Mergers...............................................  22
  Reasons for the Mergers.................................................  27
  Post-Merger Business Plan...............................................  28
  Recommendations of the Boards of Directors..............................  30
  What Shareholders Will Receive in the Mergers...........................  33
  Source of Funds.........................................................  35
  Dividends...............................................................  35
  Management of Dominion Resources Following the Mergers..................  36
  Opinion of Dominion Resources' Financial Advisor........................  36
  Opinion of CNG's Financial Advisor......................................  42
  Appraisal Rights of CNG Shareholders....................................  48
  Material U.S. Federal Income Tax Consequences...........................  50
  Interest of Certain Persons in the Mergers..............................  53

  Accounting Treatment......................................................  56
  CNG Shareholders Lawsuits Regarding the Mergers...........................  57
  Resales of Dominion Resources Common Stock................................  57
  Stock Exchange Listing....................................................  57
THE MERGER AGREEMENT........................................................  58
  Overview..................................................................  58
  Effective Time............................................................  58
  Effects of the Merger.....................................................  58
  Election..................................................................  59
  Limits on Cash and Stock Considerations...................................  60
  Allocation................................................................  60
  Tax Reallocation..........................................................  62
  Exchange of Stock Certificates............................................  62
  Lost, Stolen or Destroyed Certificates....................................  62
  Representations and Warranties............................................  63
  Conduct of Business Pending the Mergers...................................  64
  No Solicitation of Transactions...........................................  65
  Conditions to the Mergers.................................................  66
  Benefit Plans.............................................................  67
  Treatment of CNG Stock Options and Stock Awards...........................  68
  Termination...............................................................  68
  Termination Fees..........................................................  69
  Expenses..................................................................  70
  Amendment and Waiver......................................................  71
REGULATORY MATTERS..........................................................  72
  Antitrust Considerations..................................................  72
  1935 Act..................................................................  72
  Atomic Energy Act.........................................................  73
  Federal Power Act.........................................................  73
  Virginia Commission.......................................................  74
  North Carolina Commission.................................................  74
  West Virginia Commission..................................................  74
  Pennsylvania Commission...................................................  74
  Ohio Commission...........................................................  75
  Affiliate Contracts and Arrangements......................................  75
  Other Regulatory Matters..................................................  75
THE COMPANIES...............................................................  76
  Dominion Resources .......................................................  76
  CNG.......................................................................  77
  Power Generation Development..............................................  78
DESCRIPTION OF DOMINION RESOURCES CAPITAL STOCK.............................  79
  General...................................................................  79
  Common Stock..............................................................  79
  Preferred Stock...........................................................  79

COMPARATIVE RIGHTS OF SHAREHOLDERS..........................................  80
  Board of Directors........................................................  80
  Payment of Dividends......................................................  80
  Cumulative Voting.........................................................  80
  Preemptive Rights.........................................................  80
  Removal of Directors......................................................  80
  Board of Director Vacancies...............................................  81
  Shareholder Proposals and Director Nominations............................  81
  Meetings of Shareholders..................................................  82
  Shareholder Action Without a Meeting......................................  82
  Shareholders' Inspection Rights...........................................  82
  Directors' Duties.........................................................  82
  Limitations on Director and Officer Liability; Indemnification............  83
  Common Stock Purchase Rights..............................................  84
  Anti-takeover Statutes....................................................  84
  Consolidation, Merger, Share Exchange and Transfer of Assets..............  85
  Shareholders' Rights In Certain Transactions..............................  86
  Anti-takeover Effects.....................................................  86
  Amendment of Articles of Incorporation....................................  86
AMENDMENT TO THE DOMINION RESOURCES' ARTICLES OF INCORPORATION..............  87
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA..........  88
  The Transaction...........................................................  88
  Accounting Treatment......................................................  88

  Dominion Resources and Subsidiary Companies Unaudited Pro Forma Combined
   Condensed Consolidated Statement of Income from Continuing Operations for the Year Ended December 31, 1998 and Three Months Ended March 31, 1999...  89
  Dominion Resources and Subsidiary Companies Unaudited Pro Forma Combined
   Condensed Consolidated Balance Sheet at March 31, 1999...................  91
  Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial
   Statements...............................................................  93
LEGAL MATTERS...............................................................  95
EXPERTS.....................................................................  95
SUBMISSION OF SHAREHOLDER PROPOSALS.........................................  95
WHERE YOU CAN FIND MORE INFORMATION.........................................  96
Annexes
A--Amended and Restated Agreement and Plan of Merger........................ A-1
B--Fairness Opinion of Lehman Brothers Inc. ................................ B-1
C--Fairness Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated... C-1
D--Section 262 of the Delaware General Corporation Law...................... D-1

                                                    Summary

                    JOINT PROXY STATEMENT/PROSPECTUS SUMMARY

  This summary highlights selected information from this joint proxy statement/prospectus. It may not contain all of the information that is important to you. To better understand the mergers of Dominion Resources, Inc. (Dominion Resources) and Consolidated Natural Gas Company (CNG), and for a more complete description of the mergers and related transactions, we urge you to read this entire document carefully, including the annexes. Each item in this summary includes a page reference directing you to a more complete description of the item.

  Both mergers must receive the necessary shareholder approvals before either merger can be consummated.
The Mergers (page 21)

The Boards have agreed to a two-step merger transaction. In the first step, a subsidiary of Dominion Resources will be merged into Dominion Resources and Dominion Resources will survive. This first step is referred to as the First Merger. In the second step, CNG will either:
 . be merged into another subsidiary of Dominion Resources and the Dominion
  Resources subsidiary will survive; or
 . be merged directly into Dominion Resources, with Dominion Resources as the surviving entity.

In either case, this second step is referred to as the Second Merger. Throughout this joint proxy statement/prospectus, the companies are sometimes referred to after the mergers as the combined company.

  Dominion Resources shareholders must approve both mergers and CNG shareholders must approve the Second Merger as a condition to either merger closing.

What Shareholders Will Receive in the Mergers (page 33)

In the mergers, shareholders of both Dominion Resources and CNG will have the option to elect to receive either cash or Dominion Resources common stock in return for each of their Dominion Resources or CNG shares, as the case may be, subject to certain limitations discussed below. Shareholders of both CNG and Dominion Resources may elect to exchange some of their shares for cash and some for stock.

  Following the mergers, current Dominion Resources shareholders will own approximately 65 percent of the combined company and current CNG shareholders will own approximately 35 percent of the combined company.

Dominion Resources

In exchange for each share of Dominion Resources common stock held, Dominion Resources shareholders will be given the option to receive either $43.00 in cash or one share of Dominion Resources common stock. In either case, this option is subject to the limitation that the aggregate amount of cash to be distributed to Dominion Resources shareholders in the First Merger shall be equal to $1,251,055,526 (plus any cash paid for fractional shares). Dominion Resources has the right to increase this amount to $1,668,400,000 to more closely follow the actual elections of Dominion Resources shareholders as long as the increase in the cash consideration does not affect the desired tax treatment of the Second Merger.

  When completed, the First Merger will reduce Dominion Resources shares outstanding so that the Second Merger is less dilutive to earnings for Dominion Resources shares outstanding after the mergers.

CNG

In exchange for each share of CNG common stock held, CNG shareholders will be given the option to receive either $66.60 in cash or shares of Dominion Resources common stock at an exchange ratio described below, plus cash to the extent that 1.52 multiplied by the Average Price (as defined below) is less than $66.60. In either case, this option is subject to proration so that 38,159,060 shares of CNG stock (including any fractional shares exchanged for cash) will be converted into the right to receive cash in the Second Merger. However, Dominion Resources may reallocate the cash and shares of Dominion Resources stock to be received by CNG shareholders to more closely follow the actual elections of the CNG shareholders as long as the reallocation does not affect the desired tax treatment of the second merger.

  The exchange ratio will be $66.60 divided by the Average Price if that price is greater than or equal to $43.816, and 1.52 if the average market price is less than $43.816. The exchange ratio will vary depending on the average market price of Dominion Resources common stock over a 20 trading day period shortly

 Summary

before the closing (the Average Price). For a discussion of the effect of the timing of the calculation of the exchange ratio on what shareholders will receive, see RISK FACTORS.

Allocations

As a result of the limitations described above and the tax allocation provisions described below, the amount of cash and stock received by shareholders may differ from their actual elections. If Dominion Resources common stock is over-subscribed by the shareholders of either company, a shareholder of that company who elected Dominion Resources common stock may receive part of his consideration in cash. If cash is over-subscribed by the shareholders of either company, a shareholder of that company who elected cash may receive part of his consideration in the form of Dominion Resources common stock.

  Dominion Resources is required to reduce the amount of cash delivered and increase the number of shares issued pursuant to the Second Merger to the extent necessary to maintain the desired tax treatment of the Second Merger.

Fractional Shares

Shareholders who hold certificated shares will receive cash for any fractional share of Dominion Resources common stock received in the mergers, based upon the market value of Dominion Resources common stock on the date the mergers are completed. However, any fractional shares held in certain of CNG's or Dominion Resources' stock plans may be retained as fractional shares.

  Shareholders should not send in their common stock certificates until they receive further instructions.

The Companies (page 76)

Dominion Resources

Dominion Resources is a diversified utility holding company headquartered in Richmond, Virginia. Its principal subsidiary is Virginia Electric and Power Company (Virginia Power), a regulated public utility that generates, transmits, distributes and sells electric energy. Its principal service territory is Virginia and northeastern North Carolina. Dominion Resources' other major subsidiaries are Dominion Capital, Inc. (Dominion Capital), its diversified financial services subsidiary, and Dominion Energy, Inc. (Dominion Energy), its independent power and natural gas subsidiary.

  Effective May 1, 1999, Dominion Resources announced an organizational restructuring for its energy business along functional lines with the following areas of focus:

  . power generation/off systems transactions;

  . bulk power delivery and distribution; and

  . oil and gas development, exploration and operation.

  By the time of the anticipated deregulation of generation in Virginia in 2002, Dominion Resources plans to conduct all of its power generation/off systems businesses through a new subsidiary to be known as Dominion Generation.

  Dominion Resources' principal offices are located at 120 Tredegar Street, Richmond, Virginia 23219, telephone (804) 819-2000.

CNG

CNG is one of the nation's largest producers, transporters, distributors and retail marketers of natural gas. The company's natural gas transmission and distribution operations serve customers in Pennsylvania, Ohio, Virginia, West Virginia, New York and other states in the Northeast and Mid-Atlantic regions. CNG explores for and produces oil and natural gas in the United States and Canada. The company also selectively participates in energy businesses abroad.

  CNG's principal offices are located at CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222, telephone (412) 690-1000.

New Sub I

New Sub I will be a wholly owned subsidiary of Dominion Resources formed under the laws of the Commonwealth of Virginia solely for the purpose of the First Merger.

New Sub II

New Sub II will be a wholly owned subsidiary of Dominion Resources formed under the laws of the State of Delaware solely for the purpose of being the surviving corporation of the Second Merger.

Reasons for the Mergers (page 27)

The mergers will create the nation's fourth largest electric and natural gas utility, serving nearly four

                                                             Summary

million retail customers in five states. Dominion Resources and CNG believe the mergers will:

  . give the combined company the scale, scope and skills necessary to be successful in the competitive energy marketplace, allowing the combined company to offer a broad line of energy products as the gas and electric industries continue to converge;

  . create a platform for growth in a region that is rapidly deregulating and is the source of approximately 40 percent of the nation's demand for energy, allowing the combined company to market its portfolio of energy products to a broad customer base;

  . establish a company with combined natural gas storage, transportation and electric power production capability concentrated in the Northeast and Mid-Atlantic region; and

  . enable the combined company to realize cost savings from elimination of duplicate corporate and administrative programs, greater efficiencies in operations and business processes, and streamlined purchasing practices.

The Meetings (page 17)

Dominion Resources Special Meeting

Dominion Resources will hold its special meeting of shareholders at 9:30 a.m., on June 30, 1999 at the offices of McGuire, Woods, Battle & Boothe LLP, 901 E. Cary Street, One James Center-4th floor, Richmond, Virginia.

  Shareholders of Dominion Resources will be asked to approve and adopt the merger agreement with respect to:

  . the First Merger; and

  .the Second Merger, including the issuance of Dominion Resources common stock.

  Shareholders will also be asked to approve an amendment to the Dominion Resources Articles of Incorporation to increase the authorized common shares from 300,000,000 to 500,000,000 to have sufficient shares available to complete the mergers.

  All items require approval by a majority of the votes present at the special meeting.

  Each of your Dominion Resources shares held on April 29, 1999 will be counted as one vote.

CNG Special Meeting

CNG will hold its special meeting of shareholders at 9:30 a.m., on June 30, 1999 at Tappan Hill, 81 Highland Avenue, Tarrytown, New York.

  Shareholders of CNG will be asked to approve and adopt the merger agreement.

  Approval and adoption of the merger agreement will require the affirmative vote of a majority of the outstanding shares of CNG common stock.

  You will have one vote for each share of CNG common stock held on May 13, 1999.

Recommendations of the Boards of Directors (page 30)

Dominion Resources

The Dominion Resources Board of Directors, by unanimous vote, has approved and adopted the merger agreement, including the issuance of Dominion Resources common stock in accordance with the merger agreement, and determined that the mergers are in the best interests of the company and its shareholders. The Board of Directors also, by unanimous vote, has approved the amendment to the Dominion Resources Articles of Incorporation. The Dominion Resources Board of Directors recommends that Dominion Resources shareholders vote FOR the approval and adoption of the merger agreement with respect to the First Merger; FOR the approval and adoption of the merger agreement, including the issuance of shares, in connection with the Second Merger; and FOR the amendment to the Articles of Incorporation. The Dominion Resources Board of Directors took these actions after consideration of a number of factors described later.

CNG

The CNG Board of Directors, by unanimous vote, has approved and adopted the merger agreement, believes the Second Merger is fair and in the best interests of CNG and CNG shareholders and is advisable, and recommends that CNG shareholders vote FOR, approve and adopt the merger agreement. The CNG Board of Directors approved and adopted the merger agreement after consideration of a number of factors described later.

 Summary


Dividends (page 35)

The merger agreement places restrictions on Dominion Resources' and CNG's ability to declare or pay dividends, split, combine or reclassify their capital stock or redeem, repurchase or otherwise acquire any shares of their capital stock other than in the ordinary course or according to previously announced plans pending closing of the mergers. The merger agreement does not restrict Dominion Resources' and CNG's ability to declare or pay regular annual dividends of $2.58 per share of Dominion Resources common stock or $1.94 per share of CNG common stock with usual record and payment dates.

  The current annual dividend for Dominion Resources is $2.58 per share. Dominion Resources' targeted payout ratio of dividends to earnings is 70 percent to 75 percent. At present, the payout ratio is higher. Dominion Resources' business plan projects that the targeted ratio will be achieved within two years post-closing through earnings growth. Therefore, Dominion Resources' dividend will be maintained at its current level.

Management of Dominion Resources Following the Mergers (page 36)

Thos. E. Capps will be the President and Chief Executive Officer of Dominion Resources after the mergers, and George A. Davidson, Jr., will serve as Chairman of the Board of Directors until his previously announced retirement on August 1, 2000, at which time Mr. Capps will reassume his position as Chairman. The Board of Directors of Dominion Resources will have 17 members, 10 of whom will be designated by Dominion Resources and seven of whom will be designated by CNG. Dominion Resources will continue to use the name Dominion Resources and be headquartered in Richmond, Virginia. The combined company will continue to maintain a significant operating office in Pittsburgh, Pennsylvania.

Tax Consequences (page 50)

Neither Dominion Resources nor CNG will recognize gain or loss as a result of the mergers. Additionally, neither Dominion Resources nor CNG shareholders will recognize gain or loss for shares of Dominion Resources common stock they receive in the mergers. In general, however, CNG shareholders will recognize taxable gain for any cash they receive in the Second Merger and Dominion Resources shareholders will recognize taxable gain or loss, if any, for any cash they receive in the First Merger.

Background to the Mergers (page 22)

For the past few years, both companies have considered a variety of strategic alternatives to enable each of them to better compete in the deregulating energy industry. Beginning in the fall of 1998, executive officers from both companies met informally on several occasions to discuss a possible combination. After conferring with their respective Boards of Directors and advisors in late 1998 and early 1999, the companies proceeded with merger negotiations that resulted in the initial merger agreement.

  After entering into an initial merger agreement in February 1999, the Boards of Directors approved a revised structure following CNG's receipt of an unsolicited offer from a third party. The companies negotiated and entered into the revised merger agreement in May 1999. When we discuss the merger agreement in this joint proxy statement/prospectus, we are referring to the revised merger agreement, unless otherwise noted.

The Merger Agreement (page 58)

The merger agreement, as amended and restated, is attached as Annex A to this joint proxy statement/prospectus. Your companies encourage you to read the merger agreement in its entirety.

Conditions to the Mergers (page 66)

The completion of the mergers is subject to a number of conditions that must be completed or waived before the closing, including:

  . approval by the Dominion Resources shareholders and the CNG shareholders;

  . receipt by CNG and Dominion Resources of an opinion of counsel that the Second Merger will be treated as a reorganization under the Internal Revenue Code;

  . clearance under antitrust laws, approval by the Securities and Exchange
    Commission under the Public Utility Holding Company Act of 1935, and all other necessary federal and state regulatory approvals, with such approvals not having any terms or conditions attached that would have, or would be reasonably likely to have, a material adverse effect on Dominion Resources and CNG on a consolidated basis;

                                                             Summary


  . approval for listing on the New York Stock Exchange of the shares of Dominion Resources common stock to be issued in the mergers;

  . each company's performance in all material respects of its obligations under the merger agreement;

  . each company's representations and warranties contained in the merger agreement being, and continuing to be, true and correct in all material respects;

  . no material adverse effect having occurred, or being reasonably likely to occur, with respect to either company and its subsidiaries taken as a whole or on the consummation of the merger agreement; and

  . no injunction that prohibits either of the mergers.

Termination (page 68)

The merger agreement allows for termination of the agreement:

  . by mutual consent;

  . by either company if the closing does not occur on or before January 31, 2000, (provided that such date shall be extended to July 31, 2000, if all statutory approvals have not yet been received and all other conditions are then capable of being satisfied), other than a company whose failure to fulfill obligations under the merger agreement resulted in the failure of the Effective Time to occur;

  . by either company if any shareholder vote is not obtained;

  . by either company if any state or federal law or other action would prohibit the mergers or cause a material adverse effect on either company;

  . by either company if, as a result of an acquisition proposal from another company, its Board of Directors determines in good faith (after receipt of a legal opinion regarding the board's fiduciary obligations) that its fiduciary duties require acceptance of the other proposal;

  . by either company based on an uncured material breach of the other; or

  . by either company if the Board of Directors of the other company withdraws, modifies in an adverse manner or fails to reaffirm its recommendation of the mergers or recommends another transaction.

Termination Fees (page 69)

If the merger agreement is terminated because of a material breach or failure to comply with obligations under the merger agreement by either Dominion Resources or CNG, such company will be required to reimburse the other for its expenses up to $25 million. If the breach or failure is willful, however, Dominion Resources or CNG will also be responsible for actual damages incurred by the other company.

  Either Dominion Resources or CNG will be required to pay the other company a fee of $200 million plus expenses of up to $25 million if:

  . either company's Board of Directors, before shareholder approval, receives an acquisition proposal from another company that it determines, in good faith (after receipt of a legal opinion regarding the board's fiduciary obligations) and based on its fiduciary responsibility, it must accept, and it enters into an agreement with respect to such proposal (or another proposal in lieu thereof) within two years of the termination of the merger agreement between CNG and Dominion Resources; or

  . either company's Board of Directors withdraws or modifies in an adverse manner its recommendation, fails to reaffirm its recommendation upon the other's request or approves or recommends an acquisition offer of a third party; or

  . either company's Board of Directors does not facilitate shareholder approval in the manner required by the merger agreement and at the time of termination, a third party offer is outstanding, except as described below.

  The termination fee and expenses are not payable in the event of termination as a result of either

 Summary

company's shareholders failure to approve the mergers, even if there is a third-party offer outstanding, unless the Board of Directors of that company:

  . withdraws, amends or otherwise modifies its approval or recommendation of the mergers or merger agreement in an adverse manner;

  . fails to reaffirm its approval or recommendations of the mergers or the merger agreement;

  . approves or recommends a third party offer to acquire the company's shares or a material portion of its assets; or

  . resolves to take any of the actions above.

  However, the termination fee and expenses are payable even if the Board of Directors of that company has not taken the action above, if the company enters into an agreement to consummate a business combination (as defined) with a third party within two years of such termination.

Regulatory Matters (page 72)

Dominion Resources and CNG must receive the approvals of certain federal and state regulatory agencies before the mergers can be completed. At the federal level, these approvals include approval of the Securities and Exchange Commission and the Federal Energy Regulatory Commission. Additionally, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act must have expired. At the state level, the parties expect to obtain approvals from regulators in Virginia, North Carolina, West Virginia and Pennsylvania.

  Upon consummation of the mergers, Dominion Resources expects to register as a holding company under the Public Utility Holding Company Act of 1935 (1935
Act). If CNG, an existing registered holding company under the 1935 Act, merges into New Sub II in the Second Merger, New Sub II will also become registered as a 1935 Act holding company. The 1935 Act imposes a number of restrictions on the operations of registered holding company systems. For example, the Securities and Exchange Commission must approve certain securities acquisitions and issuances, sales and acquisitions of assets or securities of utility companies or acquisitions of interests in any other business. The 1935 Act also limits the ability of registered holding companies to engage in activities unrelated to their utility operations and regulates holding company system service companies and the rendering of services by holding company affiliates to other companies in their system. Dominion Resources and CNG believe they will be able to satisfy the Securities and Exchange Commission's requirements for a registered holding company system.

  The Securities and Exchange Commission may require as a condition to its approval of the Second Merger under the 1935 Act that Dominion Resources divest certain of its activities which are unrelated to the utility or energy operations of the combined companies within a reasonable time after the mergers. In several cases, the Securities and Exchange Commission has allowed the retention of non-utility related activities or deferred the question of divestiture for a substantial period of time. In those cases in which divestiture has taken place, the Securities and Exchange Commission has usually allowed enough time to complete the divestiture to allow the applicant to avoid a premature or untimely sale of the divested assets. Dominion Resources has requested in the 1935 Act application that it be allowed to retain its non-utility related investments or, in the alternative, that the question of divestiture be deferred. However, Dominion Resources will amend its application to reflect the anticipated divestiture of Dominion Capital.

Interest of Certain Persons in the Second Merger (page 53)

Shareholders should be aware that a number of CNG's executive officers have severance agreements or participate in benefit plans that give them interests in the Second Merger that are different from, or in addition to, other CNG shareholders. As a result, the total amount that may be payable to CNG's executive officers is expected to be material. Since it is not known which, if any, individuals will receive payments under these arrangements, the amount cannot presently be determined. In addition, under the merger agreement, all awards under CNG's incentive and other stock based plans will be converted into the right to receive cash equal to the fair value of such awards, determined using recognized option valuation methodologies, at the time the Second Merger occurs.The cash amount to be paid to executive officers of CNG for awards that vest upon a change of control is estimated to be $13 million assuming these awards are not cashed out shortly after the CNG special meeting in accordance with the terms of the plans governing the awards.

                                                             Summary


Accounting Treatment (page 56)

The First Merger will be treated as a reorganization with no changes in the recorded amount of Dominion Resources' assets and liabilities.

  The Second Merger will be accounted for under the purchase method of accounting.

Amendment to the Dominion Resources Articles of Incorporation (page 87)

Dominion Resources shareholders are being asked to approve an amendment to the Dominion Resources Articles of Incorporation to increase the authorized shares of common stock from 300,000,000 to 500,000,000. This amendment will provide Dominion Resources with the shares it needs for issuance under the merger agreement and to maintain a reserve of shares for general corporate purposes. After the mergers, Dominion Resources will have approximately 250,000,000 authorized but unissued shares for use in connection with its Dominion Direct Investment stock purchase program, compensation and benefit programs for its officers, directors and employees, and for other general corporate purposes.

Listing of Dominion Resources Common Stock (page 57)

Dominion Resources common stock trades on the New York Stock Exchange under the symbol "D". Dominion Resources will obtain approval from the New York Stock Exchange for listing of additional shares of Dominion Resources common stock to be issued as a result of the mergers.

  If the mergers are completed, the CNG common stock will be delisted from the New York Stock Exchange.

Comparison of Shareholder Rights (page 80)

Holders of CNG common stock who receive Dominion Resources common stock in the Second Merger will become holders of Dominion Resources common stock and will have rights as Dominion Resources shareholders that are different from rights they had as CNG shareholders.

Resales of Dominion Resources Common Stock (page 57)

Generally, shares of Dominion Resources common stock received in the mergers will be freely transferable. However, resales of shares held by CNG "affiliates" under applicable federal securities laws (generally directors, certain executive officers and shareholders owning ten percent or more) will be restricted.

Opinions of Financial Advisors (page 36)

Dominion Resources

Dominion Resources' financial advisor, Lehman Brothers Inc., gave an opinion to the Dominion Resources Board of Directors as of May 11, 1999, that, based on Lehman Brothers' analysis, the consideration to be paid to the CNG shareholders was fair to Dominion Resources from a financial point of view. The opinion is attached as Annex B to this joint proxy statement/prospectus.

CNG

CNG's financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, gave an opinion to the CNG Board of Directors as of May 11, 1999, that, based on Merrill Lynch's analysis, the merger consideration to be received by CNG shareholders was fair from a financial point of view to the holders of CNG common stock. The opinion is attached as Annex C to this joint proxy statement/prospectus.

Appraisal Rights (page 48)

If the Second Merger is completed, CNG shareholders who do not vote to approve and adopt the merger agreement and who otherwise comply with Section 262 of the Delaware General Corporation Law will be entitled to appraisal rights under Delaware Law.

  Dominion Resources shareholders have no dissenters' rights of appraisal in connection with the mergers.

 Risk Factors

                                  RISK FACTORS

  Shareholders of Dominion Resources and CNG should consider carefully all the information contained in this joint proxy statement/prospectus, including the following matters:

Effects of Fluctuations in Trading Price of Dominion Resources Common Stock

  The exchange ratio relating to the CNG shareholders' stock election in the Second Merger will be determined using the average market price of Dominion Resources common stock over a 20 day trading period ending ten business days before the Effective Time. Accordingly, it is possible that the value of the merger consideration at the Effective Time for a CNG shareholder receiving Dominion Resources common stock will be higher or lower than $66.60 per share of CNG common stock depending on the direction of the price movement of Dominion Resources common stock after the exchange ratio is calculated. There can be no assurance that the price of Dominion Resources common stock will not decline from the market price used in calculating the exchange ratio. See THE MERGER AGREEMENT--Effects of the Mergers. In addition, the impact on trading prices of Dominion Resources common stock during the 20 trading day pricing period resulting from the election available to Dominion Resources shareholders in the First Merger cannot be determined.

  Dominion Resources common stock that is converted to cash in the First Merger will be exchanged at the fixed rate of $43.00 per share. There will be a significant time delay between the date when shareholders vote on the proposed mergers at the special meetings, the date when shareholders make their elections just prior to the completion of the mergers and the Effective Time. The trading price of Dominion Resources common stock will fluctuate during this period and is highly likely to be higher or lower than $43.00 on any of these dates. As a result, shareholders receiving cash in the First Merger may receive more or less than the trading price of their shares on the meeting date or their election date or at the Effective Time.

Cash and/or Stock Paid in the Mergers May be Different Than What Shareholders Elect

  Shareholders making elections for cash or stock may not receive what they elect for the following reasons. The aggregate amount of cash Dominion Resources will pay in exchange for Dominion Resources common stock in the First Merger is fixed. The aggregate number of shares of CNG common stock Dominion Resources will exchange in the Second Merger for cash is fixed. If Dominion Resources common stock is over-subscribed by the shareholders of either company, a shareholder of that company who elected Dominion Resources common stock may receive part of his or her consideration in the form of cash. If cash is over-subscribed by the shareholders of either company, a shareholder of that company who elected cash may receive part of his or her consideration in the form of Dominion Resources common stock.

  In addition, Dominion Resources may reallocate the cash and shares of Dominion Resources common stock to more closely follow the actual elections of shareholders. Dominion Resources is also required to reduce the amount of cash and increase the number of shares issued to the extent necessary to maintain the desired tax treatment of the Second Merger.

The Combined Company will Experience Increased Leverage

  Dominion Resources plans initially to finance the cash component of the mergers with an expanded commercial paper program. After the closing of the mergers, Dominion Resources anticipates replacing a significant portion of the commercial paper program with proceeds from the issuance of debt, preferred and/or convertible securities and the sale of non-core assets. See THE MERGERS--Source of Funds. As a result of the acquisition financing, the consolidated capital structure will approximate 60 to 65 percent debt securities, 5 to 10 percent preferred securities, and 30 to 35 percent common equity, a more leveraged capital structure than either Dominion Resources or CNG has at present. The consolidated capital structure of the combined company is expected to improve as debt levels are significantly reduced through cash generated by the issuances of preferred and/or convertible securities and asset divestitures referenced above, as well as from cash flow from operations. Management of Dominion Resources believes Dominion Resources will have access to

                                                                  Risk Factors

many sources and types of short-term and long-term capital financing at reasonable rates and that any asset divestitures can be accomplished in a timely fashion and at appropriate pricing. However, the forms of such financings may contain covenants that affect the flexibility of the combined company with respect to possible future transactions. The timing and consideration for any asset sales are also uncertain. Therefore, management is unable to predict with certainty when or whether the capital structure of the combined company will return to Dominion Resources pre-merger levels.

Uncertainties in Integrating Business Operations of the Two Companies

  In deciding that the mergers are in the best interests of their respective shareholders, the Dominion Resources and CNG Boards of Directors considered the potential complementary effects of combining the two companies' assets, personnel and operating skills. Integrating businesses, however, involves a number of special risks, including the possibility that management may be distracted from regular business concerns by the need to integrate operations, unforeseen difficulties in integrating operations and systems, problems assimilating and retaining employees, challenges in retaining existing customers and acquiring new ones and potential adverse short-term effects on operating results. In addition, there can be no assurance that the combined company will realize the benefits anticipated from the mergers. For a discussion of other factors to consider, see THE MERGER--Reasons for the Mergers and --Recommendations of the Boards of Directors.

      Comparative Market Price
           Information

                      COMPARATIVE MARKET PRICE INFORMATION

 Dominion Resources

  The Dominion Resources shares are listed for trading on the New York Stock Exchange under the symbol "D". The following table sets forth, for the fiscal quarters indicated, the dividends paid and the high and low sales prices of Dominion Resources shares as reported under the New York Stock Exchange Composite Transactions Reports in The Wall Street Journal.

                                                   Dominion Resources
                                                   ----------------------------
                                                   High      Low      Dividends
                                                   ----      ---      ---------
      1996
        First Quarter............................. 44 3/8    37 5/8    $0.645
        Second Quarter............................ 40 1/4     37       $0.645
        Third Quarter.............................  40       36 7/8    $0.645
        Fourth Quarter............................  41       37 1/8    $0.645
      1997
        First Quarter............................. 41 3/8    35 1/2    $0.645
        Second Quarter............................ 36 3/4    33 1/4    $0.645
        Third Quarter............................. 38 1/4    35 5/16   $0.645
        Fourth Quarter............................ 42 7/8    34 7/8    $0.645
      1998
        First Quarter............................. 42 15/16  39 3/8    $0.645
        Second Quarter............................ 42 1/16   37 13/16  $0.645
        Third Quarter............................. 44 15/16  39 5/16   $0.645
        Fourth Quarter............................ 48 15/16  44 3/8    $0.645
      1999
        First Quarter............................. 46 9/16   36 15/16  $0.645
        Second Quarter (through May 18, 1999)..... 41 15/16   37          --


CNG

  The CNG shares are listed for trading on the New York Stock Exchange under the symbol "CNG". The following table sets forth, for the fiscal quarters indicated, the dividends paid and the high and low sales prices of CNG shares as reported under the New York Stock Exchange Composite Transactions Reports in The Wall Street Journal.

                                                          CNG
                                                   ----------------------------
                                                   High      Low      Dividends
                                                   ----      ---      ---------
      1996
        First Quarter............................. 47 1/8    41 1/2    $0.485
        Second Quarter............................ 52 1/4    43 1/2    $0.485
        Third Quarter............................. 57 1/8     49       $0.485
        Fourth Quarter............................ 59 5/8    51 1/8    $0.485
      1997
        First Quarter............................. 57 3/4    49 5/8    $0.485
        Second Quarter............................ 54 7/8    47 3/8    $0.485
        Third Quarter............................. 60 11/16  53 9/16   $0.485
        Fourth Quarter............................ 60 15/16  52 5/16   $0.485
      1998
        First Quarter............................. 60 1/2    53 1/4    $0.485
        Second Quarter............................ 60 1/8    54 15/16  $0.485
        Third Quarter.............................  59       41 11/16  $0.485
        Fourth Quarter............................ 55 15/16  50 7/16   $0.485
      1999
        First Quarter............................. 57 3/4    48 11/16  $0.485
        Second Quarter (through May 18, 1999)..... 60 13/16  48 1/2    $0.485

                                           Comparative Market Price Information

Per Share Data

  The information presented in the table below represents closing sale prices reported under the New York Stock Exchange Composite Transaction Reports in The Wall Street Journal for both Dominion Resources shares and CNG shares, on February 18, 1999, the date upon which the transaction was initially valued; February 19, 1999, the last trading day immediately preceding the public announcement of the proposed merger; May 10, 1999, the last trading day immediately preceding the public announcement of the revised merger agreement; and on May 18, 1999, the last practicable day for which closing sale prices were available at the time of the mailing of this joint proxy statement/prospectus. Dominion Resources and CNG shareholders should obtain current market quotations of the Dominion Resources shares and the CNG shares.

                                                         Dominion
                                                        Resources        CNG
                                                       Shares Price  Shares Price
                                                       ------------  ------------
      February 18, 1999...............................     43 13/16      52 3/4
      February 19, 1999...............................     42 1/4        56 1/4
      May 10, 1999....................................     40 15/16      58 3/8
      May 18, 1999....................................     41 5/8         60

  Following the consummation of the mergers, CNG shares will cease to be traded on the New York Stock Exchange.

 Selected Financial Data

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

  Dominion Resources and CNG are providing the following financial information to aid you in your analysis of the financial aspects of the mergers. This information is only a summary and you should read it in conjunction with the historical consolidated financial statements of Dominion Resources and CNG and the related notes contained in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that Dominion Resources and CNG have previously filed with the Securities and Exchange Commission. See WHERE YOU CAN FIND MORE INFORMATION on page 96.

Selected Historical Consolidated Financial Data of Dominion Resources

                                                                   Three Months
                                  Year Ended December 31,              Ended
                          --------------------------------------- ---------------
(in millions--except per
     share amounts)        1994    1995    1996    1997    1998   3/31/98 3/31/99
------------------------  ------- ------- ------- ------- ------- ------- -------
Income Statement Data
Operating Revenues......  $ 4,491 $ 4,633 $ 4,815 $ 7,262 $ 6,086 $ 1,774 $ 1,293
Operating Expenses......    3,453   3,607   3,716   5,789   4,995   1,393     980
                          ------- ------- ------- ------- ------- ------- -------
Operating Income........  $ 1,038 $ 1,026 $ 1,099 $ 1,473 $ 1,091 $   381 $   313
                          ======= ======= ======= ======= ======= ======= =======
Income before
 Extraordinary Item.....  $   478 $   425 $   472 $   399 $   536 $   140 $   139
                          ======= ======= ======= ======= ======= ======= =======
Net Income..............  $   478 $   425 $   472 $   399 $   536 $   140 $  (116)
                          ======= ======= ======= ======= ======= ======= =======
Earnings per share
 (basic and diluted)
 Income before
 Extraordinary Item.....  $  2.81 $  2.45 $  2.65 $  2.15 $  2.75 $  0.72 $  0.72
                          ======= ======= ======= ======= ======= ======= =======
 Net Income.............  $  2.81 $  2.45 $  2.65 $  2.15 $  2.75 $  0.72 $ (0.60)
                          ======= ======= ======= ======= ======= ======= =======
Dividends Declared per
 Share..................  $  2.55 $  2.58 $  2.58 $  2.58 $  2.58 $ 0.645 $ 0.645
                          ======= ======= ======= ======= ======= ======= =======
                                      At December 31,              At March 31,
                          --------------------------------------- ---------------
                           1994    1995    1996    1997    1998    1998    1999
                          ------- ------- ------- ------- ------- ------- -------
Balance Sheet Data
Total Assets............  $13,562 $13,903 $14,896 $20,165 $17,517 $20,529 $17,488
                          ======= ======= ======= ======= ======= ======= =======
Capitalization:
 Long-term Debt(*)......  $ 5,110 $ 5,033 $ 5,478 $ 8,810 $ 6,694 $ 8,928 $ 6,949
 Obligated Mandatorily
  Redeemable
 Preferred Securities of
  Subsidiary Trusts.....              135     135     385     385     385     385
 Preferred Stocks of
  Subsidiary:
 Subject to Mandatory
  Redemption............      222     180     180     180     180     180     180
 Not Subject to
  Mandatory Redemption..      594     509     509     509     509     509     509
 Common Shareholders'
  Equity................    4,586   4,742   4,915   5,041   5,315   5,370   4,968
                          ------- ------- ------- ------- ------- ------- -------
Total Capitalization....  $10,512 $10,599 $11,217 $14,925 $13,083 $15,372 $12,991
                          ======= ======= ======= ======= ======= ======= =======
Obligations Under
 Capital Leases.........  $     4 $     3 $     2 $    10 $    17 $    15 $    15
                          ======= ======= ======= ======= ======= ======= =======
Book Value per Share....  $ 26.60 $ 26.88 $ 27.13 $ 26.84 $ 27.33 $ 25.41 $ 25.87
                          ======= ======= ======= ======= ======= ======= =======

--------
(*) Including portion due within one year.

  See Notes to Selected Historical and Unaudited Pro Forma Combined Condensed
                          Consolidated Financial Data.

                                                        Selected Financial Data

Selected Historical Consolidated Financial Data of CNG

                                                                   Three Months
                                Year Ended December 31,                Ended
                          --------------------------------------  ----------------
(in millions--except per
     share amounts)        1994   1995    1996    1997     1998   3/31/98  3/31/99
------------------------  ------ ------  ------  -------  ------  -------  -------
Income Statement Data
Operating Revenues......  $3,036 $2,504  $2,955  $ 3,177  $2,760  $  999   $1,046
Operating Expenses(*)...   2,775  2,352   2,555    2,767   2,393     834      879
                          ------ ------  ------  -------  ------  ------   ------
Operating Income........  $  261 $  152  $  400  $   410  $  367  $  165   $  167
                          ====== ======  ======  =======  ======  ======   ======
Income from Continuing
 Operations.............  $  183 $   29  $  309  $   319  $  288  $  138   $  139
Discontinued
 Operations.............             (8)    (11)     (15)    (49)    (60)
                          ------ ------  ------  -------  ------  ------   ------
Net Income..............  $  183 $   21  $  298  $   304  $  239  $   78   $  139
                          ====== ======  ======  =======  ======  ======   ======
Earnings per Share
 (basic):
  Continuing
   Operations...........  $ 1.97 $ 0.31  $ 3.29  $  3.36  $ 3.03  $ 1.48   $ 1.46
  Discontinued
   Operations...........          (0.08)  (0.12)   (0.15)  (0.51)  (0.64)
                          ------ ------  ------  -------  ------  ------   ------
  Net Income............  $ 1.97 $ 0.23  $ 3.17  $  3.21  $ 2.52  $ 0.84   $ 1.46
                          ====== ======  ======  =======  ======  ======   ======
Earnings per Share
 (diluted):
  Continuing
   Operations...........  $ 1.97 $ 0.31  $ 3.24  $  3.30  $ 3.00  $ 1.45   $ 1.44
  Discontinued
   Operations...........          (0.08)  (0.11)   (0.15)  (0.51)  (0.63)
                          ------ ------  ------  -------  ------  ------   ------
  Net Income............  $ 1.97 $ 0.23  $ 3.13  $  3.15  $ 2.49  $ 0.82   $ 1.44
                          ====== ======  ======  =======  ======  ======   ======
Dividends Declared per
 Share..................  $ 1.94 $ 1.94  $ 1.94  $  1.94  $ 1.94  $0.485   $0.485
                          ====== ======  ======  =======  ======  ======   ======
                                    At December 31,                At March 31,
                          --------------------------------------  ----------------
                           1994   1995    1996    1997     1998    1998     1999
                          ------ ------  ------  -------  ------  -------  -------
Balance Sheet Data
Total Assets............  $5,519 $5,418  $6,001  $ 6,314  $6,362  $6,045   $6,230
                          ====== ======  ======  =======  ======  ======   ======
Capitalization:
  Long-term Debt(**)....  $1,156 $1,302  $1,530   $1,707  $1,491  $1,459   $1,487
  Common Shareholders'
   Equity...............   2,184  2,046   2,205    2,358   2,400   2,394    2,488
                          ------ ------  ------  -------  ------  ------   ------
Total Capitalization....  $3,340 $3,348  $3,735  $ 4,065  $3,891  $3,853   $3,975
                          ====== ======  ======  =======  ======  ======   ======
Book Value per Share....  $23.48 $21.86  $23.23  $ 24.66  $25.14  $25.01   $26.09
                          ====== ======  ======  =======  ======  ======   ======

--------
 (*) Including provision for income taxes.
(**) Including portion due within one year.

  See Notes to Selected Historical and Unaudited Pro Forma Combined Condensed
                          Consolidated Financial Data.

 Selected Financial
Data

                     SELECTED UNAUDITED PRO FORMA COMBINED
                     CONDENSED CONSOLIDATED FINANCIAL DATA

  The following selected unaudited pro forma combined condensed consolidated financial data gives effect to the mergers. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The selected unaudited pro forma combined condensed consolidated financial data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial condition of the combined company that would have occurred had the mergers occurred at the beginning for the periods presented, nor are the selected unaudited pro forma combined condensed consolidated financial data necessarily indicative of future operating results or financial position of the combined company. The selected unaudited pro forma combined condensed consolidated financial data (i) have been derived from and should be read in conjunction with the UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA and the related notes included elsewhere in this joint proxy statement/ prospectus and (ii) should be read in conjunction with the consolidated financial statements of Dominion Resources and CNG incorporated by reference in this joint proxy statement/ prospectus.

                                                                    Three Months
                                                        Year Ended     Ended
                                                       December 31,  March 31,
                                                           1998         1999
                                                       ------------ ------------
Income Statement Data
Operating Revenues....................................    $8,846     $   2,339
Operating Expenses....................................     7,521         1,865
                                                          ------     ---------
Operating Income......................................    $1,325     $     474
                                                          ======     =========
Income from Continuing Operations.....................    $  474     $     180
                                                          ======     =========
Earnings per share--basic
  Income from Continuing Operations...................    $ 1.88     $    0.71
                                                          ======     =========
Earnings per share--diluted
  Income from Continuing Operations...................    $ 1.87     $    0.71
                                                          ======     =========
                                                                       As of
                                                                     March 31,
Balance Sheet Data                                                      1999
                                                                     ---------
Total Assets..........................................               $  28,029
                                                                     =========
Capitalization:
  Long-term Debt(*)...................................               $   8,436
  Preferred Securities of Subsidiary Trusts...........                     385
  Preferred Stocks of Subsidiary:
    Subject to Mandatory Redemption...................                     180
    Not Subject to Mandatory Redemption...............                     509
  Common Shareholders' Equity.........................                   7,540
                                                                     ---------
Total Capitalization..................................               $  17,050
                                                                     =========
Book Value per Share..................................               $   30.14
                                                                     =========

--------
(*) Including portion due within one year.

  See Notes to Selected Historical and Unaudited Pro Forma Combined Condensed
                          Consolidated Financial Data.

                                                        Selected Financial Data

              NOTES TO SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                 COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA

  1. Certain revenues, expenses, assets and liabilities of CNG have been reclassified to conform with Dominion Resources' presentation.

  2. Dominion Resources announced in November 1996 that its indirect subsidiary, DR Investments (UK) PLC, had made an offer to purchase East Midlands Electricity plc (East Midlands) for approximately $2.2 billion. East Midlands is a regional electricity company based in the Nottingham area of the United Kingdom (UK). The acquisition was accounted for as a purchase and East Midlands was included in Dominion Resources consolidated financial information until it was sold in July 1998.

  In the third quarter of 1997, East Midlands recorded a liability of approximately $157 million to reflect the one-time windfall tax levied by the UK government. The tax was levied on regional electric companies in the UK and was based on the privatized utilities' excess profits.

  In July 1998, Dominion Resources sold East Midlands in a transaction valued at $3.2 billion. The sale resulted in a gain of $332.2 million or $200.7 million, net of tax.

  3. In August 1998, the Virginia State Corporation Commission approved a settlement by Order which resolved Virginia Power's outstanding base rate proceedings. Virginia Power is Dominion Resources' regulated electric utility. The settlement defines a new regulatory framework for Virginia Power's transition to a competitive environment. The Order included rate refunds and the write-off of regulatory assets which reduced after-tax earnings by $201 million in the second quarter of 1998.

  On March 25, 1999, the Governor of Virginia signed into law legislation establishing a detailed plan to restructure the electric utility industry in Virginia. The provisions of the Virginia legislation provide an opportunity to recover generation-related costs, including certain regulatory assets, through capped rates prior to July 2007. In accordance with generally accepted accounting principles, such generation-related regulatory assets will continue to be recognized until they are recovered through capped rates. Generation-related assets and liabilities that will not be recovered through the capped rates were written off in the first quarter of 1999, resulting in an after-tax charge to earnings of $254.8 million.

  4. During 1998, CNG discontinued its wholesale trading and marketing of natural gas and electricity, including integrated energy management. On July 31, 1998, CNG's sale of the capital stock of CNG Energy Services Corporation, formerly a wholly-owned subsidiary, to Sempra Energy Trading, a subsidiary of Sempra Energy, was finalized. Proceeds of $37.4 million were received from the sale of the stock, as adjusted for working capital items. CNG's transition out of the wholesale gas business was substantially complete at December 31, 1998. CNG recognized losses from discontinued operations, net of applicable tax benefits, of $11.1 million, $14.5 million and $17.2 million for the years 1996, 1997 and 1998, respectively. In addition, during 1998 CNG recognized a loss on disposal of the discontinued operations, including a provision for operating losses during the phase out period, of $31.7 million, net of applicable tax benefit. These amounts are reflected in CNG's historical condensed consolidated financial data included elsewhere in this joint proxy statement/prospectus.

 Forward-Looking Statements

                          FORWARD-LOOKING STATEMENTS

  This joint proxy statement/prospectus, and the documents which are incorporated herein by reference (see WHERE YOU CAN FIND MORE INFORMATION), include various forward-looking statements about Dominion Resources, CNG and the combined company that are subject to risks and uncertainties. Forward-looking statements include the information concerning future financial performance, business strategy, projected costs and plans and objectives of Dominion Resources, CNG and the combined company set forth under JOINT PROXY STATEMENT/PROSPECTUS SUMMARY and THE MERGERS. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," "plans" or similar expressions are generally forward-looking in nature and not historical facts.

  Actual future results for Dominion Resources, CNG and the combined company could differ materially from those expressed in the forward-looking statements. This is particularly true because Dominion Resources and CNG participate in an industry that is in transition. It is characterized by increasing consolidation, growing deregulation and heightened competition. In addition, the following important factors, as well as others discussed elsewhere in this joint proxy statement/prospectus and the documents incorporated by reference, are among those that could cause the actual results to differ from the forward-looking statements:

  . the effect of the mergers on earnings and cash flow;

  . the combined company's ability to successfully operate its electric and gas distribution operations;

  . electric load and customer growth;

  . abnormal weather conditions;

  . available sources and cost of fuel and generating capacity;

  . the speed and degree to which competition enters the power generation, wholesale and retail sectors of the electric utility industry;

  . the year 2000 technology issues and costs;

  . state and federal regulatory and/or legislative initiatives;

  . the economic climate and growth in the service territories of Dominion
    Resources and CNG following the mergers;

  . inflationary trends, capital market conditions and interest rates;

  . leverage and holding company issues;

  . rate, environmental, energy and other regulatory developments;

  . uncertainties related to doing business outside the U.S.;

  . exploration, development and operating uncertainties of geothermal and gas resources;

  . deregulation and natural gas and electric industry restructuring issues;
    and

  . a significant delay in the expected completion of, and unexpected consequences resulting from, the mergers.

  Most of these factors are difficult to accurately predict and are generally beyond the control of Dominion Resources and CNG.

  The areas of risk described above should be considered in connection with any written or oral forward-looking statements that may be made after the date of this joint proxy statement/prospectus by Dominion Resources or CNG or anyone acting for either or both of them. Except for their ongoing obligations to disclose material information under the federal securities laws, neither Dominion Resources or CNG undertakes any obligation to release publicly any revisions to any forward-looking statements to report events or circumstances after the date of the joint proxy statement/prospectus or the occurrence of unanticipated events.

                                                   The Special Meetings

 ................................................................................
 ................................................................................
 ................................................................................



 ................................................................................
        THE SPECIAL MEETINGS OF DOMINION RESOURCES AND CNG SHAREHOLDERS

  The Boards of Directors of Dominion Resources and CNG are soliciting your proxy for special meetings of their shareholders. Dominion Resources shareholders must approve both mergers and CNG shareholders must approve the Second Merger as a condition to either merger closing.

Matters Related to the Meetings

 ............................................................
          Dominion Resources       CNG Meeting
          Meeting
 ............................................................
 Time and Wednesday, June 30 at    Wednesday, June 30 at
    Place 9:30 a.m. McGuire,       9:30 a.m. Tappan Hill,
          Woods, Battle & Boothe   81 Highland Avenue,
          LLP, 901 E. Cary         Tarrytown, New York
          Street, One James
          Center-- 4th floor
          Richmond, Virginia
 ............................................................
   Record All shareholders who     All shareholders who
     Date owned stock at the       owned stock at the
          close of business on     close of business on
          April 29, 1999, are      May 13, 1999, are
          entitled to vote at the  entitled to vote at
          special meeting. There   the special meeting.
          were 191,960,866 shares  There were 95,812,128
          of Dominion Resources    shares of CNG common
          common stock             stock outstanding on
          outstanding on that      that date.
          date.
 ............................................................
   Quorum A majority of the        A majority of the
          shares outstanding on    shares outstanding on
          April 29, 1999,          May 13, 1999,
          constitutes a quorum     constitutes a quorum
          for this meeting.        for this meeting.
          Abstentions and shares   Abstentions and shares
          held by a broker or      held by a broker or
          nominee (broker shares)  nominee (broker
          that are voted on any    shares) that are voted
          matter are included in   on any matter are
          determining a quorum.    included in
                                   determining a quorum.
 ............................................................
  Matters . Approve and adopt the  Approve and adopt of
    to be   Amended and Restated   the Amended and
 Voted on   Agreement and Plan of  Restated Agreement and
            Merger by and between  Plan of Merger by and
            Dominion Resources,    between Dominion
            Inc. and Consolidated  Resources, Inc. and
            Natural Gas Company,   Consolidated Natural
            dated as of May 11,    Gas Company dated as
            1999 (the merger       of May 11, 1999 (the
            agreement) with        merger agreement).
            respect to the First
            Merger;
          . Approve and adopt the
            merger agreement with
            respect to the Second
            Merger, including the
            related issuance of
            Dominion Resources
            common stock; and
          . Approve the amendment
            to the Articles of
            Incorporation to
            increase the
            authorized shares to
            500,000,000.
 ............................................................
 Required Approve and adopt of     Approval and adoption
     Vote each of the matters      requires the
          requires that a          affirmative vote of
          majority of the shares   holders of a majority
          represented at the       of CNG's outstanding
          meeting vote in favor    shares. Broker shares
          of such matter.          not voted and votes
          Abstentions and broker   withheld will be
          non-votes will have the  considered a vote
          same effect as a vote    against approval and
          against each matter.     adoption of the merger
                                   agreement.
 ............................................................
   How to Complete instructions    Complete instructions
     Vote for voting your proxy    for voting your proxy
          can be found on your     can be found on your
          proxy card included      proxy card included
          with this joint proxy    with this joint proxy
          statement/prospectus.    statement/prospectus.
                                   You may vote in person
          You may vote in person   at the special meeting
          at the special meeting   or by completing the
          or by proxy. You have    proxy card and mailing
          three ways to vote by    it back to us.
          proxy:
          . connect to the
            Internet at
            www.votefast.com*;
          . call 1-800-250-9081*;
            or
          . complete the proxy
            card and mail it back
            to us.
            *Not for beneficial
                   owners

 ............................................................

 The Special
   Meetings

 ................................................................................
 ................................................................................
 ................................................................................

 ................................................................................

 ............................................................
          Dominion Resources       CNG Meeting
          Meeting
 ............................................................
   Rights;Each of your shares      You will have one vote
Revocationwill be counted as one   for each share of CNG
        ofvote. If you vote your   common stock. If you
   Proxiesproxy properly, we will  vote your proxy
          follow your              properly, we will
          instructions. We urge    follow your
          you to mark the boxes    instructions. We urge
          on your proxy to         you to mark the box on
          indicate how to vote     your proxy to indicate
          your shares. If you      how to vote your
          return a properly        shares. If you return
          executed proxy with no   a properly executed
          voting instructions,     proxy with no voting
          the shares will be       instructions, the
          voted FOR all three      shares will be voted
          items presented. If you  FOR approval and
          vote and change your     adoption of the merger
          mind on any issue, you   agreement. If you vote
          may revoke your proxy    and change your mind,
          at any time before the   you may revoke your
          close of voting at the   proxy at any time
          Special Meeting in any   before the close of
          of the following four    voting at the special
          ways:                    meeting. There are
                                   three ways to revoke
                                   your proxy:

          . connect to the
            Internet at
            www.votefast.com*;

                                   .file a later dated
                                   executed proxy;


          .call 1-800-250-9081*;
                                   .write to our
                                   Corporate Secretary;
                                   or

          .write to our Corporate
          Secretary; or


          .vote your shares at     .vote your shares at
          the special meeting.     the special meeting.

            *Not for beneficial
                   owners
 ............................................................
  Registered
Shareholders
    and Plan
Participants
          Your proxy card shows    Your proxy card shows
          the number of full and   the number of full and
          fractional shares you    fractional shares you
          own. If you are a        own. If you are a
          participant in our       participant in the CNG
          Dominion Direct          Dividend Reinvestment
          Investment stock         Plan, the number also
          purchase plan, the       includes shares we
          number includes shares   hold in your Plan
          we hold in your          account. All shares
          Dominion Direct          will be voted
          Investment account. All  according to your
          shares will be voted     instructions if you
          according to your        properly vote your
          instructions if you      proxy. If you sign
          properly vote your       your proxy and do not
          proxy by one of the      make a selection, it
          methods listed above.    will be voted FOR
          If you sign your proxy   approval and adoption
          and do not make a        of the merger
          selection, it will be    agreement.
          voted as recommended by
          the Board of Directors.
          If you are a Dominion
          Direct Investment
          participant and do not
          vote your proxy, we
          will vote all shares
          held in that account
          FOR all three items
          presented.
 ............................................................

                                                   The Special Meetings

 ................................................................................
 ................................................................................
 ................................................................................


 ................................................................................
 ............................................................
          Dominion Resources       CNG Meeting
          Meeting
 ............................................................
    Employee
        Plan
Participants
          You will receive a       You will receive a
          request for voting       proxy card and
          instructions from        instructions from the
          Mellon Bank, N.A., the   Trustees of the
          Employee Savings Plan    various employee
          trustee. The share       benefit plans. The
          amounts listed on that   share amounts listed
          form include the full    on that form include
          and fractional shares    the full shares in
          in your Employee         your employee benefit
          Savings Plan account.    accounts. You may
          You may instruct Mellon  instruct the Trustees
          Bank by:                 by returning your
                                   proxy card in the
                                   enclosed envelope (not
                                   to CNG).

          . connecting to the
            Internet at
            www.votefast.com;

                                   Complete instructions
                                   can be found on the
                                   proxy card included
                                   with this joint proxy
                                   statement/prospectus.

          . calling 1-800-250-
            9081; or

          . returning your Voting
            Instructions in the
            enclosed envelope
            (not to Dominion
            Resources).

                                   The Trustees will vote
                                   according to your
                                   instructions and will
                                   keep your vote
                                   confidential. In the
                                   absence of
                                   instructions, the
                                   Trustees will vote
                                   unvoted shares in the
                                   same proportion as
                                   shares voted pursuant
                                   to confidential
                                   instructions.

          Complete instructions
          can be found on the
          Voting Instruction Card
          included with the joint
          proxy
          statement/prospectus.

          Whichever method you
          choose, Mellon Bank
          will vote according to
          your instructions and
          will keep your vote
          confidential. If you do
          not vote your Employee
          Savings Plan shares,
          Mellon Bank generally
          will vote your shares
          according to the Board
          of Directors'
          recommendations.
 ............................................................
BeneficialIf your shares are held  If your shares are
    Ownersin street name with      held in street name
   (Brokeryour broker, please      with your broker,
   Shares)follow the instructions  please follow the
          found on the Voting      instructions found on
          Instruction Card         the proxy card
          enclosed with this       enclosed with this
          joint proxy              joint proxy
          statement/prospectus.    statement/prospectus.
 ............................................................
Solicitation
          Dominion Resources has   CNG has retained
          retained Georgeson &     Innisfree M&A
          Co., Inc., a proxy       Incorporated, a proxy
          solicitation firm, at a solicitation firm, at total estimated cost of a total estimated cost
          $17,500 plus             of $75,000 plus
          reimbursement of         reimbursement of
          expenses, to assist in   expenses, to assist in
          the solicitation of      the solicitation of
          proxies. In addition,    proxies. In addition,
          Dominion Resources       CNG employees may
          employees may telephone  telephone shareholders
          shareholders after the   after the initial
          initial solicitation.    solicitation. We will
          We will also request     also request banks,
          banks, brokers and       brokers and other
          other intermediaries to  intermediaries to send
          send this joint proxy    this joint proxy
          statement/prospectus to  statement/prospectus
          and obtain proxies from  to and obtain proxies
          beneficial owners and    from the beneficial
          will reimburse those     owners and will
          institutions for their   reimburse those
          reasonable expenses in   institutions for their
          so doing.                reasonable expenses in
                                   so doing.
 ............................................................

  The Special
   Meetings

 ................................................................................
 ................................................................................
 ................................................................................


 ................................................................................
 ............................................................
          Dominion Resources       CNG Meeting
          Meeting
 ............................................................
TabulationDominion Resources has   CNG has retained
          retained Corporate       Innisfree M & A
          Election Services, Inc.  Incorporated to
          to tabulate the proxies  tabulate the proxies
          and to assist with the   and to assist with the
          special meeting.         special meeting.
 ............................................................

  Dominion Resources and CNG shareholders should not send stock certificates to either company until they receive instructions from the Exchange Agent.

Appraisal Rights

  If the mergers are completed, CNG shareholders who do not vote for the adoption of the merger agreement and who otherwise comply with the procedures of Section 262 of the Delaware General Corporation Law will be entitled to appraisal rights under Delaware law. See THE MERGERS--Appraisal Rights of CNG Shareholders.

  Under Virginia law, Dominion Resources shareholders will not be entitled to appraisal rights. Under certain circumstances, the Virginia Stock Corporation Act entitles a shareholder to exercise appraisal rights upon a merger or consolidation. Appraisal rights would be available under Virginia law if Dominion Resources shareholders were required by the terms of the agreement to accept consideration other than, among other things, shares of stock of any corporation listed on a national securities exchange or cash, or a combination thereof. Since holders of Dominion Resources common stock will receive either cash, shares of stock listed on the New York Stock Exchange, or both under the terms of the merger agreement, they are not entitled to appraisal rights under Virginia law.

                                                                    The Mergers

                                  THE MERGERS

Overview

  The merger agreement provides for a two-step merger. In the first step, Dominion Resources will merge with New Sub I, its wholly owned subsidiary, and Dominion Resources will be the surviving corporation and will retain its existing structure. The first step is referred to as the First Merger. The second step, referred to as the Second Merger, involves either:

  . CNG merging with and into New Sub II, a wholly owned Delaware subsidiary of Dominion Resources, with New Sub II as the surviving company; or

  . CNG merging directly into Dominion Resources. In that case, Dominion
    Resources will be the surviving entity.

  The surviving company in the Second Merger will assume all the rights and obligations of CNG.

  In this document, we refer to the time when the First Merger is completed as the "Effective Time of the First Merger", and to the time when the Second Merger is completed as the "Effective Time of the Second Merger". The time when both mergers are completed is referred to as the "Effective Time."

 First Merger

  At the Effective Time of the First Merger, each issued and outstanding share of Dominion Resources common stock, without par value, will be converted, at the shareholder's election, into:

  (i) $43.00 in cash; or

  (ii) one share of Dominion Resources common stock,

in each case subject to proration if Dominion Resources shareholders elect to receive more or less than $1,251,055,526 (plus any cash paid for fractional shares), the aggregate amount to be paid in cash to Dominion Resources shareholders. Dominion Resources has the option to increase the amount of cash available for the cash election in the First Merger to an amount equal to $1,668,400,000 to more closely follow the actual elections of Dominion Resources shareholders as long as the increase in the cash consideration does not affect the desired tax treatment of the Second Merger. When completed, the First Merger will reduce Dominion Resources shares outstanding so that the Second Merger is less dilutive to earnings for Dominion Resources shares outstanding after the mergers.

 Second Merger

  At the Effective Time of the Second Merger, each issued and outstanding share of CNG common stock, $2.75 par value, will be converted, at the shareholder's election, into:

  (i) $66.60 in cash; or

  (ii) a number of shares of Dominion Resources common stock equal to the CNG Exchange Ratio, as defined below, plus cash equal to 1.52 times the excess, if any, of $43.816 over the Average Price (the Top-Up Amount), in each case subject to proration if CNG shareholders elect to exchange more or less than 38,159,060 shares of CNG common stock for cash (including any fractional shares exchanged for cash). However, Dominion Resources may reallocate the cash and shares of Dominion Resources stock to be received by CNG shareholders to more closely follow the actual elections of the CNG shareholders as long as the reallocation does not affect the desired tax treatment of the Second Merger. In addition, Dominion Resources is required to reduce the amount of cash and increase the number of shares issued pursuant to the Second Merger to the extent necessary to maintain the desired tax treatment of the Second Merger.

 The Mergers

  The "CNG Exchange Ratio" shall be equal to $66.60 divided by either (i) the Average Price of Dominion Resources common stock if such Average Price is greater than or equal to $43.816 or (ii) 1.52 if the Average Price of Dominion Resources common stock is less than $43.816.

  "Average Price" means the average of the closing prices on the New York Stock Exchange for the 20 consecutive Trading Days during the period ending on the tenth business day before closing.

  "Trading Day" means a day on which the New York Stock Exchange is open for trading.

  For a further discussion of the timing of the effect of the calculation of the exchange ratio on what shareholders will receive, see RISK FACTORS.

Background to the Mergers

  During late 1997 and early 1998, CNG reassessed its strategic plan in response to business changes caused by slower than expected unbundling of the gas and electric distribution businesses at the retail level and the company's decision to exit the wholesale energy business. Management then discussed and explored alternatives for increasing shareholder value with the CNG Board of Directors at its meetings throughout 1998.

  Throughout 1997 and the first half of 1998, Dominion Resources engaged in a number of acquisition transactions and considered a variety of strategic alternatives to enable it to compete and grow in the deregulating energy industry. Among the strategic alternatives Dominion Resources considered was the acquisition of regional gas or other electric utility companies. Dominion Resources' growth strategy and specific possible acquisition candidates were reviewed by the Dominion Resources Board of Directors at several meetings during this period. The Dominion Resources Board of Directors encouraged management to pursue a number of different strategic alternatives, including investigating the desirability of a transaction with CNG.

  During the fall of 1998, CNG conferred with Merrill Lynch on an ongoing basis as one of its principal investment advisors. During that same period, Dominion Resources was using Lehman Brothers informally to assist it in identifying and evaluating opportunities in the industry. Both companies were also consulting with their legal advisors during the fall of 1998 and early 1999 with respect to matters covered in this discussion. CNG's principal legal advisor was Cahill Gordon & Reindel (Cahill) and Dominion Resources' principal legal advisor initially was LeBoeuf, Lamb, Greene & MacRae, L.L.P. (LLG&M) and changed to Simpson Thacher & Bartlett (ST&B) upon LLG&M's withdrawal based upon a potential conflict with Columbia Energy Group (Columbia).

  George A. Davidson, Jr., Chairman and Chief Executive Officer of CNG, routinely met informally with leading industry executives throughout the summer and fall of 1998 to exchange views on energy industry trends. At one such dinner engagement, on September 8, 1998, Mr. Davidson and Thos. E. Capps, Chairman and Chief Executive Officer of Dominion Resources, included a discussion of their companies' respective business strategies in their conversation.

  The September 8, 1998 meeting was followed by several telephone conversations between Mr. Davidson and Mr. Capps. On October 8, 1998, Mr. Davidson and Mr. Capps met jointly with selected senior management and operating and marketing personnel from both companies in Pittsburgh, Pennsylvania to discuss the feasibility of locating new power generating facilities along CNG's pipeline system. The discussion led to other examples of how synergy might be developed between the two companies. On October 16, 1998, Dominion Resources' management reviewed a possible business combination with CNG with its Organization, Compensation and Nominating Committee (OC&N Committee) and the OC&N Committee agreed that management should begin discussions with CNG.

  On October 20, 1998, Stephen E. Williams, Senior Vice President and General Counsel, and David M. Westfall, Senior Vice President and Chief Financial Officer, of CNG met with Edgar M. Roach, Jr., Executive

                                                                    The Mergers

Vice President and Chief Financial Officer, and Thomas F. Farrell, II, Executive Vice President--Corporate Affairs, of Dominion Resources. At this meeting, Dominion Resources presented its views on the business rationale for a combination of the two companies. Following this meeting, Dominion Resources management conferred with its legal and investment banking advisors and, on October 27, 1998, Dominion Resources sent a letter to CNG expressing its interest in exploring a business combination with CNG.

  On November 9 and 10, 1998, CNG management presented information to the CNG Board of Directors related to strategic issues and the possibility of a merger or other combination with a variety of energy companies, including Dominion Resources. Following those meetings, CNG informed Dominion Resources that it was not prepared to consider a transaction with Dominion Resources at that time because it was still in the process of considering other strategic alternatives.

  An Ad Hoc Committee of the CNG Board of Directors, consisting of Richard P. Simmons, Paul E. Lego, Steven A. Minter, and J. W. Connolly as an advisor, was formed on November 10, 1998, to review business matters of the company. CNG management, along with representatives of Merrill Lynch, met with the Ad Hoc Committee on November 23, 1998, to review strategic alternatives available to CNG. At that meeting, Merrill Lynch was asked to provide further analysis on a possible combination of CNG with two gas and two electric companies, including Dominion Resources.

  On December 7, 1998, CNG management and the Ad Hoc Committee received a presentation by Merrill Lynch regarding four potential merger partners which represented different strategies. On December 8, 1998, the CNG Board agreed that management ought to have additional discussions with Dominion Resources to begin exploring a possible business combination. It was also considered appropriate for Mr. Davidson to contact Mr. Capps to schedule further discussions. On December 8, 1998, Mr. Davidson informed Mr. Capps of CNG's willingness to have further discussions, and meetings were scheduled for January 5, 1999. On December 17, 1998, Dominion Resources management updated the Dominion Resources OC&N Committee on the status of the possible merger.

  On January 5, 1999, CNG retained Merrill Lynch to act as its financial advisor in connection with the proposed business combination with Dominion Resources. Also on January 5, 1999, Mr. Capps and other senior Dominion Resources executives, Mr. Davidson and Mr. Westfall and representatives from Lehman Brothers and Merrill Lynch met in New York to discuss the potential benefits of a business combination of CNG and Dominion Resources. Both companies entered into confidentiality and standstill agreements with each other.

  On January 11, 1999, the Dominion Resources OC&N Committee met and received a report on the January 5 meetings. Following review of the report, the OC&N Committee supported management's continued discussion with CNG.

  Dominion Resources formally engaged Lehman Brothers on January 11, 1999, with respect to the merger with CNG. Also on January 11, 1999, Dominion Resources' representatives, CNG's representatives and representatives of Lehman Brothers and Merrill Lynch met in New York to review the potential business plan of a combined entity.

  During the period January 11, 1999, through January 15, 1999, representatives of both companies met to gain a better understanding of their respective business strategies and financial information and to begin negotiation of a merger transaction.

  On January 19, 1999, the CNG Board of Directors met to review data presented by Merrill Lynch. The Board expressed concerns about a merger transaction with Dominion Resources at that time, and asked management to gather additional information. Dominion Resources was informed that CNG wished to defer further merger discussions pending the receipt and analysis of additional information. On January 21, 1999, Dominion Resources management updated the OC&N Committee on these developments.

 The Mergers

  On January 25, 1999, discussions were resumed among the companies' senior management with more detailed information exchanged between CNG and Dominion Resources concerning their respective plans for their unregulated businesses and the details in their financial information. On February 4, 1999, CNG management and Merrill Lynch met with the Ad Hoc Committee of the CNG Board plus two other Board members, William S. Barrack and Raymond E. Galvin.

  On February 9, 1999, the CNG Board of Directors met to discuss the merits of the proposed transaction with Dominion Resources in general terms. Following that discussion, Mr. Davidson and Mr. Simmons, Chairman of the Ad Hoc Committee, were directed to meet with Mr. Capps, Mr. Farrell and Mr. Roach to define the parameters of the merger. The Dominion Resources Board met on February 11, 1999 and received presentations from management and Lehman Brothers. The Dominion Resources Board of Directors endorsed going forward with the merger discussions with CNG. Representatives of the companies met again on February 12, 1999, and held discussions on the terms of the merger agreement.

  During the period February 15, 1999 through February 21, 1999, representatives of the companies and their financial and legal advisors held numerous meetings to conduct due diligence and negotiate the terms of the merger. On February 18, 1999, Dominion Resources management met with the OC&N Committee to discuss the proposed merger. The merger was approved by the Dominion Resources Board of Directors on February 19, 1999, and, on that date, Dominion Resources submitted a written offer to CNG.

  On February 19, 1999, after receiving the Dominion Resources offer, the CNG Board of Directors approved the merger subject to satisfaction on the part of Mr. Davidson with respect to certain outstanding pooling-of-interests accounting issues since the transaction then being discussed was to have been accounted for as a pooling-of-interests. The CNG Board meeting was recessed in anticipation of continuing on February 21, 1999.

  On February 20, 1999, Mr. Davidson received a letter from Columbia, one of the gas utilities that the Ad-Hoc Committee of the CNG Board of Directors had considered at its meeting on November 23, 1998, expressing interest in a business combination which would either take the form of an acquisition of CNG for predominantly cash or a merger of equals on undefined terms. This proposal was subject to due diligence, financing and other substantial contingencies. On February 21, 1999, the CNG Board reconvened its meeting of February 19, was informed that Mr. Davidson was satisfied with respect to the pooling-of-interests accounting issues and received the report of Merrill Lynch on the possible transaction proposed by Columbia as compared to the transaction with Dominion Resources. The CNG Board unanimously reaffirmed its determination to accept the Dominion Resources proposal. The merger agreement was executed and delivered by both companies following the meeting of the CNG Board of Directors.

  The merger was announced on February 22, 1999.

  On April 18, 1999, Oliver G. Richard III, Chairman, President and Chief Executive Officer of Columbia, delivered a letter (the April 18 Letter) to Mr. Davidson with a formal proposal (the Columbia Proposal) for a negotiated merger transaction between CNG and Columbia. Shortly after delivery of the letter to CNG, Columbia publicly announced its proposal.

  The Columbia Proposal provided that CNG shareholders would receive $70 per share of CNG common stock, consisting of $24.50 in shares of Columbia common stock (with the actual number of shares based on Columbia's stock price at the closing and subject to a customary two-way collar) and $45.50 in cash. In addition, Columbia noted that its proposal was not subject to any financing conditions. The April 18 Letter also referred to strategic benefits to be achieved as a result of a combination of Columbia and CNG, including significant cost savings and other synergies. Finally, the April 18 Letter stated that if CNG did not respond favorably to the Columbia Proposal by May 3, 1999, Columbia would withdraw it.

  CNG announced on April 18, 1999, that it would review the proposal and would respond once a decision had been made. Pursuant to the terms of the merger agreement, Mr. Davidson subsequently informed Mr. Capps of the Columbia Proposal and Dominion Resources representatives were advised of new developments relating to the Columbia Proposal promptly.

                                                                   The Mergers


  In the days following the April 18, 1999 announcement of the Columbia Proposal through May 11, 1999, CNG's directors and officers continued to examine the Columbia Proposal and to consult with CNG's legal and financial advisors concerning their options and obligations.

  During late April and early May, 1999, Dominion Resources held numerous meetings and phone conferences with its legal and financial advisors to discuss the Columbia offer and its potential impact on the Dominion Resources/CNG transaction.

  On April 20, 1999, Dominion Resources verbally engaged Morgan Stanley Dean Witter to serve as co-financial advisor along with Lehman Brothers with respect to the possible acquisition or business combination with CNG.

  On April 21 and 22, 1999, executive management of Dominion Resources met with Lehman Brothers and Morgan Stanley Dean Witter.

  On April 21, 1999, the CNG Board, together with its counsel and its financial advisor, held a telephonic meeting at which the participants discussed the Columbia Proposal and the options available to the CNG Board. The CNG Board decided to request additional information from Columbia with respect to its proposal. On the same day, Mr. Davidson sent a letter to Mr. Richard requesting additional information regarding the Columbia Proposal.

  On April 26, 1999, CNG received a letter from Columbia containing additional details with respect to the Columbia Proposal, including information regarding the "customary two-way collar" built into the Columbia Proposal. Columbia proposed a collar based on Columbia share prices of between $57.50 and $38.60 (representing a 20% symmetrical collar around the closing price for Columbia common stock on April 16, 1999, the last trading day prior to the announcement of the Columbia Proposal). CNG held meetings with its legal and financial advisors to review and discuss the information received from Columbia and determine the next steps.

  On April 27, 1999, Mr. Davidson sent a letter, with a form of confidentiality and standstill agreement substantially similar to the Dominion Resources confidentiality agreement attached, to Mr. Richard asking whether Columbia would enter into that confidentiality agreement.

  On April 27, 1999, Mr. Capps sent a letter to each member of the CNG Board reemphasizing Dominion Resources' view that the agreed upon merger between Dominion Resources and CNG had superior strategic, financial, civic and social benefits. The letter also discussed certain views with respect to the Columbia offer.

  On April 28, 1999, Columbia responded in writing to the CNG request, noting certain issues relating to the standstill provisions of the draft confidentiality and standstill agreement. CNG, together with its financial and legal advisors, reviewed and discussed the response and possible alternative courses of action.

  On April 30, 1999, the CNG Board held a telephonic meeting to review the status of the Columbia Proposal. CNG's legal and financial advisors participated in the meeting. CNG sent a second letter requesting additional information regarding synergies and regulatory approvals to Columbia.

  On April 30, 1999, Mr. Capps held a conference call with the Dominion Resources Board to update them on the advice Dominion Resources had received from its advisors with respect to the Columbia offer. He also updated the Board on the progress of the Columbia offer to the extent Dominion Resources' management had knowledge of such progress.

  On May 3, 1999, Dominion Resources executed a written engagement letter with Morgan Stanley Dean Witter to serve as co-financial advisor along with Lehman Brothers with respect to the possible acquisition or business combination with CNG.

  On May 3, 1999, Columbia announced that it had extended its offer for CNG for another week, to May 10, 1999, after responding to CNG's request for more information. At this time, Columbia requested a meeting with CNG and its advisors to discuss regulatory matters and provided a form of confidentiality agreement it wanted CNG to sign.

 The Mergers


  On May 4, 1999, CNG responded to Columbia's request and commented on the confidentiality agreement.

  On May 5, 1999, Columbia advised that it would not require a confidentiality agreement from CNG in order to meet and provide the requested information on regulatory approvals and synergies.

  Mr. Capps held another update call with the Dominion Resources Board on May 5, 1999, once again briefing the directors on advice from Dominion Resources' advisors and the status of the Columbia offer.

  On May 7, 1999, CNG, together with its financial and legal advisors, attended a meeting with Columbia and its financial and legal advisors. At the meeting, representatives of Columbia furnished information which addressed regulatory aspects of the proposed transaction and the synergies anticipated in a Columbia/CNG transaction. Columbia also informed CNG and issued a press release stating that it would be sending CNG a definitive merger agreement on Saturday, May 8, 1999, for consideration by the CNG Board and that the agreement would be binding on Columbia until 5:00 p.m., Monday, May 10, 1999, unless CNG's Board of Directors issued a notice of termination to Dominion Resources by that deadline, in which case Columbia's proposal would remain binding until 5:00 p.m. on Wednesday, May 12, 1999.

  CNG held discussions with its financial and legal advisors to discuss the status of, and to compare the terms of, the competing proposals.
Representatives of the financial advisors for CNG and Dominion Resources discussed the possibility of a revised Dominion proposal without coming to any conclusions.

  Late on the afternoon of May 8, 1999, CNG received the Columbia definitive merger agreement. CNG and its financial and legal advisors reviewed the agreement and held several conference calls and meetings from May 8 through May 10, 1999 to discuss the terms and provisions of the agreement. Also on May 8, 1999, conversations continued between representatives of the financial advisors of Dominion Resources and CNG regarding the merger consideration of the Dominion Resources proposal.

  On May 10, 1999, CNG advised Columbia that the CNG Board would consider the Columbia Proposal at its regular meeting on May 11, 1999. Columbia thereafter announced that it had extended the expiration of its proposal until 5:00 p.m. on Tuesday, May 11, 1999. On May 10, 1999, Columbia provided CNG with its comparison of the two proposals under consideration by CNG and requested that copies of the letter be provided to the CNG Board.

  On May 10, 1999, the Dominion Resources Board met and received a presentation from management with respect to a revised offer for CNG stock. Dominion Resources' legal advisors and financial advisors also participated in the meeting. Lehman Brothers offered an oral fairness opinion with respect to the revised offer for CNG common stock. At that meeting, the Dominion Resources Board of Directors approved the revised stock and cash combination offer for all outstanding shares of CNG common stock. Thereafter, Dominion Resources communicated its revised offer to CNG for consideration by the CNG Board.

  Lehman Brothers delivered a written opinion dated May 11, 1999, that the consideration to be paid to the holders of CNG common stock is fair to Dominion Resources.

  On May 11, 1999, the CNG Board of Directors reviewed the Columbia Proposal and the revised offer from Dominion Resources. CNG's financial and regulatory advisors made presentations to the CNG Board and members of management and CNG's legal advisors were present and participated in the discussion. Merrill Lynch offered an oral fairness opinion with respect to the merger consideration to be received from Dominion Resources and subsequently delivered its written fairness opinion dated as of May 11, 1999. The CNG Board unanimously approved the revised merger proposal from Dominion Resources and rejected the unsolicited proposal from Columbia.

                                                                    The Mergers

  CNG informed Dominion Resources and Columbia of its decision and entered into the amended and restated merger agreement with Dominion Resources as of May 11, 1999. Columbia announced that its offer had expired and on May 12, 1999, that it did not intend to pursue a further offer to acquire CNG.

Reasons for the Mergers

  The mergers of Dominion Resources and CNG will result in an integrated electric and natural gas company, serving nearly four million retail customers in five states. Your companies believe the combined company will be well positioned to be successful in the increasingly competitive energy marketplace, in particular in the Northeast quadrant of the United States. We expect the mergers to enhance shareholder value more than either company could do on its own. The combined company should have three elements key to success in the competitive energy marketplace--size; geographic focus in strong regional markets; and efficient assets in the right locations.

   .Increase in Scale, Scope and Skills

    The mergers will result in the combined company having pro forma 1998 assets of $28.0 billion as of March 31, 1999 and revenues of $8.8 billion for the year ended December 1998. Dominion Resources and CNG believe that the combined company's increased size and scope will improve its opportunities for expansion, allowing the company to offer a broad line of energy products. The combination will expand and diversify Dominion Resources' core customer base from approximately two million retail customers in two states to four million retail customers in five states. The mergers align successful leaders with seasoned managers proven in the competitive marketplace.

    As a result, the combined company should have the scale, scope and skills to be successful in the competitive energy marketplace.

   .Compatible Geographic Markets

    The proposed mergers are consistent with Dominion Resources' previously announced strategy of growing in the Northeast quadrant of the U.S.-- covering the Midwest, Mid-Atlantic and Northeast portions of the U.S. This region is referred to as MAIN-to-Maine. The first MAIN refers to the Mid-America Interconnected Network. It covers the states of Missouri, Illinois, Wisconsin, Michigan and Indiana. The reference to the State of Maine designates the northeast end of this region. Virginia represents the southern boundary of this region. This area is the source of approximately 40 percent of the nation's demand for energy.

    Dominion Resources and CNG believe that the mergers will give the combined company the platform it needs for growth in a region that is rapidly deregulating, allowing the company to market its portfolio of energy products to a broad customer base. In the states where our companies already have operations, there are an estimated 16 million power customers not currently serviced by Virginia Power. There are an estimated eight million additional natural gas customers not currently served by CNG. Millions of prospective customers live in adjoining states. Your companies intend to seek out these prospective customers.

    Dominion Resources has most of its electric power assets in several of the region's states and has gas reserves located within, or transportable to, the region. The proposed mergers give it a strong platform for growth, allowing it to more rapidly and effectively compete in the emerging electric retail competition markets in states where CNG currently has facilities. Pennsylvania and Ohio, especially, have strong policies encouraging new competition. For CNG, the mergers give it a broader platform in Virginia and North Carolina, the primary service area of Dominion Resources' principal subsidiary, Virginia Power.

   .Efficient and Well Located Assets

    Dominion Resources and CNG combined will have storage, transportation and electric power production capability concentrated in the Northeast and Mid-Atlantic region.

 The Mergers

    The combined company will have an energy portfolio (including purchased power) of approximately 20,000 megawatts, over 2.9 trillion cubic feet equivalent in natural gas and oil reserves producing over 300 billion cubic feet equivalent annually. It will operate a major interstate gas pipeline system and the largest natural gas storage system in North America with almost 900 Bcfe of storage. The combined company will rank as the ninth largest independent oil and gas producer in the United States measured by reserves. The combined company will have more than 5,000 miles of electric transmission lines. These power lines are well located to transmit power from low-cost producers in the Southeast, including Virginia Power, into higher-cost markets in the Northeast and Midwest, including CNG's service territory. The combined company's assets are well positioned to serve the MAIN to Maine region.

    Your companies believe a strategic advantage of the mergers is a better positioned exploration and production portfolio. After the mergers, the combined company will have a well balanced mix of offshore and onshore properties. This should reduce the risk profile of the exploration and production operations.

Other Reasons For The Mergers

  When the mergers are complete your companies expect to enhance revenues through integration of our complementary businesses. Our combined company will have the following primary businesses:

  . retail natural gas and electricity sales;

  . wholesale natural gas and electricity sales;

  . natural gas exploration and production activities;

  . electric generation; and

  . international operations.

  We intend to integrate these complementary businesses. We will not only serve our existing retail customers and wholesale customers, but will reach out to new customers as a full-service energy provider as deregulation proceeds.

  In addition, the mergers will enable the combined company to realize cost savings from elimination of duplicate corporate and administrative programs, greater efficiencies in operations and business processes, and streamlined purchasing practices.

Post-Merger Business Plan

  Dominion Resources generally does not make public projections as to future sales, earnings, or other results. However, Dominion Resources has analyzed the possible economic consequences of the mergers and combined this analysis with its internal projections for its existing businesses and with information provided by CNG concerning its view of the future for Dominion Resources' initial post-merger business plan for the period 1999-2004. Since this analysis has been disclosed during the merger process, the company believes it should be included in this joint proxy statement/prospectus for all shareholders. Dominion Resources' management believes that the accompanying prospective financial information was prepared on a reasonable basis to reflect the best currently available estimates and judgments. It also presents to the best of management's knowledge and belief, the expected course of action and the expected future financial performance of the combined company. However, this information is not fact and should not be relied upon as necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to make any investment decision based on the prospective financial information.

  Neither Dominion Resources' nor CNG's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. While management believes that these projections have been prepared on a reasonable basis, this information was not developed in accordance with the guidelines established by the American Institute of Certified Public Accountants.

                                                                    The Mergers

  This plan is the product of many assumptions and is subject to substantial uncertainties. See FORWARD- LOOKING STATEMENTS on page 16. It assumes, among other things, that all necessary approvals to close the mergers and to implement plans to integrate the two companies will be obtained by the end of 1999. Dominion Resources' five-year business plan is based on the assumption that the mergers will be completed by the end of 1999.

  Dominion Resources' intention for the combined company would be to maximize long-term shareholder value through growth in earnings and cash flow. The plan projects annualized earnings per share growth of 8 to 10 percent, allowing Dominion Resources to maintain the current dividend level of $2.58 per share while lowering the dividend payout ratio from 84 percent in 1999 to 55 percent in 2004. Operating cash flow is projected to increase from $2,005 million in 1999 to $2,595 million in 2004 and free cash flow (cash flow after dividends and capital expenditures) is projected to increase from $(955) million in 1999 to $195 million in 2004. The business plan assumes that capital expenditures will be funded through a combination of cash flow and external financing. Initially, the combined company's capital structure is expected to be 32.5 percent common equity and 67.5 percent debt and preferred securities. Equity is expected to increase to 43.5 percent of the overall capital structure in 2004 as a result of cash generated from divestitures of non-core assets, free cash flow, and conversion of mandatory convertible securities expected to be issued in connection with the acquisition financing.

  The plan projects total earnings of $925 million in 1999, growing to $1,120 million in 2004. Earnings per share is expected to grow from an estimated $3.05 in 1999 for Dominion Resources prior to the mergers to $4.66 in 2004 for the combined entity. Total earnings growth projections reflect pretax merger synergies (principally revenue enhancements and cost savings resulting from Dominion Resources' combination with CNG) totaling $730 million over the five-year period. Earnings contributions from the combined company's regulated businesses are projected to grow from $685 million in 1999 to $870 million in 2004. Principal drivers of growth in the regulated businesses are expected to include opportunities created by deregulation of electric generation in Virginia, customer growth, cost control/merger synergies and control of regulated capital expenditures. Earnings contributions from the oil and gas exploration and production (E&P) business are projected to grow from $130 million in 1999 to $290 million in 2004, driven by improvement in lifting, finding and developing costs and production growth. Earnings contributions from retail and wholesale power marketing activities are projected to increase from $20 million in 1999 to $150 million in 2004. The retail and wholesale marketing businesses will be driven by the incumbent customer base in deregulating markets and exploitation of low-cost generation sources and existing trading skills at Virginia Power. Contributions from the electric generation business are projected to grow from $20 million in 1999 to $40 million in 2004, driven by the leveraging of CNG infrastructure through new site development, gas/electric arbitrage and exploitation of opportunities in high-cost markets. These segment earnings exclude certain corporate overheads and merger related financing costs, as well as Dominion Capital earnings of $75 million in year 1999. The net of these other items is $70 million in 1999 and $(230) million in 2004.

  Anticipated total capital expenditures in the business plan for 1999-2004 are $11.9 billion, with the following breakdown by business:

 .Regulated businesses: $5.5 billion

 .Exploration and production: $4.1 billion

 .Retail and wholesale marketing: $0.1 billion

 .Electric generation: $0.9 billion

 .Other: $1.3 billion

  Debt is projected to decrease over the period from $14.9 billion to $11.8 billion, while the book value of common equity is expected to increase from $7.7 billion to $9.8 billion. Debt may be reduced with the proceeds from divestitures of non-core assets, while the increase in common equity is expected to result from increases in retained earnings. The business plan reflects the repurchase of approximately 20 percent of outstanding Dominion Resources stock (38 million shares) at the time of the combination with CNG and assumes no new issuances of common equity over the five-year period except for equity issued in connection with any Convertible Securities. Dividends at the current rate would require payment of $690 million in 1999, $625 million in 2000 and $620 million per year in 2001-2004.

 The Mergers


  Dominion Resources has also considered the impact that this earnings growth might be expected to have on the combined company's stock price based on multiples applied by the marketplace to other somewhat similarly situated industry participants. It believes current price/earnings multiples for Dominion Resources stock are based, among other things, on analysts' estimates of stand-alone earnings growth in the 5 to 6 percent range. Achievement of the combined company's business plan growth rate of 8 to 10 percent has been estimated to potentially result in an increase of three multiple points to the price/earnings ratio. Assuming a three-point multiple expansion, earnings assumed in the business plan, and reinvestment by shareholders of dividends into Dominion Resources common stock, it is estimated that the combined company's shares can potentially provide a higher total shareholder return over the business plan period ending December 31, 2004 than either Dominion Resources or CNG could generate on a stand-alone basis.

Recommendations of the Boards of Directors

 Dominion Resources

  The Dominion Resources Board of Directors, by unanimous vote, approved and adopted the merger agreement, including the issuance of Dominion Resources common stock in accordance with the merger agreement, and determined that the mergers are in the best interests of the company and its shareholders. The Board of Directors also, by unanimous vote, has approved the amendment to the Dominion Resources Articles of Incorporation. The Dominion Resources Board of Directors recommends that Dominion Resources shareholders vote FOR the approval and adoption of the merger agreement with respect to the First Merger; FOR the approval and adoption of the merger agreement, including the issuance of shares, in connection with the Second Merger; and FOR the amendment to the Articles of Incorporation.

  Dominion Resources has been developing a strategy to compete in the deregulating energy industry. As part of that strategy, the Board of Directors believes that to be successful going forward, the company must have a broad scale and scope, must focus on strong energy markets and must have efficient and well-located assets. When considering whether to approve and recommend the merger with CNG, the Board felt that CNG contributed to all of these factors.

  In its review of the proposed transaction, the Dominion Resources Board of Directors was assisted by management and by its financial, investment banking and legal advisors. In addition to considering the guidance it received from its advisors, the Dominion Resources Board of Directors took into account various strategic, financial, legal and tax factors, including those described above in THE MERGERS--Reasons for the Mergers.

  The Board compared the mergers and other strategic growth alternatives with other similar gas and electric utility mergers that have begun a trend of integration in the increasingly competitive energy industry. By diversifying the product offered (gas or electricity) and spreading assets geographically, the Board believes this type of business combination can ease the risks of the changing energy industry. The Board also feels that the combined company will be financially stronger and will have more opportunities than the company would have had access to on its own.

  The Board also analyzed various risks of the mergers, including:

  .whether the benefits sought from the mergers would be realized;

  . whether the amount of work required by the mergers would divert management's attention and increase expenses;

  . whether the regulatory approvals would be obtained;

  . whether the difficulties of integrating two large and geographically and operationally distinct companies could be overcome; and

  . whether the issuance of the company's stock to CNG shareholders would dilute the value of the company's stock.

                                                                    The Mergers


  In considering the revised offer the Board also considered, among other factors, the effect:

  . of the revised offer on dilution of the company's stock;

  . on the company's stock price;

  . on accounting treatment for the transaction; and,

  . on the companies' balance sheet ratios.

  The Board also discussed potential asset divestiture of Dominion Resources' non-core assets.

  After considering these and other risks, the Board concluded that the potential benefits of the proposed mergers outweighed the risks and any disadvantages.

  It is important to note that no one factor was the reason for any individual director's decision and that each director attached his or her own weights to the many factors considered. However, based on the total mix of information available to them, all directors determined to approve and recommend the mergers to Dominion Resources shareholders. They felt that the strategic, operational and financial opportunities the transaction presents will enhance Dominion Resources shareholder value and that shareholders should stand to benefit in the future by holding ownership interests in the combined entity.

 CNG

  The CNG Board of Directors, by unanimous vote, has approved and adopted the merger agreement, believes the Second Merger is fair and in the best interests of CNG and CNG shareholders and is advisable, and recommends that CNG shareholders vote FOR, approve and adopt the merger agreement.

  In considering the recommendation of the CNG Board of Directors with respect to the merger agreement, CNG shareholders should be aware that certain members of the CNG Board of Directors and CNG employees have interests in the Second Merger, that are different than, or in addition to, the interests of shareholders of CNG generally. The CNG Board of Directors was aware of these interests and considered them, among other matters, in approving the merger agreement. See Interest of Certain Persons in the Mergers.

  In engaging in the process of screening and evaluating potential strategic merger candidates and in reaching its determination to approve and recommend the merger agreement, the CNG Board of Directors was motivated by its desire to position CNG to meet the challenges of the changing energy industry environment and thereby to assist the holders of CNG common stock to realize the benefits of the opportunities, and to avoid the risks, presented by such changing environment.

  In its deliberations with respect to the merger agreement, the CNG Board of Directors consulted with CNG management and the financial and legal advisors to CNG. The factors considered by the CNG Board of Directors include those enumerated below. While all of these factors were considered by the CNG Board of Directors, the CNG Board of Directors did not make determinations with respect to each such factor. Rather, the CNG Board of Directors made its judgment with respect to the merger agreement based on the total mix of information available to it, and the judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

  The factors considered by the CNG Board of Directors in evaluating the initial merger agreement included the following:

  . its knowledge of the business, operations, assets, properties, operating results and financial condition of CNG;

  . CNG's strategic alternatives, including the prospects of positioning CNG for the future and enhancing long-term shareholder value by remaining an independent company or by effecting a strategic business combination with another party;

 The Mergers


  . information concerning CNG's prospects as an independent company;

  . information concerning the financial position, results of operations, businesses, competitive position and prospects of a business combination with Dominion Resources, including the amount of stranded investment;

  . the philosophy of the management of Dominion Resources, especially as it relates to the means of meeting the challenges of industry change and compatibility with that of CNG management;

  . the prospects of regulatory approval, at each level of regulation, of a combination with Dominion Resources;

  . the opportunities for cost savings as a result of a business combination with Dominion Resources;

  . the extensive information developed during the period of the screening process discussed under Background to the Mergers with respect to Dominion Resources as well as the extensive and inclusive nature of the screening process itself;

  . the comparative market capitalization, debt-to-equity ratio and financial strength of CNG as an independent company and a combination of CNG with Dominion Resources;

  . the effects of the changing regulatory environment and increased competition in the energy industry;

  . the recent trend in the utility industry toward consolidation and strategic partnerships that create larger, stronger companies made to face an increasingly competitive environment;

  . specifically, with respect to a business combination with Dominion
    Resources:

    (a) the exchange ratio and recent trading prices for CNG common stock and Dominion Resources common stock;

    (b) the opportunity for the shareholders of CNG to receive a premium over the market price for their CNG common stock immediately prior to announcement of the merger agreement;

    (c) the anticipated positive effects of the initial merger proposal on CNG shareholders;

    (d) the terms of the merger agreement, which provide for reciprocal representations and warranties, conditions to closing and rights to termination, balanced rights and obligations and protection for employees of CNG (as discussed under THE MERGER AGREEMENT);

    (e) the tax and accounting treatment for the initial merger proposal;
        and

    (f) the presentations made by Merrill Lynch to the CNG Board of Directors during the screening process, including information regarding CNG as an independent entity and CNG in combination with Dominion Resources (as well as others) and the opinion of Merrill Lynch rendered to CNG Board of Directors on February 19, 1999 that, as of such date, the exchange ratio was fair, from a financial point of view, to CNG shareholders. See Opinion of CNG's Financial Advisors.

  During its deliberations regarding the Second Merger and the merger agreement (and, indeed, during the screening process), the CNG Board of Directors also analyzed certain risks associated with the Second Merger. The CNG Board of Directors was advised regarding the risks of obtaining regulatory approval for the Second Merger at all levels of regulation and the potential for a negative effect on its credit rating following the Second Merger. After reviewing these matters thoroughly, the CNG Board of Directors determined that the benefits of the Second Merger outweighed any risks entailed in these matters.

  At its meeting on May 11, 1999, the CNG Board unanimously approved the terms of the revised merger agreement with Dominion Resources and the related transactions, determined that the terms of the Second Merger are in the best interests of CNG and CNG shareholders and recommended approval and adoption of the merger agreement by the shareholders of CNG. In addition, the CNG Board unanimously rejected the merger proposal from Columbia.

                                                                    The Mergers


  In its deliberations with respect to the merger agreement, the CNG Board consulted with CNG management and its financial, legal and regulatory advisors. The CNG Board compared the value provided to CNG shareholders by the two proposals, considered the strategic aspects of the two proposals and undertook a thorough review of the regulatory situation. In particular, the CNG Board considered, among other things, that:

  . under the merger agreement, CNG shareholders would receive a combination of Dominion Resources common stock and cash with a value of $66.60 per CNG share based on stock values determined during a twenty day pricing period shortly before the closing;

  . the opinion of Merrill Lynch rendered to the CNG Board on May 11, 1999 that, as of such date, the merger consideration was fair, from a financial point of view, to CNG shareholders;

  . the common stock portion of the merger consideration will be tax-free to CNG shareholders;

  . Dominion Resources' stated intent to maintain its current dividend of $2.58 per share; and

  . the expected timing for receipt of regulatory approvals and completion of the transaction.

  After careful consideration, the CNG Board concluded that the revised Dominion Resources transaction is better for CNG shareholders due to its certainty and timing, the strategic benefits of a gas and electric combination, and the upside potential to shareholders of an investment in the combined company.

  CNG believes that the Second Merger will provide strategic and operational opportunities that would be unavailable to CNG as an independent company and will enable CNG and its shareholders to participate in a significantly larger and more diverse company. Through the pooling of common stock equity, management, human resources and technical expertise and coordination in the use of the facilities of CNG and Dominion Resources, CNG believes the combined company will be better able to meet the competitive environment for the delivery of energy and services than would CNG as a stand-alone enterprise. CNG also believes that the combined entity will be better able, in the long term, to achieve benefits of increased financial stability and strength, improved and unified management and efficiencies of operations than would CNG as an independent company.

What Shareholders Will Receive in the Mergers

  The merger agreement provides for a two-step merger. The first step is referred to as the First Merger. In the first step, Dominion Resources will merge with New Sub I, its wholly owned subsidiary, and Dominion Resources will be the surviving corporation and will retain its existing structure. The second step, referred to as the Second Merger, involves either:

  . CNG merging with and into New Sub II, a wholly owned Delaware subsidiary of Dominion Resources, with New Sub II as the surviving company; or

  . CNG merging directly into Dominion Resources. In that case, Dominion
    Resources will be the surviving entity.

  The surviving company in the Second Merger will assume all the rights and obligations of CNG.

  In this document, we refer to the time when the First Merger is completed as the "Effective Time of the First Merger", and to the time when the Second Merger is completed as the "Effective Time of the Second Merger". The time when both mergers are completed is referred to as the "Effective Time."

 The Mergers

 First Merger

  At the Effective Time of the First Merger, each issued and outstanding share of Dominion Resources common stock, without par value, will be converted at the shareholder's election into:

  (i) $43.00 in cash; or

  (ii) one share of Dominion Resources common stock,

in each case subject to proration if Dominion Resources shareholders elect to receive more or less than $1,251,055,526 (plus any cash paid for fractional shares), the aggregate amount to be paid in cash to Dominion Resources shareholders. Dominion Resources has the option to increase the amount of cash available for the cash election in the First Merger to an amount no greater than $1,668,400,000 to more closely follow the actual elections of Dominion Resources shareholders as long as the increase in the cash consideration does not affect the desired tax treatment of the Second Merger. When completed, the First Merger will reduce Dominion Resources shares outstanding so that the Second Merger is less dilutive to earnings for Dominion Resources shares outstanding after the mergers.

 Second Merger

  At the Effective Time of the Second Merger, each issued and outstanding share of CNG common stock, $2.75 par value, will be converted, at the shareholder's election, into:

  (i) $66.60 in cash; or

  (ii) a number of shares of Dominion Resources common stock equal to the CNG Exchange Ratio, as defined below, plus cash equal to 1.52 times the excess, if any, of $43.816 over the Average Price (the Top-Up Amount), in each case subject to proration if CNG shareholders elect to exchange more or less than 38,159,060 shares of CNG common stock for the cash consideration. However, Dominion Resources may reallocate the cash and shares of Dominion Resources stock to be received by CNG shareholders to more closely follow the actual elections of the CNG shareholders as long as the reallocation does not affect the desired tax treatment of the Second Merger. In addition, Dominion Resources is required to reduce the amount of cash and increase the number of shares issued pursuant to the Second Merger to the extent necessary to maintain the desired tax treatment of the Second Merger.

  The "CNG Exchange Ratio" shall be equal to $66.60 divided by either (i) the Average Price of Dominion Resources common stock if such Average Price is greater than or equal to $43.816 or (ii) 1.52 if the Average Price of Dominion Resources common stock is less than $43.816.

  "Average Price" means the average of the closing prices on the New York Stock Exchange for the 20 consecutive Trading Days during the period ending on the tenth business day before closing.

  "Trading Day" means a day on which the New York Stock Exchange is open for trading.

  For a further discussion of the timing of the effect of the calculation of the exchange ratio on what shareholders will receive, see RISK FACTORS.

  In the case of a shareholder who does not indicate a preference for cash, stock or a combination of cash and stock, Dominion Resources will determine whether cash, stock or a combination of cash and stock will be distributed to the shareholder.

  As a result of the limitations described above, the amount of cash and stock received by shareholders may differ from their actual elections. If Dominion Resources common stock is over-subscribed by the shareholders of either company, a shareholder of that company who elected Dominion Resources common stock may receive part of his consideration in the form of cash. If cash is over-subscribed by the shareholders of either company, a shareholder of that acompany who elected cash may receive part of his consideration in the form of Dominion Resources common stock.

                                                                   The Mergers


  At least 30 and no more than 90 days before the anticipated day of the closing of the mergers, an exchange agent selected by Dominion Resources (the Exchange Agent) will mail a form of election to each shareholder of record (as of a record date to be determined by Dominion Resources and CNG) of Dominion Resources and CNG common stock.

  Shareholders who hold certificated shares will receive cash for any fractional share of Dominion Resources common stock due from the mergers. However, shares held in certain of CNG's or Dominion Resources' stock plans may maintain fractional shares. CNG and Dominion Resources shareholders should not send in their common stock certificates until they receive further instructions.

  Following the mergers, current Dominion Resources shareholders will own approximately 65 percent of the combined company and current CNG shareholders will own approximately 35 percent of the combined company.

Source of Funds

  Dominion Resources plans to initially finance the cash component of the mergers with an expanded commercial paper program. The commercial paper program will be backed by a combination of short-term and long-term credit facilities similar to those currently in place.

  After the closing of the mergers, Dominion Resources anticipates replacing a significant portion of the commercial paper program with proceeds from:

  . the issuance of debt, preferred, and/or convertible securities;

  . the timely divestiture of Dominion Resources' financial services subsidiary, Dominion Capital, Inc.; and

  . the sale of other non-core assets which do not support the combined company's MAIN to Maine strategy.

  The acquisition capital structure will approximate 30 percent common equity and 70 percent debt and convertible securities. As a result of the acquisition financing, the consolidated capital structure will approximate 60 to 65 percent debt securities, 5 to 10 percent preferred securities, and 30 to 35 percent common equity. Dominion Resources anticipates improving its consolidated capital structure by significantly reducing debt levels through cash generated by the asset divestitures described above, issuance of preferred and/or convertible securities and from cash flow from operations.

Dividends

  The merger agreement places restrictions on Dominion Resources' and CNG's ability to declare or pay dividends, split, combine or reclassify their capital stock or redeem, repurchase or otherwise acquire any shares of their capital stock other than in the ordinary course or according to previously announced plans pending closing of the mergers. The merger agreement does not restrict Dominion Resources' and CNG's ability to declare or pay regular annual dividends of $2.58 per share of Dominion Resources common stock or $1.94 per share of CNG common stock with usual record and payment dates.

  The current annual dividend for Dominion Resources is $2.58 per share. Dominion Resources' targeted payout ratio of dividends to earnings is 70 percent to 75 percent. At present, the payout ratio is higher. Dominion Resources' business plan projects that the targeted ratio will be achieved within two years post closing through earnings growth. Therefore, Dominion Resources' dividend will be maintained at its current level. See THE MERGERS-- Post-Merger Business Plan.

 The Mergers

Management of Dominion Resources Following the Mergers

 Chief Executive Officer

  If the mergers become effective before August 1, 2000, George A. Davidson, Jr. will be Chairman of the Board of Directors and Thos. E. Capps will be Vice-Chairman and President and Chief Executive Officer of Dominion Resources. Mr. Davidson will serve as Chairman of the Board of Directors until his previously announced retirement on August 1, 2000. Mr. Capps will reassume his position as Chairman of the Board of Directors upon the earlier of Mr. Davidson's retirement or August 1, 2000.

 Other Management

  Other than the positions of Mr. Capps and Mr. Davidson, the remaining executive positions have not been determined, but decisions will be made before the consummation of the mergers. The executive officers will consist of certain members of Dominion Resources' senior management and certain members of CNG's senior management.

 Board of Directors

  After the mergers, the Dominion Resources Board of Directors will have 17 members, 10 of whom will be designated by Dominion Resources and seven of whom will be designated by CNG. Dominion Resources expects to name Mr. Capps as one of its designees, and if the mergers become effective before August 1, 2000, CNG plans on naming Mr. Davidson as one of its designees. Each of CNG and Dominion Resources intends to designate the remaining board members prior to the consummation of the mergers.

 Committees

  The Board of Directors of Dominion Resources will have at least three committees:

  . Audit;

  . Organization, Compensation and Nominating; and

  . Finance.

  CNG designated directors will have a proportionate number of representatives on each committee. A director nominated by CNG will chair the finance committee.

 Operations

  Dominion Resources will continue to use the name Dominion Resources and be headquartered in Richmond, Virginia. The combined company will continue to maintain a significant operating office in Pittsburgh, Pennsylvania.

Opinion of Dominion Resources' Financial Advisor

  Dominion Resources engaged Lehman Brothers Inc. (Lehman Brothers) to act as Dominion Resources' financial advisor in connection with the mergers. On May 11, 1999, Lehman Brothers delivered its opinion to the Dominion Resources Board of Directors to the effect that as of such date and based upon and subject to certain matters stated therein, from a financial point of view, the consideration to be paid to the holders of CNG common stock was fair to Dominion Resources.

  The full text of the written opinion of Lehman Brothers is included as Appendix B to this document. Holders of Dominion Resources common stock may read such opinion for a discussion of the assumptions made, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of Lehman Brothers' opinion.

                                                                    The Mergers


  In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to Dominion Resources or CNG but made its determination as to the fairness of the consideration on the basis of the financial and comparative analyses described below. Lehman Brothers' advisory services and opinion were provided for the use and benefit of the Dominion Resources Board of Directors and were rendered to the Dominion Resources Board of Directors in connection with its consideration of the mergers. Lehman Brothers' opinion does not constitute a recommendation to any holder of Dominion Resources common stock as to how such holder should vote with respect to the mergers. Lehman Brothers was not requested to opine as to, and its opinion does not address, Dominion Resources' underlying business decision to proceed with or effect the mergers.

  In arriving at its opinion, Lehman Brothers reviewed and analyzed:

    (1) the merger agreement and the specific terms of the mergers, including provisions therein relating to corporate governance and management of Dominion Resources following the mergers;

    (2) such publicly available information concerning Dominion Resources and CNG that Lehman Brothers believed to be relevant to its analysis, including their respective Annual Reports on Form 10-K for the fiscal year ended 1998;

    (3) financial and operating information with respect to the businesses, operations and prospects of Dominion Resources and CNG as furnished to Lehman Brothers by Dominion Resources and CNG, respectively;

    (4) a trading history of Dominion Resources common stock from January 1, 1994 to May 10, 1999 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, including CNG;

    (5) a trading history of the CNG common stock from January 1, 1994 to May 10, 1999 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, including Dominion Resources;

    (6) a comparison of the historical financial results and present financial condition of Dominion Resources and CNG with those of other companies that Lehman Brothers deemed relevant;

    (7) a comparison of the financial terms of the merger agreement with the financial terms of certain other recent transactions that Lehman Brothers deemed relevant;

    (8) the relative pro forma financial contributions of Dominion Resources and CNG to the combined company upon consummation of the mergers;

    (9) the potential pro forma impact of the mergers on Dominion Resources (including the cost savings, operating synergies and strategic benefits expected by the management of Dominion Resources and CNG to result from the mergers); and

    (10) certain estimates of oil and natural gas reserves and production provided by Dominion Resources and CNG.

  In addition, Lehman Brothers had discussions with the management of Dominion Resources and CNG concerning their respective businesses, operations, assets, financial conditions, reserves, production profiles, exploration programs and prospects (including the cost savings, operating synergies and strategic benefits expected by the management of Dominion Resources and CNG to result from a combination of the businesses of Dominion Resources and CNG) and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

  In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information and further relied upon the assurances of the management of Dominion Resources and CNG that they were not aware of any facts or circumstances that would make such information

 The Mergers

inaccurate or misleading. With respect to the financial projections of Dominion Resources, CNG and the combined company, upon advice of the management of Dominion Resources and CNG, Lehman Brothers assumed that such projections had been reasonably prepared on a basis reflecting the then best currently available estimates and judgments of the management of Dominion Resources and CNG, as the case may be, as to their respective future financial performance and that Dominion Resources and CNG will perform in accordance with such projections. With respect to the cost savings, operating synergies, and strategic benefits projected by the management of Dominion Resources and CNG to result from the mergers, Lehman Brothers assumed that such cost savings, operating synergies and strategic benefits will be realized substantially in accordance with such projections. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Dominion Resources or CNG and did not make or obtain from third parties any evaluations or appraisals of the assets or liabilities of Dominion Resources or CNG. Lehman Brothers' opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion letter.

  In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Dominion Resources or CNG. Any estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

 Valuation Analyses

  Lehman Brothers prepared the CNG valuation before considering the pro forma impact of any cost savings, operating synergies or strategic benefits resulting from the mergers. In determining valuation, Lehman Brothers used the following methodologies: discounted cash flow analysis, comparable transaction analysis and comparable company trading analysis. In applying these methodologies, Lehman Brothers utilized a segment approach and a whole company approach. The segment approach involved valuing CNG's individual business units separately (by applying appropriate discount rates and multiples to each business unit). The relevant business units were natural gas transmission, natural gas distribution, Exploration and Production and other operations, such as international. The whole company approach involved valuing CNG by applying to consolidated financial data a range of discount rates and terminal value multiples based on the composition of the company's businesses. The whole company and segment valuation approaches were used to generate a reference enterprise value range. For each valuation methodology, where relevant, the reference enterprise value range was adjusted for appropriate on- and off-balance sheet assets and liabilities, such as debt, cash (including options proceeds) and indicative values for other operations (such as international) that were based upon book value, in order to arrive at a common equity value range (in aggregate dollars and dollars per common share). The implied equity value ranges derived using the various valuation methodologies listed above all supported the conclusion that the merger consideration is fair to Dominion Resources from a financial point of view. These various valuation analyses are summarized below.

  Certain of the analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. In addition, considering any

                                                                    The Mergers

portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Lehman Brothers' opinion.

 Discounted Cash Flow Analysis

  Lehman Brothers prepared an after-tax cash flow model for the period from January 1, 1999 through December 31, 2004 based on information provided by CNG utilizing whole company and segment approaches described above. Terminal values reflect ranges of multiples of earnings before interest, taxes, depreciation and amortization (EBITDA) in the year 2004. The summary of the discounted cash flow analysis assumptions is provided below.

                                                                  Terminal Value
                                                        Discount      EBITDA
                                                       Rate Range Multiple Range
                                                       ---------- --------------
Whole Company Analysis................................ 8.5%- 9.5%  8.00x- 9.00x
Segment Analysis
  Natural Gas Transmission............................ 9.0%-10.0%  9.50x-10.50x
  Natural Gas Distribution............................ 8.5%- 9.5%  7.00x- 8.00x
  Exploration and Production.......................... 9.5%-11.0%  6.00x- 7.50x

  Based on the above discount rates and terminal value multiples, Lehman Brothers obtained enterprise value ranges. Where appropriate, Lehman Brothers adjusted these enterprise value ranges for appropriate on- and off-balance sheet items, such as debt, cash (including options proceeds) and indicative values for other operations (such as international) that were based upon book value, in order to arrive at a common equity value range in dollars per common share.

  The discounted cash flow analysis based on the whole company approach yielded a valuation of $64.08-$75.07 per share of CNG common stock. The discounted cash flow analysis based on the segment approach yielded a valuation of $62.58- $76.44 per share of CNG common stock. Neither the whole company approach nor the segment approach took into consideration the pro forma impact of any cost savings, operating synergies or strategic benefits expected to result from the transaction.

 The Mergers

 Comparable Transactions Analysis

  For the segment approach, Lehman Brothers reviewed certain publicly available information on selected transactions which were announced or took place over the last several years for each of the relevant business segments. Such data included projected financial criteria based on published estimates of various third-company equity research analysts. For each transaction, relevant transaction multiples were analyzed and applied to CNG business segments. Lehman Brothers reviewed selected transactions involving natural gas transmission companies, local natural gas distribution companies and Exploration and Production companies. For the whole company approach, Lehman Brothers applied multiples applicable to transactions involving integrated natural gas companies, as adjusted using a weighting of other businesses of CNG. Multiples used to determine enterprise values included projected EBITDA and EBITDE (earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses) as well as estimated proved oil and gas reserves on a billion cubic feet equivalent (Bcfe) basis and the standardized measure of discounted future net after-tax cash flows (After-tax SEC-10 Value). Multiples used to determine equity values included book value and projected net income. These multiples are summarized in the following table.

Whole Company Analysis
 Enterprise Value/
  EBITDA (1998-2000E).............................................  8.50x-10.50x
 Equity Value/
  Net Income (1998-1999E)......................................... 20.00x-24.00x

Segment Analysis
 Natural Gas Transmission
  Enterprise value/
   EBITDA (1998-2000E)............................................  9.00x-11.50x
 Natural Gas Distribution
  Enterprise value/
   EBITDA (1998-1999E)............................................  8.00x- 9.25x
 Exploration and Production
  Enterprise value/
   EBITDE (1998)..................................................  7.50x- 8.50x
   Proved Reserves (Bcfe 6:1).....................................   $1.25-$1.50
   After-tax SEC-10 Value.........................................  2.00x- 2.40x

  Where appropriate, Lehman Brothers adjusted enterprise value ranges for certain on- and off-balance sheet items, such as debt, cash (including options proceeds) and indicative values for other operations (such as international) that were based upon book value, in order to arrive at a common equity value range in dollars per common share.

  Based on the whole company approach, the comparable transactions analysis yielded a valuation of $66.47-$75.07 per share of CNG common stock. Based on the segment approach, the comparable transactions analysis yielded a valuation of $55.89-$65.93 per share of CNG common stock. Neither the whole company approach nor the segment approach took into consideration the pro forma impact of any cost savings, operating synergies or strategic benefits expected to result from the transaction.

  Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of CNG and the acquired businesses analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the characteristics of these transactions and the mergers that would affect the acquisition value of CNG and such acquired companies.

                                                                    The Mergers

 Comparable Company Trading Analysis

  Lehman Brothers reviewed the public stock market trading multiples for selected large capitalization natural gas transmission companies, selected large capitalization local natural gas distribution companies and selected Exploration and Production companies. For the whole company approach, Lehman Brothers applied multiples applicable to natural gas transmission companies as adjusted using a weighting of other businesses of CNG. Lehman Brothers calculated and analyzed enterprise and common equity market value multiples based upon certain relevant historical publicly available data and upon projected financial criteria as published by various third-company equity research analysts. These multiples are summarized below.

Whole Company Analysis
 Enterprise Value/
  EBITDA (1998-2000E).............................................  7.00x-10.50x
 Equity Value/
  Net Income (1998-2000E)......................................... 18.00x-22.00x
Segment Analysis
 Natural Gas Transmission
  Enterprise Value/
   EBITDA (1998-2000E)............................................  8.00x-11.00x
 Natural Gas Distribution
  Enterprise Value/
   EBITDA (1998-2000E)............................................  6.50x- 8.50x
   EBIT (1998-2000E).............................................. 10.00x-12.00x
 Exploration and Production
  Enterprise Value/
   EBITDE (1998-2000E)............................................  6.00x- 9.00x
   Proved Reserves (Bcfe 6:1).....................................   $1.50-$1.75
   After-tax SEC-10 Value.........................................  2.40x- 2.80x

  Where appropriate, Lehman Brothers adjusted enterprise value ranges for certain on- and off-balance sheet items, such as debt, cash (including options proceeds) and indicative values for other operations (such as international) that were based upon book value, in order to arrive at a common equity value range in dollars per common share.

  Based on the whole company approach, the comparable company trading analysis yielded a valuation of $63.60-$73.16 per share of CNG common stock. Based on the segment approach, the comparable company trading analysis yielded a valuation of $57.86-$66.47 per share of CNG common stock. Neither the whole company approach nor the segment approach took into consideration the pro forma impact of any cost savings, operating synergies or strategic benefits expected to result from the transaction.

  Because of the inherent differences between the businesses, operations and prospects of CNG and the businesses, operations and prospects of the companies included in the comparable company groups, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics of CNG and companies in the comparable company groups that would affect the public trading values of CNG and such comparable companies.

 Premiums Paid Analysis

  Lehman Brothers conducted an analysis of premiums paid in selected relevant convergence (combinations between electric and gas utilities), natural gas distribution and electric utility transactions. In addition, Lehman
Brothers separately analyzed premiums paid in the Duke/PanEnergy transaction. Premiums for these analyses were calculated based upon the implied price on the date of the announced transaction relative to the target

 The Mergers

company's closing stock prices one day, one week and four weeks prior to transaction announcement. The results of these analyses are summarized below.

                                                   One Day One Week Four Weeks
                                                   ------- -------- ----------
Average of premiums for convergence companies.....    29%     34%       38%
Average of premiums for natural gas distribution
 companies........................................    34      34        35
Average of premiums for electric utilities........    25      24        26
Duke/PanEnergy transaction premiums...............    18      23        30

  Based on closing prices as of February 18, 1999 (day prior to the original announcement of the transaction) and consideration of $66.60 per CNG common share, the implied premiums paid for CNG stock would have been 26 percent, 30 percent and 28 percent for the periods of one day, one week and four weeks, respectively. Based on closing prices as of May 10, 1999 (day prior to the announcement of the revised transaction) and consideration of $66.60 per CNG common share, the implied premiums paid for CNG common stock would have been 14 percent, 11 percent, and 26 percent for the periods of one day, one week and four weeks, respectively.

 Pro Forma Merger Consequences Analysis

  Lehman Brothers also prepared a pro forma merger model based upon Dominion Resources' and CNG's estimates of future cost savings, operating synergies and strategic benefits expected to result from the mergers. Lehman Brothers then compared the earnings per share of Dominion Resources on a stand-alone basis to the earnings per share of the pro forma combined company. In addition, Lehman Brothers prepared a pro forma merger model based on Wall Street consensus earnings estimates for the years 2000 through 2002. Lehman Brothers noted that, assuming a closing by December 31, 1999, the mergers will be neutral or accretive to Dominion Resources' pro forma earnings per share by 2002.

  Lehman Brothers is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Dominion Resources selected Lehman Brothers because of its expertise, reputation and familiarity with Dominion Resources and because its investment banking professionals have substantial experience in transactions comparable to the mergers.

  Lehman Brothers has previously rendered certain financial advisory and investment banking services to Dominion Resources, for which it has received customary compensation. Pursuant to the terms of an engagement letter between Lehman Brothers and Dominion Resources, Dominion Resources will pay Lehman Brothers a financial advisory fee of up to $12 million. In addition, Dominion Resources has agreed to reimburse Lehman Brothers for its reasonable expenses incurred in connection with its engagement, and to indemnify Lehman Brothers and certain related persons against certain liabilities in connection with its engagement, including certain liabilities which may arise under federal securities laws.

  In the ordinary course of its business, Lehman Brothers actively trades in the debt and equity securities of Dominion Resources and CNG for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Opinion of CNG's Financial Advisor

  Merrill Lynch has acted as financial advisor to CNG in connection with the mergers and has assisted the CNG Board in its examination of the fairness, from a financial point of view, of the consideration to be received by holders of CNG common stock in the Second Merger. As described herein, Merrill Lynch's opinion dated as of May 11, 1999 (together with the related presentations) to the CNG Board was only one of the many factors taken into consideration by the CNG Board in making its determination to approve the merger agreement dated as of May 11, 1999.

                                                                    The Mergers


  On May 11, 1999, Merrill Lynch delivered its oral opinion to the CNG Board, subsequently confirmed in writing in the Merrill Lynch Fairness Opinion letter, that, as of such date and based upon and subject to certain matters stated therein, the consideration to be received by CNG shareholders in the Second Merger was fair to such shareholders from a financial point of view.

  The full text of the Merrill Lynch Fairness Opinion, which sets forth many of the assumptions made, matters considered and limitations on review undertaken, is attached as Annex C hereto and is incorporated herein by reference. Merrill Lynch's opinion is directed to the CNG Board and addresses only the fairness of the consideration from a financial point of view. It does not address any other aspect of the mergers (including whether any particular mix of cash consideration or stock consideration is fair to CNG shareholders) or any related transaction and does not constitute a recommendation to any holder of CNG common stock as to how such holder should vote at the CNG special meeting. The summary of the Merrill Lynch Fairness Opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

  In connection with its opinion, Merrill Lynch, among other things:

  . Reviewed certain historical and publicly available business and financial information relating to CNG and Dominion Resources that Merrill Lynch deemed to be relevant;

  . Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of CNG and Dominion Resources, furnished to Merrill Lynch by CNG and Dominion Resources;

  . Conducted discussions with members of senior management of CNG and Dominion Resources concerning their respective businesses, properties and prospects;

  . Reviewed the historical market prices and trading activity for the common stock of CNG and Dominion Resources and compared them with that of certain publicly traded companies which Merrill Lynch deemed to be reasonably similar to CNG or Dominion Resources, respectively;

  . Compared the results of operations of CNG and Dominion Resources with that of certain companies which Merrill Lynch deemed to be reasonably similar to CNG or Dominion Resources, respectively;

  . Compared the proposed financial terms of the mergers with the financial terms of certain other mergers and acquisitions which Merrill Lynch deemed to be relevant;

  . Reviewed the respective businesses and prospects of each of CNG and Dominion Resources, after giving effect to the mergers;

  . Reviewed the merger agreement;

  . Took into account the terms of the proposal made by Columbia Energy Group
    (the Columbia Proposal) as set forth under cover of the letter delivered on its behalf dated May 8, 1999;

  . Took into account presentations by the persons designated by CNG as having primary responsibility for analyzing the regulatory issues associated with the mergers and with the Columbia Proposal; and

  . Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

  In connection with its review, Merrill Lynch did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by Merrill Lynch and assumed and relied upon the accuracy and completeness of all such information. With respect to the financial forecasts, Merrill Lynch assumed that such forecasts were reasonably prepared and reflect the best currently available estimates and judgments of the managements of CNG and Dominion Resources as to the future financial performance of CNG and Dominion Resources, respectively. In addition, Merrill Lynch did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CNG or Dominion Resources, nor

 The Mergers

was Merrill Lynch furnished with any such evaluations, appraisals or actuarial analyses. In addition, Merrill Lynch did not assume any obligation to conduct, nor has Merrill Lynch conducted any physical inspection of the properties or facilities of CNG or Dominion Resources. Merrill Lynch relied on CNG as to certain legal, tax and accounting aspects of the transactions contemplated by the merger agreement. With respect to the estimates of potential synergies furnished by CNG, Merrill Lynch assumed that such estimates have been reasonably prepared and reflect the best currently available estimates and judgments of the management of CNG as to the expected synergies of the Second Merger that the shareholders of the combined entity will be allowed to retain. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the mergers, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the mergers.

  Merrill Lynch's opinion was necessarily based on information available to it and on general economic, financial, stock market, monetary and other conditions as they existed and could be evaluated on the date of its opinion. Merrill Lynch did not address the merits of the underlying decision by CNG to engage in the Second Merger. Merrill Lynch expressed no opinion as to what the value of Dominion Resources common stock actually would be when issued to the holders of CNG common stock pursuant to the Second Merger or the prices at which Dominion Resources common stock would trade subsequent to the mergers. Although Merrill Lynch evaluated the consideration to be received by the holders of CNG common stock from a financial point of view, Merrill Lynch was not requested to, and did not, recommend the specific consideration payable in the Second Merger. In connection with the preparation of its opinion, Merrill Lynch was not authorized by CNG or the CNG Board to solicit, and did not solicit, third-party indications of interest for the acquisition of all or any part of CNG.

  In preparing its opinion for the CNG Board, Merrill Lynch performed a variety of financial and comparative analyses, including those described below. The summary of analyses performed by Merrill Lynch as set forth below does not purport to be a complete description of the analyses underlying Merrill Lynch's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial or summary description. No company, business or transaction used in such analyses as a comparison is identical to Dominion Resources, CNG or the mergers, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses, companies or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

  In arriving at its opinion, Merrill Lynch made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create an incomplete view of the processes underlying such analyses and its opinion. In its analyses, Merrill Lynch made numerous assumptions with respect to Dominion Resources, CNG, industry performance, and regulatory, general business, economic, market and financial conditions, as well as other matters, many of which are beyond the control of Dominion Resources and CNG, and involve the application of complex methodologies and educated judgment.

  The following is a summary of the material financial and comparative analyses performed by Merrill Lynch in arriving at its May 11, 1999 opinion and presented to the CNG Board. Merrill Lynch derived implied values per share for CNG common stock based upon the values suggested by these analyses, in light of the

                                                                    The Mergers

judgment and experience of Merrill Lynch. The Merrill Lynch opinion is based upon Merrill Lynch's consideration of the collective results of all such analyses, together with the other factors referred to in its opinion letter. In the Second Merger, the outstanding shares of CNG common stock will be converted into the right to receive $66.60 per share in cash and shares of Dominion Resources common stock at the election of the CNG shareholder, subject to proration.

  In concluding that the consideration was fair, from a financial point of view, to the holders of CNG common stock and in its discussions with the CNG Board, Merrill Lynch compared the consideration to each range of values per share of CNG common stock set forth below, which were derived from the analyses performed by Merrill Lynch, and noted that the consideration was generally consistent with the ranges of such values per share. The implied values per share of CNG common stock derived by Merrill Lynch were as follows:

                                                               Value Range per
     Valuation Methodology                                        CNG Share
     ---------------------                                    -----------------
     Discounted Cash Flow Analysis........................... $55.50  -- $63.35
     Comparable Transaction Analysis.........................  56.95  --  65.72
     Merger Premium Analysis.................................  63.53  --  67.91
     Comparable Company Trading Analysis.....................  52.52  --  66.51

  Discounted Cash Flow Analysis. In order to determine a range of per share values based upon discounted cash flow analysis (DCF Analysis), Merrill Lynch performed DCF Analyses for CNG using projections provided to Merrill Lynch by the management of CNG and calculated a range of values per share for CNG common stock.

  The CNG DCF Analysis was based upon the discount to present value, assuming discount rates ranging from 7.5 percent to 8.5 percent, of (i) CNG's projected free cash flows for the years 1999 through 2003 and (ii) CNG's value in 2003 based upon a range of multiples from 6.75 to 7.25 times projected 2003 EBITDA. Based on this analysis, Merrill Lynch calculated a range of values for CNG common stock of $55.50 per share to $63.35 per share.

  Analysis of Selected Comparable Acquisitions. Merrill Lynch also reviewed publicly available information relating to certain merger and acquisition transactions in respect of companies primarily engaged in natural gas and energy services operations. With respect to CNG, Merrill Lynch examined multiples of the consideration paid for the common equity and the value of the indebtedness assumed in each of the transactions to, among other measures, such acquired companies' EBITDA and EBIT and examined multiples of the value of the common equity in each of the transactions to net income.

  The transactions in the natural gas and energy services industry that Merrill Lynch reviewed were the following (the Comparable Transactions), with relevant announcement dates in parentheses:

  . Transco Energy Company's acquisition of Texas Gas Transmission Corporation
    (December 1988);

  . Panhandle Eastern Corporation's acquisition of Texas Eastern Corporation
    (February 1989);

  . The Williams Companies, Inc.'s acquisition of Transco Energy Company
    (December 1994);

  . Texas Utilities Company's acquisition of ENSERCH Corporation (April 1996);

  . El Paso Energy Corporation's acquisition of Tenneco Energy (July 1996);

  . Houston Industries Inc.'s acquisition of NorAm Energy Corp. (August 1996);

  . Pacific Enterprises' acquisition of Enova Corporation (October 1996);

  . Duke Power Co.'s acquisition of PanEnergy Corp. (November 1996);

  . KN Energy, Inc.'s acquisition of Midcon Corp. (December 1997);

  . TransCanada Pipelines Limited's acquisition of NOVA Corporation (January
    1998);

  . CMS Energy Corporation's acquisition of Duke Energy's Panhandle Eastern
    Pipeline Company and Trunkline Gas Company (November 1998);

 The Mergers


  . Sempra Energy's acquisition of KN Energy, Inc. (February 1999); and

  . El Paso Energy Corporation's acquisition of Sonat Inc. (March 1999).

  In order to determine a range of per share values based on Comparable Transactions analysis, Merrill Lynch (i) compared the offer value (defined to be consideration paid for the common equity) in each of the Comparable Transactions as a multiple of the then publicly available latest twelve months
(LTM) net income to common shareholders (the Net Income Multiple) and (ii) compared the transaction value (defined to be the offer value plus the liquidation value of preferred stock plus the principal amount of debt less cash) for each of the Comparable Transactions as a multiple of the then publicly available (a) LTM EBITDA (the EBITDA Multiple) and (b) LTM EBIT (the EBIT Multiple), to the corresponding multiples for the Second Merger. The results of the foregoing were: (i) the Net Income Multiple resulted in a range of per share prices of between $57.12 and $66.14, (ii) the EBITDA Multiple resulted in a range of implied per share prices of between $58.60 and $63.21, and (iii) the EBIT Multiple resulted in a range of per share prices of between $53.49 to $64.78.

  Utilizing the Comparable Transactions analysis, Merrill Lynch calculated a per share price range of $56.95 to $65.72.

  Because the reasons for, and circumstances surrounding, each of the transactions analyzed were so diverse and due to the inherent differences between the operations and financial conditions of CNG and the selected companies, Merrill Lynch believes that a purely quantitative comparable transaction analysis would not be dispositive in the context of the Second Merger. Merrill Lynch further believes that an appropriate use of a comparable transaction analysis in this instance involves qualitative judgments concerning the differences between the characteristics of these transactions and the Second Merger that would affect the value of the acquired companies and businesses and CNG, which judgments are reflected in Merrill Lynch's opinion.

  Merger Premium Analysis. In order to determine price per share range based upon merger premium analysis (Merger Premium Analysis), Merrill Lynch examined the premiums paid for target company shares in certain mergers over the pre-announcement stock prices of such target companies.

  Merrill Lynch examined premiums paid for the target's equity over pre-announcement stock prices one day prior to announcement, one week prior to announcement and four weeks prior to announcement (i) in all U.S. public merger transactions with an enterprise value in excess of $5.0 billion for the periods of 1994 to present, 1995 to present, 1996 to present, 1997 to present and 1998 to present; (ii) all U.S. natural gas and electric transactions with an equity value in excess of $1.0 billion for the periods 1992 to present, 1993 to present, 1994 to present, 1995 to present, 1996 to present, 1997 to present and 1998 to present; and (iii) selected natural gas company transactions. Based on this analysis, Merrill Lynch calculated a per share price range of $63.53 to $67.91.

  Because the reasons for, and circumstances surrounding, each of the transactions analyzed were different, Merrill Lynch believes that a purely quantitative merger premium analysis would not be dispositive in the context of the Second Merger. Merrill Lynch further believes that an appropriate use of a merger premium analysis in this instance involves quantitative judgments concerning the differences between the characteristics of these transactions and the Second Merger that would affect the value of the acquired companies and businesses and CNG, which judgments are reflected in Merrill Lynch's opinion.

  Analysis of Selected Publicly Traded Comparable Companies. Using publicly available information, Merrill Lynch compared selected historical stock, financial and operating ratios for CNG with corresponding data and ratios of certain similar publicly traded companies. These companies were selected by Merrill Lynch based upon Merrill Lynch's views as to the comparability of financial and operating characteristics of these companies to CNG. With respect to each such analysis, Merrill Lynch made such comparisons among the following companies: The Coastal Corporation, Columbia Energy Group, El Paso Energy Corporation, Enron Corp., KN Energy, Inc., Questar Corporation, Sonat Inc. and The Williams Companies, Inc. (the Comparable Companies).

                                                                    The Mergers


  In order to determine a per share price range based upon an analysis of comparable publicly traded companies, Merrill Lynch compared the market value of CNG common stock as a multiple of (i) estimated 1999 EPS (the 1999 EPS Ratio) and (ii) estimated 2000 EPS (the 2000 EPS Ratio) to the corresponding ratios for each of the Comparable Companies. The earnings estimates were obtained from IBES and First Call, data services which monitor and publish a compilation of earnings estimates produced by selected research analysts on companies of interest to investors. Additionally, Merrill Lynch compared the market capitalization of CNG as a multiple of estimated 1999 EBITDA (the 1999 EBITDA Ratio) and estimated 2000 EBITDA (the 2000 EBITDA Ratio) to the corresponding ratios for each of the Comparable Companies. Merrill Lynch determined that the range of trading multiples for the Comparable Companies were 16.0 to 18.0, 13.0 to 15.0, 7.5 to 8.0, and 7.0 to 7.5 for 1999 estimated net income, 2000 estimated net income, 1999 estimated EBITDA and 2000 estimated EBITDA, respectively. Such multiples were applied to CNG's forecast of each respective financial measure, providing the following per share prices: (i) the 1999 EPS Ratio resulted in a range of per share prices of between $59.12 and $66.51; (ii) the 2000 EPS Ratio resulted in a range of per share prices of between $52.52 and $60.60; (iii) the 1999 EBITDA Ratio resulted in a range of per share prices of between $58.91 and $64.16; and (iv) the 2000 EBITDA Ratio resulted in a range of per share prices of between $60.38 and $66.11.

  Because of the inherent differences among the operations of CNG and the selected Comparable Companies, Merrill Lynch believes that a purely quantitative comparable company analysis would not be dispositive in the context of the Second Merger. Merrill Lynch further believes that an appropriate use of a comparable company analysis in this instance involves quantitative judgments concerning the differences between the characteristics of these companies and CNG that would affect the value of the Comparable Companies and businesses and CNG, which judgments are reflected in Merrill Lynch's opinion.

  Purchase Price Analysis and Stock Trading History. Merrill Lynch examined the history of trading prices and volume for the CNG common stock and the Dominion Resources common stock and various historical information relating to such common stocks.

  Pro Forma Merger Analysis. Merrill Lynch analyzed certain pro forma effects which could result from the mergers, based on financial forecasts provided by CNG's management for CNG's 1999, 2000, 2001, 2002 and 2003 fiscal years and financial forecasts provided by Dominion Resources' management for Dominion Resources' 1999, 2000, 2001, 2002 and 2003 fiscal years. Merrill Lynch was advised by the management of CNG that the Second Merger will be accounted for as a purchase under generally accepted accounting principles. Management of CNG also provided Merrill Lynch with projections of certain synergies estimated to result from the Second Merger and to be retained by the shareholders of the combined entity. This analysis indicated that the mergers would be dilutive to the forecasted earnings per share of Dominion Resources for its 2000 and 2001 fiscal years and accretive to forecasted earnings per share for the full fiscal year ended December 31, 2002 after giving effect to the mergers.

  Other Factors and Analyses. In the course of preparing its opinion, Merrill Lynch performed certain other analyses and reviewed certain other matters, including, among other things, (i) historical and expected trading characteristics of the CNG common stock and the Dominion Resources common stock; (ii) financing considerations relating to the mergers and (iii) the pro forma capitalization of the combined company.

  Merrill Lynch is an internationally recognized investment banking firm and, as a part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions. The CNG Board selected Merrill Lynch as its financial advisor because of Merrill Lynch's experience and expertise and because it is familiar with CNG and its business.

  Pursuant to the terms of Merrill Lynch's engagement, CNG has agreed to pay Merrill Lynch for its financial advisory services in connection with the mergers a fee equal to 0.3 percent of the aggregate Purchase Price, defined in Merrill Lynch's engagement letter as the amount equal to the sum of the aggregate fair market value of any securities issued and any other non-cash consideration delivered (including, without limitation, any joint venture interest delivered to, or retained by, CNG), and any cash consideration paid to CNG or its security holders in connection with a business combination. This fee is payable as follows: (i) a fee of $5,000,000,

 The Mergers

payable upon the execution of the original merger agreement dated February 20, 1999; (ii) a fee of $5,000,000, payable upon the approval of the Agreement by the holders of CNG common stock; and (iii) any remaining unpaid portion of such fee, payable on closing of the Second Merger. CNG also has agreed to reimburse Merrill Lynch for its out-of-pocket expenses, including the fees and expenses of legal counsel and any other advisor retained by Merrill Lynch, and to indemnify Merrill Lynch against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments Merrill Lynch may be required to make in respect thereof.

  In the ordinary course of business, Merrill Lynch and its affiliates may actively trade the equity securities of CNG and Dominion Resources for their own account and for accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Merrill Lynch has in the past provided financing and investment banking advisory services to CNG and Dominion Resources, for which it received customary compensation.

Appraisal Rights of CNG Shareholders

  If the mergers are completed, CNG shareholders who do not vote for the adoption of the merger agreement and who otherwise comply with the provisions of Section 262 of the Delaware General Corporation Law summarized below will be entitled to an appraisal by the Delaware Court of Chancery of the "fair value" of their CNG shares. To perfect their appraisal rights, CNG shareholders must strictly comply with the procedures in Section 262. Failure to strictly comply with these procedures will result in the loss of appraisal rights. Holders of options to acquire CNG shares will not be entitled to appraisal rights with respect to their options.

  The following is a summary of the material aspects of Section 262. The full text of Section 262 is reprinted as Annex D to this joint proxy statement/prospectus. You should read Annex D in its entirety.

  To perfect appraisal rights under Section 262 with respect to his or her CNG shares, a CNG shareholder:

  1. must not vote for the adoption of the merger agreement; and

  2. must deliver to CNG a written demand for appraisal of his or her CNG shares before the vote on the proposal to adopt the merger agreement.

  In order not to vote in favor of the adoption of the merger agreement, a CNG shareholder must either:

  1. not return a proxy card and not vote in person in favor of the adoption of the merger agreement;

  2. return a proxy card with the "Against" or "Abstain" box checked;

  3. vote in person against the adoption of the merger agreement; or

  4. register in person an abstention from the proposal to adopt the merger agreement.

  A written demand for appraisal must reasonably inform CNG of the identity of the CNG shareholder and his or her intent to demand appraisal of his or her CNG shares. This written demand for appraisal must be separate from any proxy or vote in person against or abstaining from the adoption of the merger agreement. A proxy or vote in person against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

  A CNG shareholder wishing to assert appraisal rights must be the record holder of his or her CNG shares on the date the written demand for appraisal is made. Only a holder of record of CNG shares is entitled to assert appraisal rights for the CNG shares registered in that holder's name. Moreover, to preserve his or her appraisal rights, a CNG shareholder must continue to hold his or her shares through the Effective Time. Accordingly, a CNG shareholder who is the record holder of CNG shares on the date the written demand for appraisal is made, but who subsequently transfers shares prior to the Effective Time, will lose any right to appraisal in respect of those shares.

                                                                    The Mergers


  All written demands for appraisal must be mailed or delivered to:

    Consolidated Natural Gas Company
    CNG Tower
    625 Liberty Avenue
    Pittsburgh, Pennsylvania 15222
    Attention: Corporate Secretary

or should be delivered to the Secretary at the CNG special meeting prior to the vote on the merger agreement.

  Within ten days after the Effective Time, CNG will notify each CNG shareholder who properly delivered to CNG a written demand for appraisal and has not voted for the adoption of the merger agreement of the Effective Time.

  Within 120 days after the effective time, any CNG shareholder who has complied with the provisions will be entitled, within ten days after written request, to receive from CNG a statement of the aggregate number of CNG shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal were received, and the number of holders of those shares.

  Within 120 days after the Effective Time, CNG or any CNG shareholder who has complied with the above requirements may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of CNG shares. If no such petition is filed, appraisal rights will be lost for all CNG shareholders who had previously demanded appraisal of their shares. CNG is not under any obligation, and has no present intention, to file a petition with respect to appraisal of the value of the CNG shares.

  Any CNG shareholder who properly demands appraisal of his or her CNG shares but fails to perfect, or effectively withdraws or loses, his or her right to appraisal, will then have the right to receive the consideration shares for his or her shares in accordance with the terms of the Second Merger.

  If a petition for an appraisal is timely filed and a copy served upon CNG, CNG will then be obligated within 20 days to file with the Delaware Register in Chancery a list containing the names and addresses of the CNG shareholders who have demanded appraisal of their CNG shares and with whom agreements as to the value of their shares have not been reached. After notice to the CNG shareholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery may conduct a hearing on such petition to determine those CNG shareholders entitled to appraisal rights. The Delaware Court of Chancery may require the CNG shareholders who demanded appraisal rights of their CNG shares to submit their stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceeding. If any CNG shareholder fails to comply, the Delaware Court of Chancery may dismiss the proceedings as to that CNG shareholder.

  After determining which CNG shareholders are entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares of CNG common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. CNG shareholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive under the terms of the Second Merger if they did not seek appraisal of their CNG shares, and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

  In determining "fair value" of shares, the Delaware Court of Chancery shall take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated that these factors include "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the Second Merger which throw any light on future prospects of the merger corporation." In Weinberger, the Delaware Supreme Court stated, among other things,

 The Mergers

that "proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. In addition, the Delaware Court of Chancery has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

  The costs of an appraisal action may be determined by the Delaware Court of Chancery and charged to the parties as the Delaware Court of Chancery deems equitable. The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any CNG shareholder in connection with an appraisal be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

  At any time within 60 days after the Effective Time, any CNG shareholder will have the right to withdraw his or her demand for appraisal and to accept the consideration offered for CNG shares in accordance with the terms of the Second Merger. After this period, a CNG shareholder may withdraw his or her demand for appraisal only with the written consent of CNG. No petition timely filed in the Delaware Court of Chancery demanding appraisal will be dismissed as to any CNG shareholder without the approval of the Delaware Court of Chancery, which may be conditioned on terms the Delaware Court of Chancery deems just.

  Any CNG shareholder who has demanded and perfected an appraisal in compliance with Section 262 will not, after the Effective Time of the Second Merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends, except dividends payable to CNG shareholders prior to the effective time.

  Pursuant to the merger agreement, Dominion Resources will have the opportunity to direct all negotiations and proceedings with respect to demands for appraisal.

Material U.S. Federal Income Tax Consequences

  The following discussion describes the material U.S. federal income tax consequences of the mergers. This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a CNG shareholder or to a Dominion Resources shareholder. This discussion is based upon the provisions of the Internal Revenue Code (Code), existing regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect). This discussion applies only to shareholders who hold their CNG common stock or their Dominion Resources common stock as capital assets within the meaning of Code Section 1221, and does not apply to CNG common stock or Dominion Resources common stock received pursuant to the exercise of options or similar securities or otherwise as compensation, CNG common stock or Dominion Resources common stock held as part of a "straddle," "hedge," "conversion transaction," "synthetic security," or other integrated investment, or to certain types of shareholders (including without limitation, financial institutions, insurance companies, tax-exempt organizations and broker dealers) who may be subject to special rules. This discussion does not discuss the U.S. federal income tax consequences to a shareholder who, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership, or a foreign estate or trust, nor does it consider the effect of any foreign, state, local or other tax laws.

  Because individual circumstances may differ, shareholders of CNG common stock and Dominion Resources common stock should consult their tax advisors to determine the tax effect to them of the mergers, including the application and effect of foreign, state, local or other tax laws.

 The Mergers

  The consummation of the mergers is conditioned upon the receipt by (A) Dominion Resources of an opinion of counsel substantially to the effect that the Second Merger will be a reorganization for U.S. federal income tax purposes within the meaning of Code section 368, and (B) CNG of an opinion of counsel substantially to the effect that (i) the Second Merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of Code section 368(a)(1)(A), and (ii) no gain or loss will be recognized by the

                                                                    The Mergers

shareholders of CNG who receive solely shares of Dominion Resources common stock pursuant to the Second Merger. The opinions will be based upon certain customary assumptions and representations of fact, including representations of fact contained in certificates of officers of Dominion Resources, CNG and others, all of which must be true, correct and complete in all material respects as of the Effective Time of the Second Merger. No ruling has been sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the mergers, and the opinions of counsel are not binding upon the Internal Revenue Service or any court. Accordingly, there can be no assurances that the Internal Revenue Service will not contest the conclusions expressed therein or that a court will not sustain such contest.

First Merger

 Dominion Resources Shareholders Who Receive Solely Dominion Resources Common Stock.

  A Dominion Resources shareholder who receives solely stock for shares of Dominion Resources common stock in the First Merger will not recognize any gain or loss. The aggregate adjusted tax basis of Dominion Resources common stock received in the exchange will equal such shareholder's aggregate adjusted tax basis in the Dominion Resources common stock surrendered, if any. The holding period for shares of Dominion Resources common stock received solely in exchange for shares of Dominion Resources common stock surrendered pursuant to the First Merger will include the holding period of the shares of Dominion Resources common stock surrendered, provided the Dominion Resources common stock surrendered was held as a capital asset of the time of the First Merger.

 Dominion Resources Shareholders Who Receive Solely Cash or Cash and Dominion Resources Common Stock.

  The exchange by a shareholder of some or all of his Dominion Resources common stock for cash (including any cash received in lieu of a fractional share of Dominion Resources common stock) will generally be treated as a taxable transaction for U.S. federal income tax purposes. As a consequence of the exchange, such shareholder will, depending on such shareholder's particular circumstances, be treated either as having sold some or all of his or her Dominion Resources common stock for the cash consideration received or as having received a dividend distribution from Dominion Resources.

  A shareholder who exchanges Dominion Resources common stock for cash in the First Merger will be treated as having sold his or her shares, and will recognize capital gain or loss in the exchange, if the exchange (a) results in a "complete termination" of such shareholder's stock interest in Dominion Resources, (b) results in a "substantially disproportionate" reduction in such shareholder's stock interest or (c) is not "essentially equivalent to a dividend" with respect to such shareholder. In applying these tests, a shareholder will be treated as owning shares actually or "constructively" owned by certain related individuals and entities and shares which the shareholder has the right to acquire by exercise of an option.

  Substantially Disproportionate Distributions. An exchange of Dominion Resources common stock for cash will be "substantially disproportionate" if the percentage of the outstanding shares of Dominion Resources common stock actually and constructively owned by such shareholder immediately after the transaction is less than 80 percent of the shares owned by such shareholder immediately before the transaction.

  Distributions Not Essentially Equivalent to a Dividend. A shareholder will satisfy the "not essentially equivalent to a dividend" test if the reduction in such shareholder's proportionate stock interest in Dominion Resources as a result of the transaction constitutes a "meaningful reduction" in his stock interest given such shareholder's particular facts and circumstances. The Internal Revenue Service has indicated in published rulings that any reduction in the percentage interest of a shareholder whose relative stock interest in a publicly held corporation is minimal (an interest of less than one percent should satisfy this requirement) and who exercises no control over corporate affairs should constitute such a "meaningful reduction." Shareholders who own one percent or more of the Dominion Resources common stock, either directly or by attribution, or who exercise control over corporate affairs should consult their tax advisors with respect to whether or not any cash they receive in the First Merger is "not essentially equivalent to a dividend."

 The Mergers


  Application of the "Substantially Disproportionate" and the "Not Essentially Equivalent to a Dividend" Tests. While the matter is not free from doubt and there is no authoritative precedent for the transactions contemplated by the mergers, both the First and Second Mergers should be considered a single integrated transaction for purposes of applying the preceding tests to the First Merger. As a result, it is likely the preceding tests will be applied by comparing a shareholder's proportionate stock interest in Dominion Resources before the mergers with his stock interest in Dominion Resources after both mergers, giving full effect to any dilution resulting from the issuance of Dominion Resources common stock to former CNG shareholders in the Second Merger.

  Sale or Exchange Treatment. If a shareholder is treated as having sold all or a portion of his shares of Dominion Resources common stock under the tests described above, he will recognize gain or loss equal to the difference between the amount of cash received and his tax basis in the Dominion Resources common stock exchanged. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of such shares of Dominion Resources common stock exceeds one year as of the date of the exchange. Long-term capital gain recognized by certain non-corporate shareholders will be eligible for a maximum U.S. federal income tax rate of 20 percent. Individuals generally are permitted to deduct capital losses only to the extent of the sum of their capital gains from other sources plus three thousand dollars and are permitted to carry unused capital losses to succeeding taxable years, subject to this limitation.

  No gain or loss will be recognized with respect to the portion, if any, of a shareholder's Dominion Resources common stock that is exchanged solely for Dominion Resources common stock in the First Merger. The aggregate adjusted tax basis of Dominion Resources common stock received in the exchange will equal such shareholder's aggregate adjusted tax basis in the Dominion Resources common stock surrendered in exchange. The holding period for shares of Dominion Resources common stock received solely in exchange for shares of Dominion Resources common stock surrendered in the First Merger will include the holding period of the shares of Dominion Resources common stock surrendered.

  Dividend Treatment. If a Dominion Resources shareholder who receives cash pursuant to the First Merger is not treated under the foregoing tests as having sold his Dominion Resources common stock for cash, the entire amount of cash received will be treated as a dividend distribution to the extent of Dominion Resources' current and accumulated earnings and profits (which Dominion Resources believes will be sufficient to cover the full amount of any such distribution) and will be includible in the shareholder's gross income as ordinary income in its entirety, without reduction for the tax basis of the shares exchanged. The shareholder's tax basis in the shares surrendered would be added to the shareholder's basis in his remaining Dominion Resources shares, if any. To the extent that the cash received in exchange for shares of Dominion Resources common stock is treated as a dividend to a corporate shareholder, such shareholder will be (i) eligible for a dividends-received deduction (subject to applicable limitations) and (ii) subject to the "extraordinary dividend" provisions of the Code.

  To the extent, if any, that the cash received by a shareholder exceeds Dominion Resources' current and accumulated earnings and profits, it will be treated first as a tax-free reduction of such shareholder's tax basis in the Dominion Resources common stock and thereafter as capital gain. Any such gain will be capital gain and will be long-term capital gain if the holding period of such shares of Dominion Resources common stock exceeds one year as of the date of the exchange. Long-term capital gain recognized by certain non-corporate shareholders will be eligible for a maximum U.S. federal income tax rate of 20 percent.

  No gain or loss will be recognized with respect to the portion, if any, of a shareholder's Dominion Resources common stock that is exchanged solely for Dominion Resources common stock. The shareholder's aggregate adjusted tax basis in the shares of Dominion Resources common stock received in the exchange will equal such shareholder's aggregate adjusted tax basis in all of the shares of Dominion Resources common stock surrendered, including the portion of the shares exchanged for cash. The shareholder's holding period in that Dominion Resources common stock received will include the period the shares surrendered in the First Merger were held.

                                                                    The Mergers

Second Merger

 CNG Shareholders Who Receive Solely Dominion Resources Common Stock.

  A shareholder of CNG common stock who exchanges that stock solely for shares of Dominion Resources common stock in the Second Merger will not recognize any gain or loss on that exchange, except to the extent such shareholder receives cash in lieu of a fractional share which should be treated as proceeds from the sale of such fractional share. The aggregate adjusted tax basis of Dominion Resources common stock received will equal the shareholder's aggregate adjusted tax basis in the CNG common stock surrendered. The holding period of the Dominion Resources common stock received pursuant to the Second Merger will include the holding period of the CNG common stock surrendered therefor.

 CNG Shareholders Who Receive Solely Cash.

  A shareholder of CNG common stock who exchanges that stock solely for cash consideration in the Second Merger will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash consideration received and the shareholder's adjusted tax basis in the CNG common stock surrendered therefor. The capital gain or loss recognized will be long-term capital gain or loss if the shareholder's holding period for the CNG common stock so surrendered exceeds one year, and, with respect to certain non-corporate shareholders, will be eligible for a maximum U.S. federal income tax rate of 20 percent.

 CNG Shareholders Who Receive Cash and Dominion Resources Common Stock.

  A shareholder of CNG common stock who exchanges that stock for both cash consideration (other than any cash received in lieu of a fractional share of Dominion Resources common stock) and Dominion Resources common stock in the Second Merger will generally realize gain or loss in an amount equal to the difference between the sum of the cash and the fair market value of the Dominion Resources common stock received and the shareholder's adjusted tax basis in the CNG common stock surrendered. The shareholder's gain, if any, will be recognized, however, only to the extent of the amount of cash consideration received by the shareholder. Any loss will not be recognized. Complicated rules apply for purposes of determining the character of any gain recognized. However, any gain recognized by a shareholder who receives both cash and Dominion Resources common stock will, under most circumstances, be treated as capital gain.

  Shareholders who receive cash in the Second Merger and who would have owned one percent or more of the Dominion Resources common stock if they had exchanged all of the CNG common stock for Dominion Resources common stock (after taking into account the mergers) or who exercise control over Dominion Resources corporate affairs should consult their tax advisors regarding the character of any gain recognized in the Second Merger.

  A shareholder who receives cash in lieu of fractional shares of Dominion Resources common stock will be treated as if he or she had received such fractional share and sold it for such cash.

  The aggregate adjusted tax basis of the Dominion Resources common stock received will equal the shareholder's adjusted tax basis in the CNG common stock surrendered, decreased by the amount of cash received by the shareholder and increased by the amount of gain, if any, recognized by the shareholder. The holding period of the Dominion Resources common stock received in the Second Merger will include the holding period of the CNG common stock surrendered therefor.

Interest of Certain Persons in the Mergers

  Certain members of CNG's management and the CNG Board of Directors have interests in the Second Merger that are in addition to their interests as holders of CNG common stock generally. These persons have participated in the negotiation of the terms of the merger agreement and the transactions it contemplates, including the Second Merger. Certain CNG executive officers and members of the Dominion Resources Board

 The Mergers

of Directors and the CNG Board of Directors will be executive officers of Dominion Resources and/or members of the Dominion Resources Board of Directors after the Effective Time. It is possible that the combined company will enter into employment agreements with certain of such executive officers and directors. Certain CNG executive officers and members of the CNG Board of Directors may also be entitled to receive benefits as a result of the Second Merger under the terms of benefit plans and agreements maintained by CNG. In addition, Dominion Resources has agreed to provide insurance and indemnification for executive officers and directors of CNG after the Effective Time. Both Boards of Directors were aware of the additional interests and took them into consideration at the time the mergers were approved.

  Change of Control Agreements. CNG has Change of Control Agreements and Salary Continuation Agreements (collectively referred to as the Change of Control Agreements) with all CNG executive officers and certain other key employees. The purpose of the Change of Control Agreements is to assure the objective judgment and to retain the loyalty of these key employees in the event of a change of control (as defined) of CNG. For purposes of the Change of Control Agreements, a change of control includes, among other things, shareholder approval of any merger, acquisition or consolidation following which the former shareholders of CNG own less than 60 percent of the surviving entity. The approval by shareholders of the merger agreement will constitute a change of control under the Change of Control Agreements.

  The exact terms of the Change of Control Agreements vary, and generally fit within four categories. Generally, the Change of Control Agreements entitle eligible employees, in certain circumstances, including but not limited to, a termination or constructive termination of the employee by CNG within two or three years after a Change of Control (and prior to the expiration of the Change of Control Agreements), to receive some or all of the following: (i) payment equal to one of the following: 12 months of salary continuation plus severance; 18 months of salary continuation plus severance; or a lump sum payment of two or three times the sum of their base salary plus target bonus,
(ii) enhanced non-qualified retirement benefits, (iii) payment for or continued health and other welfare benefits generally for up to three years (including a tax gross-up on lump sum payments for certain employees) but in certain instances, for life and (iv) various other benefits such as outplacement services (with a tax gross-up for certain employees). The eligible employees are also eligible for an additional payment, if required, to make them whole for any excise tax imposed by Section 4999 of the Internal Revenue Code. With respect to certain Change of Control Agreements, the employee can unilaterally trigger these payments by terminating his or her employment for any reason during the 30 day period following the first anniversary of the Change of Control.

  The total amount that may be payable upon termination or constructive termination to CNG's executive officers in connection with the Second Merger pursuant to the Change of Control Agreements is expected to be material. Since it is not known which, if any, individuals will receive payments under the Change of Control Agreements, the amount cannot presently be determined.

  CNG Stock Based Incentive Plans; CNG Stock Options and Restricted
Stock. CNG's Long Term Incentive Plan and 1991, 1995 and 1997 Stock Incentive Plans (CNG Incentive Plans) provide for awards of stock options, stock appreciation rights, restricted stock, deferred stock, and performance awards to employees selected by the CNG Human Resources Committee (Awards). The executive officers of CNG have received Awards. Upon a change of control (as defined in the CNG Incentive Plans), some or all of the Awards previously granted to those employees will become fully or partially exercisable, vested, or earned. For purposes of the CNG Incentive Plans a change of control includes, among other things, shareholder approval of any merger, acquisition or consolidation following which the shareholders of CNG own less than 60 percent of the surviving entity. Approval by shareholders of the Second Merger will constitute a change of control under the CNG Incentive Plans. For 60 days after a change of control, the holders of Awards may elect to receive a payment equal to the value of the Awards based on (i) CNG stock valued at the higher of
(a) the highest price of CNG stock during the 30 days before a change of control or (b) the amount paid to other CNG shareholders in the Second Merger and (ii) the fair market value of property other than shares. It is likely that holders of most of the Awards will elect to receive payment during the 60 day window after the change of control. See Footnote H to Notes to the UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA.

  Certain rights with respect to CNG common stock pursuant to Awards outstanding under the CNG Incentive Plans, which are not then vested or exercisable, will accelerate in whole or in part upon a change of

                                                                    The Mergers

control. As of the date of the merger agreement, executive officers held 339,345 outstanding and unvested stock options and 83,949 shares of unvested restricted stock that could vest as a result of the change of control and 27,230 shares of vested restricted stock on which the restrictions will be lifted as a result of the change of control.

  Under the merger agreement, Dominion Resources and CNG shall use their best efforts to take action to convert all Awards under the CNG Incentive Plans outstanding at the Effective Time (including the Awards accelerated as a result of the change of control) into cash equal to the fair value of the Award as determined by Dominion Resources and CNG. See THE MERGER AGREEMENT--Treatment of CNG Stock Options and Stock Awards. The value which would be paid to CNG executive officers in connection with a conversion of their Awards that vest upon the change in control is estimated to be $13 million, assuming these Awards are not cashed out shortly after the CNG special meeting in accordance with the terms of the plans governing the Awards.

  Director Plans. The CNG Non-Employee Directors' Restricted Stock Plan provides for grants of restricted stock to CNG directors who are not CNG employees. After the 1997 Stock Incentive Plan was approved by the shareholders, no more restricted stock was issued from the Non-Employee Directors' Restricted Stock Plan. Restricted stock and CNG stock options have been issued to non-employee directors since 1997 through the 1997 Stock Incentive Plan. As a result of the Second Merger, all unvested awards under both Plans will vest.

  The Deferred Compensation Plan for Directors of CNG allows non-employee directors to defer income paid by CNG. Upon a change of control, the plan requires that CNG make an irrevocable contribution to an existing rabbi trust (Rabbi Trust) sufficient to pay the benefits to which participants are entitled as of the change of control. Since CNG funds deferred amounts under this plan on an annual basis, no additional material contributions will be required upon a change of control.

  Other Benefit Plans and Agreements. Except as provided below, a change of control will be deemed to have occurred under each of the following CNG employee benefit plans when CNG shareholders approve the Second Merger. The cost, if any, of the benefits payable under these plans as a result of the change of control cannot presently be determined since it is not known which, if any, individuals will receive benefits.

  . The CNG Executive Incentive Deferral Plan covers most CNG executive officers. The plan provides for deferral of benefits under the CNG Annual Executive Incentive Program. Upon a change of control, future deferrals will not be permitted and, unless the CNG Board of Directors provides otherwise, participants' account balances (except the stock account balances of individuals required to report under Section 16 of the Securities Exchange Act of 1934) must be paid in full. A change of control under the CNG Executive Incentive Deferral Plan will occur when the Second Merger is complete.

  . System Severance Pay Policy covers all non-union employees of CNG and certain of its affiliates. With respect to executive officers, upon certain terminations of employment as a result of job elimination, the policy currently would provide the terminated executive officers with a lump-sum benefit equal to two weeks of base compensation for each year of service or part thereof (with a maximum benefit equal to one year's base compensation) and additional COBRA-based payments.

  . Unfunded Supplemental Benefit Plan for Employees of CNG and Its
    Participating Subsidiaries who are not Represented by a Recognized Union (ERISA Excess Plan) covers employees whose compensation is greater than the limits provided in Section 401(a)(17) of the Internal Revenue Code or whose benefits exceed the limits of Section 415 of the Internal Revenue Code under the CNG pension plan or thrift plan. The ERISA Excess Plan provides benefits to participants in an amount they would receive under CNG's pension plan and/or thrift plan but for limits under the Internal Revenue Code. CNG must establish an account for the ERISA Excess Plan under the Rabbi Trust and make an irrevocable contribution in an amount sufficient to pay benefits to which participants are entitled as of the change of control. Under the ERISA Excess Plan following a change of control, benefits must be paid in a lump sum upon termination or upon reaching normal retirement age.

 The Mergers


  . The System Short Service Supplemental Retirement Plan for Certain
    Management Employees of CNG and Its Participating Subsidiaries (Short Service Plan) compensates certain employees of CNG for loss of pension benefits that they would have accrued under their prior employment. Under the Short Service Plan, a change of control accelerates vesting to the later of the date of a change of control or five years of employment. CNG is also required to add an account under the Rabbi Trust and make an irrevocable contribution sufficient to pay benefits to which participants are entitled as of the change of control.

  . The Retirement and Post Retirement Benefit Plan for Certain Employees of
    CNG and its Participating Subsidiaries (Post Retirement Plan) covers substantially all CNG executive officers and other key employees of CNG. The Post Retirement Plan is the mechanism for payment of certain benefits which are payable under the change of control agreements. Funding under the Rabbi Trust is also required as a result of the mergers for all benefits payable under the Post Retirement Plan.

  CNG Agreement With CEO. CNG and George A. Davidson, Jr. have entered into an employment agreement dated December 22, 1998, and a related letter (Davidson Agreement). Pursuant to the Davidson Agreement, Mr. Davidson will function as Chairman of the Board and CEO of CNG until August 1, 2000. The Davidson Agreement further provides certain levels of compensation and participation in benefit and incentive programs. If Mr. Davidson is relieved of his duties as Chairman, or if the position ceases to exist, or if his responsibilities as CEO are reduced prior to August 1, 2000, Mr. Davidson may resign. In such a case, CNG will be responsible for the compensation and benefits which would have been payable had Mr. Davidson continued in his positions with CNG until August 1, 2000.

  Indemnification and Insurance. The merger agreement provides that, to the extent not prohibited by law, all rights of indemnification in favor of current or former directors or officers of CNG as provided in the CNG Certificate of Incorporation or the CNG Bylaws for acts or omissions occurring prior to the Effective Time will continue in full force and effect from the Effective Time. The merger agreement also provides that for a period not less than six years from the Effective Time, Dominion Resources will cause to be maintained CNG's directors and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time for directors and officers of CNG who were covered under such policy as in effect at the Effective Time so long as the annual premium would not be in excess of 200 percent of the last annual premium paid prior to the Effective Time (Maximum Premium). If the existing insurance expires, is terminated or is canceled during such six-year period, Dominion Resources has agreed in the merger agreement to use all reasonable efforts to obtain as much insurance for the remaining period for an annualized premium not in excess of the Maximum Premium as may be obtained on terms no less advantageous to the covered persons than provided in the existing policy.

Accounting Treatment

  The Unaudited Pro Forma Combined Condensed Consolidated Financial Statements appearing elsewhere in this joint proxy statement/prospectus are based upon certain assumptions, as described in the pro forma statements, and are included for informational purposes only. The Second Merger will be accounted for under the purchase method of accounting, in accordance with GAAP. Under the purchase method of accounting CNG's exploration and production properties, which are not regulated, will be recorded at their fair values. The remaining difference between the purchase price of CNG, including direct costs of the acquisition, and the historical amounts of the assets and liabilities of CNG's regulated operations will be recorded as an acquisition adjustment in accordance with accounting for regulated public utilities. If the mergers are consummated, Dominion Resources' financial statements will reflect effects of transaction adjustments only from the Effective Time of the Second Merger. The actual amounts of assets, liabilities and acquisition adjustment may differ significantly from the amounts reflected in the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

  The First Merger will be treated as a reorganization with no change in the recorded amount of Dominion Resources' assets and liabilities. The financial statements of Dominion Resources will become the financial statements of the surviving corporation in the First Merger, and the results of the surviving corporation's operations will include the results of operations of CNG commencing at the effective time of the Second Merger.

                                                                    The Mergers

CNG Shareholder Lawsuits Regarding the Mergers

  On April 20, 1999, CNG and the directors party to the suit were served with a purported class action complaint, Civil Action No. 17114-NC, styled Gerold Garfinkel v. Raymond E. Galvin, Paul E. Lego, Margaret A. McKenna, William S. Barrack, Jr., Steven A. Minter, J.W. Connolly, George A. Davidson, Jr., Richard
P. Simmons, and CNG. The complaint was filed in the Delaware Court of Chancery on April 20, 1999. The complaint seeks injunctive relief in the form of an order to the individual CNG Board members to sell CNG for the highest value to the shareholders, an accounting of any damages resulting from any failure to sell CNG for the highest value, a determination with respect to the reasonableness of the break-up fee in the agreement with Dominion Resources and other miscellaneous relief. The complaint also seeks an award of costs and attorneys' fees. CNG is aware that several additional purported class action complaints against CNG and its directors seeking essentially the same relief were filed in the same court on April 20, 1999, and May 12, 1999, but those complaints have not yet been served.

Resales of Dominion Resources Common Stock

  The Dominion Resources common stock to be issued to CNG shareholders in connection with the mergers has been registered under the Securities Act. All shares of Dominion Resources common stock received by CNG shareholders upon consummation of the Second Merger will be freely transferable by those CNG shareholders who are not deemed to be "affiliates" (as defined under the Securities Act of 1933 but generally including executive officers, directors and shareholders owning ten percent or more) of CNG.

  CNG has agreed in the merger agreement to use its best efforts to cause each person identified by CNG as an affiliate of CNG to deliver to Dominion Resources a written agreement to not sell, pledge, transfer or otherwise dispose of any Dominion Resources common stock issued to him or her pursuant to the Second Merger except in accordance with the Securities Act of 1933. The stock certificates representing Dominion Resources common stock issued to such affiliates in the Second Merger will bear a legend with respect to the applicable restrictions.

Stock Exchange Listing

  The merger agreement provides for the filing of, and Dominion Resources will file, a listing application with the New York Stock Exchange covering the shares of Dominion Resources common stock to be issued pursuant to the Second Merger. The obligations of Dominion Resources and CNG to effect the mergers are subject to the condition that the shares of Dominion Resources common stock to be issued in connection with the mergers be approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

 The Merger Agreement

                              THE MERGER AGREEMENT

  The description of the merger agreement set forth below highlights certain important terms of the merger agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A. This description does not purport to be complete and it may not include all the information that interests you. We urge you to read the merger agreement carefully and in its entirety.

Overview

  The merger agreement provides for a two-step merger. In the first step, Dominion Resources will merge with New Sub I, its wholly owned subsidiary, and Dominion Resources will be the surviving corporation and will retain its existing structure. The first step is referred to as the First Merger. The second step, referred to as the Second Merger, involves either:

   . CNG merging with and into New Sub II, a wholly owned Delaware subsidiary of Dominion Resources, with New Sub II as the surviving company; or

   . CNG merging directly into Dominion Resources. In that case, Dominion Resources will be the surviving entity (the Alternative Merger).

  The surviving company in the Second Merger will assume all the rights and obligations of CNG.

Effective Time

  Promptly after the satisfaction or waiver of the conditions to the mergers as set forth in the merger agreement, the companies will file articles of merger with the Secretary of State of the Commonwealth of Virginia with respect to the First Merger, as prescribed by Virginia law, and a certificate of merger with the Secretary of State of the State of Delaware, with respect to the Second Merger, as prescribed by Delaware law. In the event the companies effect the Alternative Merger, articles of merger will be filed with the Secretary of State of the Commonwealth of Virginia, as prescribed by Virginia law, in addition to the certificate of merger being filed with the Secretary of State of the State of Delaware, as prescribed by Delaware law. The mergers will become effective upon the filing of the articles of merger or certificate of merger or on a later date agreed to by the parties and specified in the articles of merger or certificate of merger (or, in the case of the Alternative Merger, on the filing of the articles of merger and the certificate of merger), provided that the Second Merger will become effective immediately after the First Merger.

  Dominion Resources and CNG are not required to proceed with either merger unless the conditions of both mergers are satisfied.

Effects of the Mergers

  At the Effective Time of the First Merger, New Sub I will be merged with and into Dominion Resources, and Dominion Resources will be the surviving corporation and will continue its corporate existence with the same charter and bylaws as in effect immediately prior to the Effective Time of the First Merger. The additional effects of the First Merger will be as set forth in the applicable provisions of Virginia law. In the First Merger, each share of Dominion Resources common stock outstanding immediately prior to the Effective Time of the First Merger will be converted into the right to receive either (i) $43.00 in cash or (ii) one share of Dominion Resources common stock, subject to the allocation procedures described below, in either case subject to the limitation that the aggregate amount of cash to be issued to Dominion Resources shareholders in the First Merger shall be equal to $1,251,055,526 (plus any cash paid for fractional shares). Dominion Resources has the option to increase the amount of cash available for the cash election in the First Merger to an amount no greater than $1,668,400,000 to more closely follow the actual elections of Dominion Resources shareholders as long as the increase in the cash consideration does not affect the desired tax treatment of the Second Merger.

  At the Effective Time of the Second Merger, CNG will be merged with and into New Sub II, unless the Alternative Merger occurs, in which event CNG will be merged with and into Dominion Resources, and either New Sub II or Dominion Resources will survive, as the case may be. In any event, the separate corporate existence of CNG will cease and the surviving entity in the Second Merger will assume all the rights and obligations of CNG. The additional effects of the Second Merger will be as set forth in the applicable provisions of Delaware

                                                           The Merger Agreement

and Virginia law. In the Second Merger, each share of CNG common stock outstanding immediately prior to the Effective Time of the Second Merger will be converted into the right to receive (i) $66.60 in cash or (ii) (x) such number of whole shares of Dominion Resources common stock as determined in accordance with the CNG exchange ratio described below, plus (y) cash equal to
1.52 times the excess, if any, of $43.816 over the Average Price, in either case subject to the limitation that the number of shares of CNG common stock to be converted into the right to receive the cash option in the Second Merger will be 38,159,060 (adjusted to reflect any factional shares exchanged for cash). However, Dominion Resources may reallocate the cash and shares of Dominion Resources stock to be received by CNG shareholders to more closely follow the actual elections of the CNG shareholders as long as the reallocation does not affect the desired tax treatment of the Second Merger.

  Dominion Resources is required to reduce the amount of cash and increase the number of shares issued pursuant to the Second Merger to the extent necessary to maintain the desired tax treatment of the Second Merger.

  The "CNG Exchange Ratio" shall be equal to $66.60 divided by either (i) the Average Price of Dominion Resources common stock if such Average Price is greater than or equal to $43.816 or (ii) 1.52 if the Average Price of Dominion Resources common stock is less than $43.816.

  "Average Price" means the average of the closing prices on the New York Stock Exchange for the 20 consecutive Trading Days during the period ending on the tenth business day before closing.

  "Trading Day" means a day on which the New York Stock Exchange is open for trading.

  For a further discussion of the effect of the timing of the calculation of the exchange ratio on what shareholders will receive, see RISK FACTORS.

  Shareholders who hold certificated shares will receive cash for any fractional share of Dominion Resources common stock received in the mergers, based upon the market value of the Dominion Resources common stock on the date the mergers are completed. However, any fractional shares held in certain of CNG's or Dominion Resources' stock plans may be retained as fractional shares.

  Under Delaware law, CNG shareholders who do not vote for the adoption of the merger agreement and who otherwise comply with Section 262 of the Delaware General Corporation Law will be entitled to demand appraisal rights.

Election

  Holders of shares of Dominion Resources common stock (other than shares held by Dominion Resources or by CNG or wholly owned subsidiaries of CNG, which will be canceled in the First Merger) and CNG common stock (other than shares held by Dominion Resources or wholly owned subsidiaries of Dominion Resources or by CNG, which will be canceled in the Second Merger) issued and outstanding immediately prior to the election deadline will be entitled to choose one of the consideration options listed below on their form of election:

  --with respect to the First Merger, Dominion Resources shareholders may elect:

   .  to receive cash consideration for each share;

   .  to receive stock consideration for each share;

   .  to exchange some of their shares for cash and some for stock; or

   .  to indicate no preference as to type of consideration.

  --with respect to the Second Merger, CNG shareholders may elect;

   .  to receive cash consideration for each share;

   .  to receive stock consideration for each share;

   .  to exchange some of their shares for cash and some for stock; or

   .  to indicate no preference as to type of consideration.

 The Merger Agreement


  In the case of shareholders who do not indicate a preference for cash or stock or who do not make an election, Dominion Resources will determine whether to distribute cash or stock or a combination of cash and stock.

  A form of election and complete instructions for properly making an election to receive cash, Dominion Resources common stock or a combination of cash and stock will be mailed to shareholders not more than 90 days nor less than 30 days before the anticipated day of the closing of the mergers.

Limits on Cash and Stock Consideration

  Under the merger agreement, a fixed amount of cash consideration (the Dominion Resources Cash Amount) will be paid to shareholders of Dominion Resources common stock in the First Merger. The Dominion Resources Cash Amount is equal to $1,251,055,526. The number of common shares of Dominion Resources to be converted into the right to receive cash consideration under the merger agreement (the Dominion Resources Cash Number) will be equal to the Dominion Resources Cash Amount divided by $43.00. The number of Dominion Resources common shares to be converted into the right to receive Dominion Resources common stock (the Dominion Resources Stock Number) shall equal the number of Dominion Resources common shares eligible to receive consideration in the First Merger at the Effective Time less the Dominion Resources Cash Number. The Dominion Resources Cash Amount may be increased to an amount no greater than $1,668,400,000 to follow more closely the actual election of Dominion Resources shareholders.

  The number of CNG common shares that may be converted into the right to receive cash consideration (the CNG Cash Number) in the Second Merger will be 38,159,060 less the aggregate number of shares of CNG common stock to be exchanged for cash in lieu of fractional shares of Dominion Resources common stock. The number of CNG shares to be converted into the right to receive Dominion Resources common stock (the CNG Stock Number) in the Second Merger shall equal the number of CNG common shares eligible to receive consideration in the Second Merger at the Effective Time, less the CNG Cash Number less the aggregate number of shares of CNG common stock to be exchanged for cash in lieu of fractional shares of Dominion Resources common stock.

Allocation

  If the aggregate number of shares of Dominion Resources common stock for which cash is elected by Dominion Resources shareholders exceeds the Dominion Resources Cash Number, then:

  (1) those shares with respect to which stock elections or no elections were made will be exchanged for Dominion Resources common stock; and

  (2) the Dominion Resources Cash Amount will be prorated among the other shares for which cash elections were made.

  All shares not converted into cash under (2) above will be converted into Dominion Resources common stock, except that cash, without interest, will be paid in place of any fractional shares.

  If the aggregate number of shares of Dominion Resources common stock for which stock consideration is elected exceeds the Dominion Resources Stock Number, then:

  (1) all shares with respect to which a cash election or no election was made will be exchanged for cash;

  (2) the remaining portion of the Dominion Resources Cash Amount which was not distributed pursuant to (1) above shall be prorated among the other shares of Dominion Resources common stock for which stock elections were made; and

  (3) all shares for which stock was elected which are not exchanged for cash pursuant to (2) above shall be converted into the right to receive stock consideration, except that cash, without interest, will be paid in place of fractional shares of Dominion Resources common stock.

                                                           The Merger Agreement


  If the aggregate number of shares of CNG common stock for which cash is elected exceeds the CNG Cash Number, then:

  (1) those shares with respect to which stock elections or no elections were made will be exchanged for Dominion Resources common stock plus the Top-Up Amount (if applicable) except that cash, without interest, will be paid in place of fractional shares of Dominion Resources common stock; and

  (2) with respect to those shares to which cash elections were made, cash consideration will be prorated, by multiplying the number of shares each CNG shareholder has elected to exchange for cash by a fraction, the numerator of which is the CNG Cash Number and the denominator of which is the aggregate number of shares of CNG common stock for which a cash election has been made.

  All shares not converted into cash under (2) above will be converted into Dominion Resources common stock plus the Top-Up Amount (if applicable), except that cash, without interest, will be paid in place of any fractional shares of Dominion Resources common stock.

  If the aggregate number of shares of CNG common stock for which stock consideration is elected exceeds the CNG Stock Number, then:

  (1) all shares with respect to which a cash election or no election was made will be exchanged for cash;

  (2) with respect to those shares to which stock elections were made, cash will be prorated, by multiplying the number of shares each CNG shareholder has elected to exchange for stock by a fraction, the numerator of which is the CNG Cash Number, less the number of shares exchanged for cash in (1) above and the denominator of which is the aggregate number of shares of CNG common stock for which a stock election is made.

  (3) all shares for which stock was elected which are not exchanged for cash pursuant to (2) above shall be converted into the right to receive Dominion Resources common stock, plus the Top-Up Amount (if applicable), except that cash, without interest, will be paid in place of fractional shares of Dominion Resources common stock.

  If the aggregate number of shares of Dominion Resources common stock or CNG common stock for which cash was elected does not exceed the Dominion Resources Cash Number or CNG Cash Number, and the number of shares of Dominion Resources common stock for which stock consideration was elected does not exceed the Dominion Resources Stock Number or CNG Stock Number, then:

  (1) all shares for which a cash election was made will be exchanged for cash;

  (2) all shares for which a stock election was made will be exchanged for Dominion Resources common stock plus the Top-Up Amount (if applicable);

  (3) all Dominion Resources common stock for which no election was made will receive cash or Dominion Resources common stock, as determined by Dominion Resources;

  (4) all CNG common shares for which no election was made will receive cash or Dominion Resources common stock, as determined by Dominion Resources and

  (5) cash, without interest, will be paid in lieu of fractional shares of Dominion Resources common stock.

  As a result of the limitations described above, the amount of cash and stock received by shareholders may differ from their actual elections. If Dominion Resources common stock is over-subscribed by the shareholders of either company, a shareholder of that company who elected Dominion Resources common stock may receive part of his consideration in the form of cash. If cash is over-subscribed by the shareholders of either company, a shareholder of that company who elected cash may receive part of his consideration in the form of Dominion Resources common stock.

 The Merger Agreement


Tax Reallocation

  If, after allocating the cash and stock consideration pursuant to the proration formulas set forth above, the tax advisors are unable to render their opinions that the Second Merger will be treated as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code (see THE MERGERS-- Material U. S. Federal Income Tax Consequences on page 50 for a discussion of the tax consequences of the qualification of the Second Merger as a "reorganization"), then Dominion Resources is obligated to reduce, to the minimum extent necessary to enable the tax opinions to be rendered, the amount of cash to be delivered with respect to the shares of CNG that would otherwise receive cash consideration or with respect to the Top-Up Amount, as the case may be, and in lieu thereof shall deliver the number of shares of Dominion Resources common stock having an aggregate value, based on the Average Price, equal to the amount of such reduction.

Exchange of Stock Certificates

 Exchange Agent

  Dominion Resources shall deposit with an exchange agent certificates evidencing the shares of Dominion Resources common stock issuable and cash payable in exchange for outstanding Dominion Resources and CNG common stock.

 Exchange Procedures

  At least 30 and no more than 90 days before the anticipated day of the closing of the mergers, the exchange agent will mail a form of election to each shareholder of record (as of a record date to be determined by Dominion Resources and CNG) of Dominion Resources and CNG common stock. The exchange agent will use its best efforts to make a form of election available to all persons who become shareholders of Dominion Resources or CNG during the period between such record date and the Effective Time. To be effective, a form of election must be:

  .  properly completed and signed by the shareholder of record; and

  . delivered to the exchange agent by no later than 5:00 p.m. on the fifth business day immediately preceding the Effective Time.

  Holders may revoke their elections by filing a written revocation with the exchange agent before the deadline for submitting elections. All elections will be automatically revoked if the exchange agent receives written notice from Dominion Resources and CNG that either merger has been abandoned. Dominion Resources, and, at Dominion Resources' option, the exchange agent, will have the discretion to determine whether forms of election have been properly completed, signed and submitted or revoked, and to disregard immaterial defects in the forms of election.

  Promptly after the Effective Time of the First Merger or the Second Merger, as applicable, the exchange agent will mail the following materials to each shareholder of record of Dominion Resources or CNG shares as of the Effective Time of the respective merger who did not return a properly completed form of election:

  . a letter of transmittal for use in submitting such shares to the exchange agent for exchange; and

  . instructions explaining what the shareholder must do to effect the surrender of Dominion Resources or CNG certificates in exchange for consideration to be issued in the mergers.

  Shareholders should complete and sign the letter of transmittal and return it to the exchange agent together with his or her certificates in accordance with the instructions.

Lost, Stolen or Destroyed Certificates

  If certificates for any Dominion Resources or CNG common stock have been lost, stolen or destroyed, the shareholder must submit an affidavit to that effect to the exchange agent. Dominion Resources or the surviving

                                                           The Merger Agreement

corporation in the Second Merger may also require the shareholder to deliver a bond to the exchange agent in an amount reasonably required to indemnify the exchange agent against claims with respect to lost certificates.

 Transfer of Ownership

  The exchange agent will issue a certificate for shares of Dominion Resources common stock in a name other than that in which the Dominion Resources or CNG certificate surrendered in exchange therefor was registered only if the certificate surrendered is properly endorsed and otherwise in proper form for transfer. The person requesting the exchange must also have paid any required transfer or other taxes or established to the satisfaction of Dominion Resources and CNG that no tax is payable.

 Payments Following Surrender

  Until they have surrendered their certificates, holders of certificates entitled to receive Dominion Resources common stock will not receive:

  . dividends and other distributions with respect to Dominion Resources common stock that they are entitled to receive from the mergers and that are declared or made with a record date after the Effective Time; or

  . cash, without interest, payment in place of fractional shares of Dominion Resources common stock.

  At the time of surrender, shareholders will receive any cash due to them, including cash in lieu of fractional shares, dividends or other distributions paid with respect to whole Dominion Resources shares, if such distributions had a record date after the Effective Time. Such shareholders will also be paid on the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time, but prior to surrender, and a payment date subsequent to surrender.

  Shareholders should not forward their certificates to the Exchange Agent, Dominion Resources or CNG until they have received a form of election. Shareholders should not return certificates with the enclosed proxy. A form of election and complete instructions for properly making an election to receive cash, Dominion Resources common stock or a combination of cash and stock will be mailed to shareholders under separate cover not more than 90 days nor less than 30 days before the anticipated date of the closing of the mergers.

Representations and Warranties

  The merger agreement contains the following representations and warranties of Dominion Resources and CNG:

  . their respective due organization and qualification, the due organization and qualification of their respective significant subsidiaries and similar corporate matters;

  . their respective capital structures;

  . the authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

  . regulatory and statutory approvals;

  . compliance with applicable laws and agreements;

  . reports and financial statements have been filed with governmental authorities, complied in all material respects with all applicable requirements, and do not contain a material misrepresentation or omission;

  . the absence of material adverse changes;

  . the information supplied by each of Dominion Resources and CNG for use in this joint proxy statement/prospectus does not contain a material misrepresentation or omission;

 The Merger Agreement


  . certain employee matters;

  . the utility regulatory status of Dominion Resources and CNG and their respective subsidiaries;

  . the Dominion Resources and CNG shareholder vote required to approve the merger agreement;

  . the receipt by Dominion Resources and CNG of opinions as to the fairness of the merger consideration, from a financial point of view, of their respective financial advisors;

  . the ownership of each other's shares;

  . the non-applicability of certain statutory and company-specific anti-takeover provisions;

  . certain environmental matters;

  . trading position risk management; and

  . the absence of litigation which would have a material adverse effect on either Dominion Resources or CNG.

  In addition, the merger agreement contains certain representations and warranties by Dominion Resources as to the nuclear operations of Dominion Resources and its subsidiaries, the ownership of New Sub I and New Sub II and as to the Dominion Resources Board of Directors present intent to maintain the payment of dividends on the Dominion Resources common stock at its current rate and by CNG as to the non-applicability of certain provisions of its rights agreement to the merger and the rejection of the Columbia proposal.

Conduct of Business Pending the Mergers

  The companies have agreed to carry on their respective businesses in the ordinary course until the mergers are effective or terminated and to use all commercially reasonable efforts to preserve their current business organizations, goodwill and customer and supplier relationships. In addition, each company has agreed without prior written consent to:

  . not declare or pay any dividends or make any distributions, other than as provided in the merger agreement;

  . not change the capital structure of the company;

  . not redeem, repurchase or otherwise acquire its own stock, other than as provided in the merger agreement;

  . not issue or sell any stock or securities convertible into stock, other than as provided in the merger agreement;

  . not amend their respective articles of incorporation, charter or by-laws other than as provided in the merger agreement;

  . not merge with, acquire a substantial equity interest in or acquire substantial assets of any other business entity, other than as provided in the merger agreement;

  . not sell, transfer, license or otherwise dispose of any assets that are material to the company as a whole, other than as provided in the merger agreement;

  . not incur or guarantee any indebtedness other than as provided in the merger agreement;

  . not make any capital expenditures, other than as provided in the merger agreement;

  . not engage in any activities that would change the status of the company or its subsidiaries under the Public Utility Holding Company Act of 1935;

  . not make any changes to accounting methods, except as required by law, rule, regulation or GAAP;

  . not take any action that would, or would be reasonably likely to, affect the Second Merger's status under Section 368(a)(1)(A) of the Internal Revenue Code;

                                                           The Merger Agreement


  . not pay, discharge or satisfy any material claims, liabilities or obligations, other than in the ordinary course or as provided in the merger agreement;

  . confer frequently with each other's representatives and promptly notify each other of any significant changes in operations;

  . consult with each other regarding regulated rates, charges or regulatory filings and not make any filing to change rates that would have a material adverse effect on the benefits associated with the mergers;

  . use commercially reasonable efforts to obtain required third-company consents and to notify the other company of any failures to obtain such consents;

  . not take any action that would or is reasonably likely to result in a material breach of the merger agreement or make any of the representations and warranties untrue as of the Closing Date;

  . not take any action that would likely jeopardize the qualification of outstanding revenue bonds for the benefit of Dominion Resources or CNG that qualify as exempt facility bonds or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986;

  . create a transition task force, headed by Thos. E. Capps, and two additional members of Dominion Resources and two additional members from CNG;

  . maintain insurance in such amounts and against such risks and losses as are customary in their respective industries; and

  . use commercially reasonable efforts to maintain existing permits.

  CNG has also agreed that, without the prior written consent of Dominion Resources, it shall not, nor shall it permit any of its subsidiaries to:

  . enter into, adopt or amend (except as may be required by applicable law) or increase the amount or accelerate the payment or vesting of any benefit or amount payable under any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such company or any of its subsidiaries, or increase, or enter into any of the foregoing to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of CNG or its subsidiaries, except as otherwise expressly contemplated by the merger agreement; or

  . enter into or amend any employment, severance or special pay arrangements with respect to termination of employment or other similar contract, agreement or arrangement with any director or officer other than in the ordinary course of business consistent with past practice.

No Solicitation of Transactions

  The companies agreed that neither they, their subsidiaries nor any directors, officers, employees, agents or other representatives, directly or indirectly, would:

  . initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal that constitutes or is reasonably likely to lead to any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Dominion Resources or CNG (or any of their material subsidiaries), or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Dominion Resources or CNG (or any of their material subsidiaries), other than pursuant to transactions contemplated by the merger agreement; or

  . engage in negotiations or provide any confidential information or data to any person relating to any such business combination.

  Each company will notify the other orally and in writing of any such inquiries, offers or proposals including, without limitation, the terms and conditions of any such proposal and the identity of the person

 The Merger Agreement

making, it within 24 hours of the receipt thereof and will give the other five days advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal.

  The merger agreement requires each company immediately to cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted prior to the date of the merger agreement with respect to any such business combination.

  However, unless the shareholders of each of Dominion Resources and CNG have voted to approve the mergers, either company may participate in discussions or negotiations with, furnish information to, and afford access to the properties, books and records of the company and its subsidiaries to any person in connection with an unsolicited offer to effect a business combination as described above, if and to the extent that:

  . the Board of Directors of the company has reasonably concluded in good faith (after consultation with its financial advisors) that the person or group making the unsolicited offer will have adequate sources of financing to consummate the transaction and that the unsolicited offer is more favorable to such company's shareholders than the mergers;

  . the Board of Directors of such company is advised in a written, reasoned opinion of outside counsel that a failure to do so would result in a breach of its fiduciary duties under applicable law; and

  . such company has entered into a confidentiality agreement with the person or group making the unsolicited offer containing terms and conditions no less favorable to such company than the existing confidentiality agreement between Dominion Resources and CNG.

Conditions to the Mergers

  Consummation of the mergers is subject to a number of conditions, including:

  . the approval of the mergers by the shareholders of Dominion Resources and CNG;

  . no temporary restraining order, preliminary or permanent injunction or other order by any federal or state court shall be in effect that prevents the consummation of the mergers, and the mergers and the other transactions contemplated thereby shall not have been prohibited under any applicable federal or state law or regulation;

  . the registration statement filed with this joint proxy statement/prospectus shall have become effective and no stop order suspending such effectiveness shall be in effect;

  . the shares of Dominion Resources common stock issuable in the mergers shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

  . all authorizations, consents, findings by or approvals of any governmental authority necessary for the execution and delivery of the merger agreement or the consummation of the transactions contemplated thereby shall have been obtained at or prior to the Effective Time and shall have become final orders and shall not impose terms or conditions that would have, or would be reasonably likely to have, a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of Dominion Resources and CNG and their subsidiaries on a consolidated basis as if the Second Merger had been consummated (but without giving effect to the impact of such material adverse effect).

  In addition, each company's obligation to effect the mergers is subject to a number of additional conditions, including the following:

 CNG

  . the agreements and covenants required to be performed by Dominion
    Resources under the merger agreement shall have been performed in all material respects;

                                                           The Merger Agreement

  . the representations and warranties of Dominion Resources shall be true and correct as of closing as if made on and as of closing except as expressly provided in the merger agreement;

  . CNG shall have received an officers' certificate from Dominion Resources stating that certain conditions set forth in the merger agreement have been satisfied;

  . no material adverse affect shall have occurred with respect to the business, operations, properties, assets or condition (financial or otherwise), prospects or results of operations of Dominion Resources and its subsidiaries taken as a whole or the consummation of the merger agreement;

  . CNG shall have received an opinion of counsel in form and substance satisfactory to CNG to the effect that the Second Merger will be treated as a transaction described in Section 368(a) of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of CNG who exchange CNG common stock solely for Dominion Resources common stock pursuant to the Second Merger (except with respect to cash received in lieu of fractional shares); and

  . the third party consents required by the merger agreement to be obtained with respect to Dominion Resources shall have been obtained.

 Dominion Resources

  . the agreements and covenants required to be performed by CNG under the merger agreement shall have been performed in all material respects;

  . the representations and warranties of CNG shall be true and correct as of closing as if made on and as of closing except as expressly provided in the merger agreement;

  . Dominion Resources shall have received an officers' certificate from CNG stating that certain conditions set forth in the merger agreement have been satisfied;

  . no material adverse affect shall have occurred with respect to the business, operations, properties, assets or condition (financial or otherwise), prospects or results of operations of CNG and its subsidiaries taken as a whole or the consummation of the merger agreement;

  . Dominion Resources shall have received an opinion of counsel in form and substance satisfactory to Dominion Resources to the effect that the Second Merger will be treated as a transaction described in
    Section 368(a)(1)(A) of the Internal Revenue Code; and

  . the third party consents required by the merger agreement to be obtained with respect to CNG shall have been obtained.

Benefit Plans

  Following the Effective Time, Dominion Resources and its subsidiaries will honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of CNG that apply to any current or former employees or current or former directors of CNG. This undertaking is not intended to prevent Dominion Resources from enforcing such contracts, agreements and commitments in accordance with their terms or from exercising any right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment. Before undertaking any reductions in workforce following the Effective Time, Dominion Resources will consider whether such reductions have a disproportionate effect on employees of CNG and its subsidiaries in light of the circumstances and the objectives to be achieved and the needs of the combined businesses of Dominion Resources and CNG.

  In addition, subject to applicable law and obligations under applicable collective bargaining agreements, Dominion Resources shall maintain for a period of at least two years after the closing, such employee compensation, welfare and benefit plans, programs, policies and fringe benefits as will, in the aggregate, provide benefits to the employees or former employees of CNG and its subsidiaries who were employees immediately prior to the closing that are no less favorable than those provided pursuant to such CNG plans, as in effect at closing.

 The Merger Agreement


Treatment of CNG Stock Options and Stock Awards

  With respect to certain CNG stock and incentive plans and other employee benefit plans, programs and arrangements under which the delivery of CNG common stock is required for payment, Dominion Resources and CNG shall:

  . use their respective best efforts so that, at the Effective Time of the Second Merger, all benefits, grants, awards and options are converted to the right to receive from Dominion Resources cash equal to the fair value at the Effective Time of each such benefit, grant, award or option; and

  . fair value shall be determined in good faith by Dominion Resources and CNG using recognized option valuation methodologies.

Termination

  The merger agreement may be terminated at any time prior to the closing, whether before or after approval by the shareholders of Dominion Resources and
CNG:

  . by mutual written consent of the Boards of Directors of Dominion
    Resources and CNG;

  . by either Dominion Resources or CNG, by written notice to the other, if the Effective Time shall not have occurred on or before January 31, 2000 (or July 31, 2000 if all regulatory approvals have not yet been received and all other conditions are then capable of being satisfied), provided that this right to terminate the merger agreement shall not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the termination date;

  . by either Dominion Resources or CNG, by written notice to the other, if any required shareholder approval shall not have been obtained at a duly held meeting of shareholders or at any adjournment thereof;

  . by either Dominion Resources or CNG, if any state or federal law, order, rule or regulation is adopted or issued, that has the effect, as supported by the written, reasoned opinion of outside counsel for such company, of prohibiting the mergers or causing a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), prospects or results of operations of either company and its subsidiaries taken as a whole or the consummation of the merger agreement, or if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the mergers or causing a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), prospects or results of operations of either company and its subsidiaries taken as a whole or the consummation of the merger agreement, and such order, judgment or decree shall have become final and nonappealable;

  . by Dominion Resources or CNG, by written notice to the other, if there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement of the other company under the merger agreement, and such breach shall not have been remedied within twenty days after receipt by the other company of notice in writing from the nonterminating company specifying the nature of such breach and requesting that it be remedied; or

  . if the Board of Directors of the nonterminating company or any committee of such company (1) shall withdraw or modify in any manner adverse to the terminating company its approval or recommendation of the merger agreement, the Second Merger, in the case of CNG, or both mergers, in the case of Dominion Resources, (2) shall fail to reaffirm such approval or recommendation upon the request of the terminating company, (3) shall approve or recommend any acquisition of the nonterminating company or a material portion of such nonterminating company's assets or any tender offer for shares of capital stock of such nonterminating company, in each case, by a party other than the terminating company or any of its affiliates, or (4) shall resolve to take any of the actions specified above.

                                                           The Merger Agreement


  In addition, either Dominion Resources or CNG, upon two days prior notice to the other, may terminate the merger agreement if as a result of a tender offer by a party other than Dominion Resources or CNG or any of their respective affiliates or any written offer or proposal with respect to a merger, sale of a material portion of the terminating company's assets or other business combination for the terminating company, in each case, by a party other than Dominion Resources or CNG or their respective affiliates, the Board of Directors of the terminating company, determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that:

  . the Board of Directors of the terminating company has reasonably concluded in good faith (after consultation with its financial advisors) that the person or group proposing the business combination will have adequate sources of financing to consummate the business combination and that the business combination is more favorable to the terminating company's shareholders than the Second Merger, in the case of CNG, or both mergers, in the case of Dominion Resources, and shall have been advised in a written, reasoned opinion by outside counsel that, notwithstanding the binding commitment of the merger agreement, and notwithstanding all concessions that may be offered by the nonterminating company in the negotiations described below, the directors' fiduciary duties would require the directors to reconsider such commitment as a result of such tender offer or such written offer or proposal; and

  . prior to any such termination, the terminating company shall, and shall have caused its respective financial and legal advisors to, negotiate with the nonterminating company to make such adjustments in the terms and conditions of the merger agreement as would enable the terminating company to proceed with the mergers.

  In the event of termination of the merger agreement by either Dominion Resources or CNG as provided above, there shall be no liability on the part of either Dominion Resources or CNG or their respective officers or directors under the merger agreement, other than:

  . the liabilities arising from certain specified provisions of the merger agreement described below under Termination Fees and Expenses; and

  . to hold in strict confidence all documents furnished in connection with the transactions contemplated by the merger agreement and in accordance with the existing confidentiality agreement between Dominion Resources and CNG.

Termination Fees

  If the merger agreement is terminated as a result of a material breach of any representation, warranty or covenant under the merger agreement, then the company receiving the notice of termination shall promptly (but not later than five business days after receipt of such notice) pay to the terminating company an amount equal to all documented out-of-pocket expenses and fees incurred by the terminating company in connection with the merger agreement up to $25 million.

  However, if the merger agreement is terminated by a company as a result of a willful breach or failure to perform or comply with the agreements and covenants by the nonterminating company, such nonterminating company shall in addition to the other expenses described above, be liable to the terminating company for such terminating company's actual damages as a result of such breach.

  If the merger agreement is terminated by either company as a result of the good faith determination that the fiduciary obligations of the directors of the terminating company under applicable law requires acceptance of a tender offer or other written offer or proposal and it enters into an agreement (whether or not such agreement is embodied in a definitive manner) to consummate a business combination with a third party within two years of such termination, then the terminating company shall promptly (but not later than five business days after receipt of notice), but prior to entering into such agreement with the third party, pay to the other company an amount equal to out-of-pocket expenses up to $25 million plus $200 million.

 The Merger Agreement


  If the merger agreement is terminated by Dominion Resources or CNG:

  . as a result of the board of directors of the other company:

    --withdrawing or modifying in any manner adverse to the party terminating its approval or recommendation of the merger agreement or the Second Merger, in the case of CNG, or both mergers, in the case of Dominion Resources;

    --failing to reaffirm such approval or recommendation upon the other party's request;

    --approving or recommending any acquisition of its company or a material portion of its assets or any tender offer for its capital stock by a party other than the other party to the merger agreement; or

    --resolving to take any of the above actions; or

  . as a result of the Effective Time not occurring on or before January 31, 2000 (or July 31, 2000, if all regulatory approvals have not yet been received and all other conditions are then capable of being satisfied), following the failure of the shareholders of either Dominion Resources or CNG to grant the necessary approvals or as a result of a material breach of certain agreements in connection with obtaining such shareholder approvals and, at the time of termination, there shall have been a third-party tender offer for shares or a third-party offer or proposal with respect to a business combination involving either Dominion Resources or CNG which, at the time of such termination, shall not have been rejected by such target company and its Board of Directors and withdrawn by the third party then promptly (but not later than five business days after receipt of notice of the amount due from the other party) after the termination of the merger agreement;

the party terminating the merger agreement shall be paid by the other party: out-of-pocket expenses up to $25 million; and a termination fee of $200 million, provided that no such amounts shall be payable if and to the extent the party to make such payment shall have paid such amounts pursuant to the paragraphs above.

  Notwithstanding the foregoing, the $200 million termination fee plus the out-of-pocket expenses described above, shall not be payable upon termination due to disapproval of the First or Second Merger by the Dominion Resources or CNG shareholders, as the case may be, unless the Board of Directors of the company whose shareholders disapproved the respective merger:

  . withdraws, amends or otherwise adversely modifies in any manner adverse to the other company its approval or recommendation;

  . fails to reaffirm its approval or recommendation;

  . approves or recommends the acquisition of such company or a material portion of the assets or shares of such company; or

  . resolves to take any of the steps described above.

The $200 million termination fee and the out-of-pocket expenses shall be payable by Dominion Resources or CNG, as the case may be, even if the actions described in the above paragraph are not taken by the respective Board of Directors, if the respective company enters into an agreement, whether or not such agreement is embodied in a definitive manner, with a third party to effect a business combination (as defined for this purpose in the merger agreement) within two years of such termination.

Expenses

  The expenses incurred in connection with printing and filing of the joint proxy statement/prospectus will be shared equally by Dominion Resources and CNG. All other costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the company incurring such expenses.

                                                           The Merger Agreement

Amendment and Waiver

  The merger agreement may be amended by the Board of Directors of Dominion Resources and CNG at any time before or after the shareholders of Dominion Resources and CNG approve the mergers. However, no such amendment after shareholder approval shall alter or change:

  . the amount or kind of shares, rights or any of the proceedings of the exchange and/or conversion with respect to the shares of Dominion Resources stock to be issued under the merger agreement; or

  . any of the terms and conditions of the merger agreement that would materially and adversely affect the rights of holders of CNG common stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of Dominion Resources and/or CNG, without the further approval of such shareholders.

  At any time prior to the Effective Time, the parties to the merger agreement may extend the time for the performance of any of the obligations or other acts of the other parties under the merger agreement, waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto and waive compliance with any of the agreements or conditions contained in the merger agreement.

 Regulatory Matters

                               REGULATORY MATTERS

  A summary of the material regulatory requirements affecting the mergers is set forth below. Additional consents from or notifications to governmental agencies may be necessary or appropriate in connection with the mergers.

  While the companies believe that they will receive the requisite regulatory approvals and clearances for the merger that are summarized below, there can be no assurance as to the timing of such approvals or clearances or the ability of the companies to obtain such approvals and clearances on satisfactory terms or otherwise. Consummation of the mergers is conditioned upon receipt of final orders from the various federal and state commissions described below that do not impose terms or conditions that would have, or would be reasonably likely to have, a material adverse effect on the combined company. There can be no assurance that any such approvals will be obtained or, if obtained, will not contain terms, conditions or qualifications that cause such approvals to fail to satisfy such condition to the consummation of the mergers or that such orders will not be appealed by intervenors to the appropriate courts.

Antitrust Considerations

  Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act), Dominion Resources and CNG cannot consummate the Second Merger until each has submitted certain information to the Antitrust Division of the Department of Justice and the Federal Trade Commission. Additionally, each company must satisfy specified HSR Act waiting period requirements. The expiration or earlier termination of the HSR Act waiting period will not prevent the Department of Justice or the Federal Trade Commission from challenging the Second Merger on antitrust grounds. Neither Dominion Resources nor CNG believes that the Second Merger will violate federal antitrust laws. If the Second Merger is not consummated within 12 months after the expiration or earlier termination of the HSR Act waiting period, Dominion Resources and CNG must submit new information to the Department of Justice and the Federal Trade Commission, and a new HSR Act waiting period will begin.

1935 Act

  Dominion Resources is a holding company exempt from most provisions of the Public Utility Holding Company Act of 1935 (1935 Act). CNG is a registered holding company subject to the provisions of the 1935 Act.

  In connection with the Second Merger, Dominion Resources is required to obtain Securities and Exchange Commission approval under the 1935 Act to acquire the four public utilities owned by CNG. Dominion Resources and CNG filed an application with the Securities and Exchange Commission on April 5, 1999 seeking the necessary approval under the 1935 Act. This application will be amended to reflect the revised terms of the merger agreement agreed to on May 11, 1999.

  If as a result of the Second Merger, CNG merges into New Sub II, New Sub II will become a registered public utility holding company. In any event, Dominion Resources will become a registered public utility holding company under the 1935 Act because of its indirect acquisition of the CNG public utility companies. Although CNG and Dominion Resources believe that Securities and Exchange Commission approval of the Second Merger under the 1935 Act on terms acceptable to both parties will be obtained, it is not possible to predict with certainty the timing of such approval and whether the approval will be on terms acceptable to them.

  Under the standards applicable to transactions subject to approval pursuant to Sections 9(a) and 10 of the 1935 Act, the Securities and Exchange Commission is directed to approve the Second Merger unless it finds that (i) the Second Merger would tend towards detrimental interlocking relations or a detrimental concentration of control, (ii) the consideration to be paid in connection with the Second Merger is not reasonable, or (iii) the Second Merger would unduly complicate the capital structure of the holding company system or would be detrimental to the proper functioning of the applicant's holding company system. To approve the proposed

                                                             Regulatory Matters

Second Merger, the Securities and Exchange Commission also must find that the Second Merger would comply with applicable state law, tend towards the development of an integrated public utility system and would otherwise conform to the 1935 Act's integration and corporate simplification standards.

   The 1935 Act imposes a number of restrictions on the operations of registered holding company systems. Among these restrictions are requirements that certain securities acquisitions and issuances, sales and acquisitions of assets or securities of utility companies or acquisitions of interests in any other business must be approved by the Securities and Exchange Commission. The 1935 Act also limits the ability of registered holding companies to engage in activities unrelated to their utility operations and regulates holding company system service companies and the rendering of services by holding company affiliates to other companies in their system. Dominion Resources and CNG believe they will be able to satisfy the Securities and Exchange Commission's requirements for a registered holding company system.

  The Securities and Exchange Commission may require as a condition to its approval of the Second Merger under the 1935 Act that Dominion Resources divest certain of its activities which are unrelated to the utility or energy operations of the combined companies after the Second Merger within a reasonable time after the Second Merger. In several cases, the Securities and Exchange Commission has allowed the retention of non-utility related activities or deferred the question of divestiture for a substantial period of time. In those cases in which divestiture has taken place, the Securities and Exchange Commission has usually allowed enough time to complete the divestiture to allow the applicant to avoid an untimely or premature sale of the divested assets. Dominion Resources believes strong policy reasons and prior Securities and Exchange Commission decisions and policy statements support the retention of its non-utility related investments or, alternatively, support deferring the question of divestiture for a substantial period of time. Accordingly, Dominion Resources requested in the 1935 Act application that it be allowed to retain its non-utility related investments or, in the alternative, that the question of divestiture be deferred. However, Dominion Resources will amend its application to reflect its intended divestiture of Dominion Capital.

Atomic Energy Act

  Dominion Resources holds various licenses issued by the Nuclear Regulatory Commission (NRC) to own and operate the North Anna and Surry nuclear generating stations. Under the Atomic Energy Act and NRC regulations, nuclear licensees must seek and obtain prior NRC consent for any changes that would constitute a transfer of an NRC license, directly or indirectly, through transfer of control of the license to any person. Dominion Resources does not believe that the mergers will constitute a transfer of control of its NRC licenses or that the mergers will affect the basis for prior NRC decisions relating to its financial qualifications as an NRC licensee. Dominion Resources will request confirmation that the NRC concurs with its belief.

Federal Power Act

  Section 203 of the Federal Power Act provides that no public utility may sell or otherwise dispose of its jurisdictional facilities, directly or indirectly merge or consolidate its facilities with those of any other person, or acquire any security of any other public utility, without first having obtained authorization from the Federal Energy Regulatory Commission (FERC). Because CNG has subsidiary power marketers that are considered to be "public utilities" and to own "jurisdictional facilities" under the Federal Power Act, FERC's approval under Section 203 is required before Dominion Resources and CNG may consummate the mergers. Section 203 provides that FERC is required to grant its approval if the Second Merger is found to be "consistent with the public interest."

  FERC has stated in its 1996 Utility Merger Policy Statement that, in analyzing a merger under Section 203, it will evaluate the following criteria:

  . the effect of the merger on competition in wholesale electric power markets, utilizing an initial screening approach derived from the Department of Justice/Federal Trade Commission-Initial Merger Guidelines to determine if a merger will result in an increase in an applicant's market power;

 Regulatory Matters

  . the effect of the merger on the applicants' FERC jurisdictional ratepayers; and

  . the effect of the merger on state and federal regulation of the applicants.

  Dominion Resources' power marketing affiliates are authorized by FERC to sell electric power at wholesale in interstate commerce at market-based rates. CNG's power marketing affiliates have similar authorizations from FERC. These authorizations, which were obtained under Section 205 of the Federal Power Act, were predicated in part on FERC's finding that the power marketing affiliates of Dominion Resources and CNG lack market power over the generation and transfer of electric energy and, therefore, could not sell electric power at prices above competitive levels. As a condition of the power marketer authorizations, the power marketing affiliates of Dominion Resources and CNG are required to report any changes in status that could result in a change in the facts FERC relied upon in approving market-based rates. Pursuant to this requirement, the power marketing affiliates of Dominion Resources and CNG will file notifications of a "change in status" with FERC. These notifications will inform FERC of the merger agreement and will advise FERC that the power marketing affiliates of both Dominion Resources and CNG would not deal with one another except under specified certain circumstances during the pendency of the Second Merger.

  Pending FERC approval of the Second Merger under Section 203 and related action under Section 205, the authorizations under which the power-marketing affiliates of both Dominion Resources and CNG engage in market-based sales are expected to remain effective. The necessary filings will be made with FERC to allow Dominion Resources and CNG power-marketing affiliates to continue to engage in wholesale power transactions at market-based rates.

Virginia Commission

  Dominion Resources' wholly-owned subsidiary, Virginia Power, and CNG's wholly-owned subsidiary, Virginia Natural Gas, Inc., are subject to the jurisdiction of the Virginia State Corporation Commission (Virginia Commission). The Virginia Commission must approve the acquisition of any Virginia public utility. The applicants must show that the provision of adequate service at just and reasonable rates will not be threatened or impaired as a result of the Second Merger. Dominion Resources and CNG have filed an application seeking Virginia Commission approval of the Second Merger consistent with these requirements.

North Carolina Commission

  Virginia Power is subject to the jurisdiction of the North Carolina Utilities Commission (North Carolina Commission). The North Carolina Commission must approve any merger or combination affecting any public utility, whether made through acquisition or control by stock purchase or otherwise. Under this authority, the North Carolina Commission has advised that it will assert jurisdiction to approve the Second Merger. The North Carolina Commission must give its approval if justified by the public convenience and necessity. Dominion Resources and CNG have filed an application seeking the approval of the North Carolina Commission consistent with these requirements.

West Virginia Commission

  CNG's wholly-owned subsidiary, Hope Gas, Inc., is subject to the jurisdiction of the West Virginia Public Service Commission (West Virginia Commission). No person or corporation may acquire either directly or indirectly a majority of the common stock of any public utility organized and doing business in West Virginia without the approval of the West Virginia Commission. The West Virginia Commission may approve such a transaction upon proper showing that the terms and conditions are reasonable, that neither party to it is given an undue advantage over the other, and that it does not adversely affect the public in West Virginia. Dominion Resources and CNG have filed an application seeking the approval of the West Virginia Commission consistent with these requirements.

Pennsylvania Commission

  CNG's wholly-owned subsidiary, The Peoples Natural Gas Company, is subject to the jurisdiction of the Pennsylvania Public Utility Commission (Pennsylvania Commission). The issuance of a certificate of public convenience and necessity may be required. The Pennsylvania Commission has advised that it will assert

                                                             Regulatory Matters

jurisdiction to approve the Second Merger. The standard for approval is whether the transaction is necessary and proper for the service, accommodation, convenience, or safety of the public. This standard has been applied by the Pennsylvania Commission to require that the companies demonstrate that the transaction will affirmatively promote the service, accommodation, convenience or safety of the public in some substantial way. The Peoples Natural Gas Company has filed an application seeking the approval of the Pennsylvania Commission consistent with these requirements.

Ohio Commission

  CNG's wholly-owned subsidiary, East Ohio Gas is subject to the jurisdiction of the Public Utilities Commission of the State of Ohio (Ohio Commission). The Ohio Commission does not have statutory jurisdiction over the transaction, but is being provided any relevant information for its review, and use in evaluating the impact of the Second Merger, if any, on retail customers in Ohio.

Affiliate Contracts and Arrangements

  Following the Second Merger and the registration of Dominion Resources as a holding company under the 1935 Act, Dominion Resources and CNG and their subsidiaries may need to enter into or amend agreements related to the provision by affiliates of the combined companies of various services, including management, supervisory, construction, engineering, accounting, legal, financial or similar services. The approval or non-opposition of certain federal and state regulatory commissions is required with respect to the creation or amendment of certain inter-affiliate agreements. Dominion Resources, CNG and their subsidiaries will file such agreements with the appropriate federal and state regulatory commissions and seek such regulatory approvals as may be required by applicable law.

Other Regulatory Matters

  Dominion Resources and its subsidiaries and CNG and its subsidiaries have obtained from various regulatory authorities certain franchises, permits and licenses which may need to be renewed, replaced or transferred in connection with the mergers, and approvals, consents or notifications may be required in connection with such renewals, replacements or transfers.

  Regulatory commissions of states where Dominion Resources' and CNG's utility subsidiaries operate may intervene in the federal regulatory proceedings. In addition, such regulatory commissions regulate the rates charged to utility customers within their jurisdictions. In approving rates, each state may take into account other effects of, including possible savings resulting from, the mergers.

 The Companies

                                 THE COMPANIES

Dominion Resources, Inc.

  Dominion Resources, a diversified utility holding company, has its principal office at 120 Tredegar Street, Richmond, Virginia 23219, telephone (804) 819-2000. Its principal subsidiary is Virginia Power, a regulated public utility engaged in the generation, transmission, distribution and sale of electric energy. The primary service area is in Virginia and northeastern North Carolina. Dominion Resources, other major subsidiaries are Dominion Capital, its diversified financial services company, and Dominion Energy, its independent power and natural gas subsidiary. Dominion Resources was incorporated in 1983 as a Virginia corporation. Dominion Resources and its subsidiaries had 11,033 full-time employees as of December 31, 1998. Dominion Resources is currently exempt from registration as a holding company under the 1935 Act. Dominion Resources also owns and operates a 365 Mw natural gas fired generating facility in the United Kingdom.

 Virginia Power

  Virginia Power is a public utility engaged in the generation, transmission, distribution and sale of electric energy within a 30,000 square-mile area in Virginia and northeastern North Carolina. Virginia Power operates nuclear, fossil fuel and hydroelectric generating units with an aggregate capability of 13,635 Mw. It supplies energy at retail to approximately two million customers and sells electricity at wholesale to rural electric cooperatives, power marketers and certain municipalities. The term "Virginia Power" refers to the entirety of Virginia Electric and Power Company, including its Virginia and North Carolina operations and all of its subsidiaries. In Virginia it trades under the name "Virginia Power." The Virginia service area comprises about 65 percent of Virginia's total land area, but accounts for over 80 percent of its population. In North Carolina it trades under the name "North Carolina Power" and serves retail customers located in the northeastern region of the state, excluding certain municipalities. Virginia Power also engages in off-system wholesale purchases and sales of electricity and purchases and sales of natural gas, and is developing trading relationships beyond the geographic limits of its retail service territory.

 Dominion Capital

  Dominion Capital is a diversified financial services company with several operating subsidiaries in the commercial lending, merchant banking and residential lending business. Its principal subsidiaries are First Source Financial, LLP, First Dominion Capital LLC and Saxon Mortgage, Inc. Dominion Capital also owns a 46 percent interest in Cambrian Capital LLP. First Source Financial provides cash-flow and asset-based financing to middle-market companies seeking to expand, recapitalize or undertake buyouts. First Dominion Capital is an integrated merchant banking and asset management business located in New York. Saxon Mortgage and its affiliates originate and securitize home equity and mortgage loans to individuals. Cambrian Capital provides financing to small and mid-sized independent oil and natural gas producers undertaking acquisitions, refinancings and expansions.

 Dominion Energy

  Dominion Energy is active in the competitive electric power generation business and in the development, exploration and operation of natural gas and oil reserves. Dominion Energy is involved in power projects in five states, Argentina, Bolivia, Belize and Peru. Domestic power projects include the Kincaid Power Station, a 1,108 Mw coal fired station in Central Illinois; a 600 Mw gas-fired peaking facility under construction in Central Illinois; two geothermal projects and one solar project in California; three small hydroelectric projects in New York; a waste coal-fueled project in West Virginia and a waste wood- and coal-fueled project in Maine. International power projects include one hydroelectric and one gas-fired project in Argentina, two hydroelectric projects in Bolivia, a run-of-river hydroelectric project in Belize and two hydroelectric projects and six diesel oil-fueled projects in Peru. Dominion Energy is also involved in natural gas and oil development, exploration

                                                                  The Companies

and production in Canada, the Appalachian Basin, the Michigan Basin, the Illinois Basin, the Black Warrior Basin, the Uinta Basin, the San Juan Basin and owns net proved oil and natural gas reserves in key regions of the United States and Canada.

 Dominion Generation

  In April 1999, Dominion Resources announced a reorganization of its energy businesses, effective May 1, 1999, along functional lines with the following areas of focus:

 .power generation/off-systems transactions;
 .bulk power delivery and distribution; and .oil and gas development, exploration and operation.

  By 2002, when deregulation of generation is anticipated in the state of Virginia, Dominion Resources plans to conduct all of its power generation/off-systems businesses through a new subsidiary (Dominion Generation, Inc.). No generating assets are expected to be transferred from the Virginia Power corporate entity nor is it anticipated that these assets will be operated by any entity other than Virginia Power until deregulation. During this transition period, both Virginia Power and Dominion Energy may use the name Dominion Generation to refer to their generation activities.

Consolidated Natural Gas Company

  CNG is a Delaware corporation organized on July 21, 1942, and a public utility holding company registered under the 1935 Act. It is engaged solely in the business of owning and holding all of the outstanding equity securities of nineteen directly owned subsidiary companies. CNG and its subsidiaries are engaged in all phases of the natural gas business--distribution, transmission and exploration and production. The company's principal subsidiaries are described below.

 Distribution

  Public utility subsidiaries of CNG are The East Ohio Gas Company, The Peoples Natural Gas Company, Virginia Natural Gas, Inc. and Hope Gas, Inc. Principal cities served at retail are: Cleveland, Akron, Youngstown, Canton, Warren, Lima, Ashtabula and Marietta in Ohio; Pittsburgh (a portion), Altoona and Johnstown in Pennsylvania; Norfolk, Newport News, Virginia Beach, Chesapeake, Hampton and Williamsburg in Virginia; and Clarksburg and Parkersburg in West Virginia. At December 31, 1998, CNG served at retail approximately two million residential, commercial and industrial gas sales and transportation customers.

 Transmission

  CNG Transmission Corporation operates a regional interstate pipeline system and provides gas transportation and storage services to each of CNG's public utility subsidiaries and to non-affiliated utilities, end-users and others in the Midwest, the Mid-Atlantic states and the Northeast. Through its wholly owned subsidiary, CNG Iroquois, Inc., CNG Transmission holds a 16 percent general partnership interest in the Iroquois Gas Transmission System, L.P., that owns and operates an interstate natural gas pipeline extending from the Canada-United States border near Iroquois, Ontario, to Long Island, New York. The Iroquois pipeline transports Canadian gas to utility and power generation customers in metropolitan New York and New England.

 Exploration and Production

  CNG Producing Company is CNG's exploration and production subsidiary. Its activities are conducted primarily in the Gulf of Mexico, the southern and western United States, the Appalachian region, and in Canada.

 The Companies

 Retail Marketing

  CNG Retail Services Corporation was created in 1997 to market natural gas, electricity and related products and services to residential, commercial and small industrial customers. CNG Products and Services, Inc. also provides energy-related services to customers of CNG's local distribution subsidiaries and others.

 International Activities

  CNG International Corporation was formed by CNG in 1996 to invest in foreign energy activities. CNG International currently owns interests in natural gas pipeline companies in Australia, and gas and electric utility companies in Argentina.

Power Generation Development

  On April 14, 1999, Dominion Resources and a subsidiary of CNG signed an exclusive agreement to develop natural gas-fired power generation facilities along CNG's natural gas pipeline system. This agreement is not conditioned upon the proposed merger between Dominion Resources and CNG.

  Under terms of the agreement the companies have identified 45 potential development sites along CNG's natural gas pipeline network in Ohio, Pennsylvania, New York, West Virginia and Virginia. Dominion Resources and CNG affiliates will develop, own or lease, operate and maintain the facilities on a 50-50 ownership basis.

                                Description of Dominion Resources Capital Stock

                DESCRIPTION OF DOMINION RESOURCES CAPITAL STOCK

General

  As of April 30, 1999, the authorized capital stock was 320,000,000 shares. Those shares consisted of: (a) 20,000,000 shares of preferred stock, none of which were outstanding; and (b) 300,000,000 shares of common stock, of which 191,960,866 shares were outstanding.

Common Stock

  Dominion Resources outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "D". Any additional common stock issued will also be listed on the New York Stock Exchange. Common shareholders may receive dividends when declared by the Board of Directors. Dividends may be paid in cash, stock or other form. In certain cases, common shareholders may not receive dividends until obligations to any preferred shareholders have been satisfied. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock issued will also be fully paid and non-assessable. Each share of common stock is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to preemptive or cumulative voting rights. Common shareholders will be notified of any shareholders' meeting according to applicable law. If Dominion Resources liquidates, dissolves, or winds-up its business, either voluntarily or not, common shareholders will share equally in the assets remaining after creditors and preferred shareholders are paid.

Preferred Stock

  The following description of the terms of the preferred stock sets forth certain general terms and provisions of Dominion Resources authorized preferred stock. If preferred stock is offered, the specific designations and rights will be filed with the Securities and Exchange Commission.

  The Board of Directors can, without approval of shareholders, issue one or more series of preferred stock. The Board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of the company and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of common stock.

  The preferred stock will, if issued, be fully paid and non-assessable.

 Comparative Rights of Shareholders

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

  Upon consummation of the mergers, the company in which the present Dominion Resources shareholders and CNG shareholders will own stock will be governed by Virginia law and by the Articles of Incorporation and Bylaws of Dominion Resources. Significant provisions of the Articles of Incorporation and Bylaws of Dominion Resources and certain differences between these documents and the present charter documents of CNG are discussed below. Although it is impracticable to compare all of the aspects in which Virginia law and Delaware law differ, the following is a summary of certain significant differences between the provisions of these laws.

  The following discussion is a summary only. It is not intended to be a complete statement of the differences affecting the rights of shareholders. The discussion is qualified in its entirety by reference to the full text of the relevant documents and applicable state statutes. Dominion Resources and CNG have filed their charter documents as exhibits to the reports they file with the Securities and Exchange Commission. For information on obtaining those documents, see WHERE YOU CAN FIND MORE INFORMATION.

Board of Directors

  Members of the Dominion Resources Board of Directors serve one-year terms and are elected annually.

  Delaware law provides that a corporation's board of directors may be divided into various classes with staggered terms of office. The CNG Certificate of Incorporation provides for three classes of directors, as nearly equal in size as practicable.

Payment of Dividends

  After the mergers, dividends paid by Dominion Resources on its capital stock will be governed by Virginia law. Under Virginia law, dividends may be declared and paid as determined by the board of directors, provided that no dividends may be paid if, after giving effect to the distribution (i) the company would not be able to pay its debts as they become due in the usual course of business, or (ii) the company's total assets would be less than the sum of its total liabilities plus any amount required to be paid to holders of preferred stock in the event of liquidation of the company.

  Under Delaware law, dividends are also declared and paid as determined by the board of directors. However, the ability of CNG to pay dividends on its capital stock is limited by certain restrictions imposed upon corporations under Delaware law. Under Delaware law, dividends may be declared and paid out of surplus, or, in case there is no surplus, out of the corporation's net profits for the fiscal year in which the dividend is declared and/or the net profits from the preceding fiscal year. The distribution of dividends is not permitted by a Delaware corporation in the event the capital of such corporation has been diminished by depreciation of property or losses to an amount less than the aggregate amount of the capital represented by issued and outstanding stock having a preference upon distribution of assets.

Cumulative Voting

  Neither the Articles of Incorporation and Bylaws of Dominion Resources nor the Certificate of Incorporation and Bylaws of CNG permit cumulative voting.

Preemptive Rights

  None of the shareholders of Dominion Resources or CNG has preemptive rights.

Removal of Directors

  The Dominion Resources Articles of Incorporation provide that directors may be removed by shareholders only for cause and with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.

                                             Comparative Rights of Shareholders

Under the Bylaws of Dominion Resources and Virginia law, a director may be removed only at a meeting called for such purpose.

  Under Delaware law, directors may be removed, with or without cause, by the vote of a majority of the outstanding shares of all classes of stock entitled to vote present at a meeting of shareholders. Unless the certificate of incorporation otherwise provides, in the case of a corporation with a classified board, shareholders may effect such removal only for cause. The CNG certificate of incorporation for a classified board of directors does not override the Delaware law provision.

Board of Director Vacancies

  Under the Articles of Incorporation of Dominion Resources, any vacancies on the Board of Directors, however caused, and newly created directorships may be filled by a majority vote of the directors then in office, whether or not a quorum. Directors appointed in this manner hold office until the next annual meeting of shareholders.

  Delaware law provides that, unless otherwise provided in the certificate of incorporation or bylaws, vacancies, including those due to removal without cause, and newly created directorships may be filled by majority vote of the directors then in office, even if less than a quorum. If, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board, the Delaware Court of Chancery has the authority, upon application of shareholders holding at least 10% of the shares outstanding at the time and entitled to vote, to order an election to be held to fill any such vacancies or new directorships, or to replace the directors chosen by the directors then in office.

Shareholder Proposals and Director Nominations

  Dominion Resources' shareholders can submit shareholder proposals and nominate candidates for the Board of Directors if the shareholders follow advance notice procedures described in the Dominion Resources Bylaws.

  To nominate directors, shareholders must submit a written notice to the corporate secretary at least 60 days before a scheduled meeting. The notice must include the name and address of the shareholder and of the nominee, a description of any arrangements between the shareholder and the nominee, information about the nominee required for proxy statements by the Securities and Exchange Commission, the written consent of the nominee to serve as a director and other information.

  Shareholder proposals must be submitted to the corporate secretary at least 90 days before the first anniversary of the date of Dominion Resources' last annual meeting. The notice must include a description of the proposal, the reasons for presenting the proposal at the annual meeting, the text of any resolutions to be presented, the shareholder's name and address and number of shares held, and any material interest of the shareholder in the proposal.

  Director nominations and shareholder proposals that are late or that do not include all required information may be rejected by Dominion Resources. This could prevent shareholders from bringing certain matters before an annual or special meeting, including making nominations for directors.

  CNG does not have special procedures for submission of shareholder proposals. CNG shareholders can nominate candidates for the CNG Board of Directors if the shareholders follow the advance notice procedures described in the CNG Bylaws. The CNG Bylaws require that shareholder nominations be in writing and be received by the secretary of CNG not less than thirty and not more than sixty calendar days before the date of the meeting at which the election is to take place. Such notice must set forth information about the nominee required for proxy statements by the Securities and Exchange Commission and other information. In addition, such notice must be signed by a shareholder duly qualified to attend and vote at the meeting (other than the person or persons nominated) and must contain a notice in writing signed by each nominee of his willingness to

 Comparative Rights of Shareholders

be elected and to serve as a director. If a nomination by a shareholder is not made in accordance with the foregoing procedures, the chairman of the meeting shall have the power to declare such nomination to be null, void and of no force or effect and to disregard such nomination in conducting the election of directors at such meeting.

Meetings of Shareholders

  Under the Dominion Resources Bylaws, meetings of the shareholders may be called only by the Chairman of the Board, the President or a majority of the Board of Directors. This provision could have the effect of delaying until the next annual shareholders' meeting shareholder actions which are favored by the holders of a majority of outstanding voting securities, because such person or entity, even if it acquired a majority of the outstanding voting securities of Dominion Resources, would be able to take action as a shareholder, such as electing new directors or approving a merger, only at a duly called shareholders' meeting.

  Under the CNG bylaws, meetings of shareholders may be called by the chairman of the board or at the request in writing of a majority of the board of directors or at the request in writing of the holders of 75 percent or more of the outstanding shares of CNG common stock.

Shareholder Action Without a Meeting

  Virginia law permits action by the shareholders of a public company such as Dominion Resources without a meeting, provided that all the shareholders consent in writing to the action taken.

  The Certificate of Incorporation of CNG provides for written action by shareholders without a meeting, provided that holders of 75 percent or more of the shares entitled to vote consent in writing to such action. Prompt notice of the taking of any action by less than unanimous consent must be given to shareholders who did not consent to such action and who, if the action had taken place at a meeting, would have been entitled to notice.

Shareholders' Inspection Rights

  Virginia law provides for shareholder inspection of the "corporate records" of Virginia corporations upon written demand at least five business days prior to such inspection, provided that the requesting shareholder (i) has been a shareholder of record for at least the six months preceding the written demand;
(ii) makes a demand in good faith and for a proper purpose; (iii) describes, with particularity, the purpose and the records to be inspected; and (iv) requests records that are connected with the purpose. Under Virginia law, "corporate records" include the following: (a) excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of the shareholders, and records of action taken by shareholders or board of directors without a meeting, to the extent permitted under statute; (b) accounting records of the corporation; and (c) the record of shareholders.

  Under Delaware law, a shareholder may inspect a corporation's stock ledgers, the shareholders' list and its other books and records for any purpose reasonably related to such person's interest as a shareholder.

Directors' Duties

  The standard of conduct for directors of Virginia corporations are listed in
Section 13.1-690 of the Code of Virginia. Directors must discharge their duties in accordance with their "good faith business judgment of the best interest of the corporation." Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Directors' actions are not subject to a "reasonableness" or "prudent person" standard. Virginia's federal courts have focused on the process involved with directors' decisionmaking and are generally supportive of directors if they have based their decision on an informed process. These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations in other states.

                                             Comparative Rights of Shareholders


  There is no corresponding provision in the Delaware General Corporation Law. The Delaware standards of conduct for directors have developed through written opinions of the Delaware courts. Generally, directors of Delaware corporations are subject to a duty of loyalty and a duty of care. The duty of loyalty has been said to require directors to refrain from self-dealing. According to the Delaware Supreme Court, the duty of care requires "directors . . . in managing the corporate affairs . . . to use that amount of care which ordinarily careful and prudent men would use in similar circumstances." Later case law has established "gross negligence" as the test for breach of the standard for the duty of care in the process of decision-making by directors of Delaware corporations. Delaware courts have also indicated that directors may consider the interests of various non-shareholder constituencies provided there exists some rationally related benefit to the shareholders.

Limitations on Director and Officer Liability; Indemnification

  Dominion Resources' Articles of Incorporation contain a provision that eliminates or limits a director's personal liability for monetary damages to Dominion Resources or its shareholders to the full extent permitted under Virginia law, as it may be amended from time to time. Under Virginia law, in any proceeding brought by or on behalf of a shareholder of the company or in the right of the company, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct, shall not exceed the lesser of: (1) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director; or (2) the greater of (i) $100,000 or (ii) the amount of cash compensation received by the officer or director from the company during the twelve months immediately preceding the act or omission for which liability was imposed. However, an officer or director will be liable without limitation if he or she engaged in willful misconduct or knowing violation of criminal law or any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market of any security.

  As permitted by Delaware law, the Certificate of Incorporation of CNG provides that a director of the company shall not be liable for breach of his or her duty as a director, except for liability for: (i) any breach of the director's duty of loyalty to the company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of Delaware law which imposes liability on directors for unlawful payment of dividends or unlawful stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation does not limit the personal liability of officers.

  Indemnification provisions contained in the Articles of Incorporation of Dominion Resources and the Bylaws of CNG as governed by Virginia law and Delaware law, respectively, are similar. Both provisions generally require indemnification of directors and officers to the full extent permitted by law. In general, Virginia law and Delaware law permit a corporation to provide indemnification for officers, directors, employees or agents of the corporation (or any such person serving in such capacities for another entity at the request of the company) who are parties or are threatened to be made parties to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses, judgments, fines and amounts paid in settlement that are actually and reasonably incurred.

  Under Virginia law, indemnification is permitted, if so provided in the articles of incorporation, as is the case with Dominion Resources, in all instances, except indemnity against willful misconduct or knowing violation of the criminal law.

  Under Delaware law, indemnification is permitted if the indemnitee acted in good faith and in a manner the person reasonably believed to be in the corporation's best interest, and in a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

  Under the Articles of Incorporation of Dominion Resources and the Bylaws of CNG and under Virginia law and Delaware law, prior approval of a majority of the company's Board of Directors is required before an

 Comparative Rights of Shareholders

officer or director may be indemnified. However, where there is not a quorum of the disinterested members of the Board of Directors, then such determination of indemnification may be made as otherwise provided under the respective statutes.

  Delaware law prohibits indemnification if the proposed indemnitee is adjudged liable to the corporation, except upon application to a court which determines such person is reasonably entitled to such indemnification. The limitation does not apply to directors of Dominion Resources. The rights of Dominion Resources' and CNG's directors and officers to indemnification are not exclusive of any other right which they may have or acquire under any statute, the Articles of Incorporation and Bylaws of Dominion Resources, the Certificate of Incorporation and Bylaws of CNG, any agreement, vote of shareholders or directors, or otherwise.

Common Stock Purchase Rights

  Dominion Resources does not have a shareholders rights plan.

  CNG is a party to a Rights Agreement, pursuant to which CNG common stock trades with the CNG Rights. The CNG Rights Agreement was amended to provide that none of the transactions contemplated by the merger agreement shall be a triggering event. The CNG Rights, which cannot be traded separately from CNG common stock, become exercisable upon the occurrence of certain triggering events, including the accumulation by a person or group of ten percent or more of CNG common stock. Upon the occurrence of a merger or other business combination in which the interests of the holders of CNG common stock are changed, holders of the rights, other than the "acquiring person," will be entitled to purchase CNG common stock or stock of the "acquiring person," at half its market value. In addition, any time after a person or group acquires ten percent or more of outstanding shares of CNG common stock, the CNG Board may, at its option, exchange part or all of the rights (other than rights held by the "acquiring person") for CNG common stock on a one-for-one basis. The CNG Rights could have the effect of delaying, deferring, or preventing a takeover or change of control of CNG under certain circumstances.

Anti-takeover Statutes

  Virginia law and Delaware law regulate transactions with major shareholders after they become major shareholders.

  Virginia law provides Virginia corporations with additional protections against hostile takeovers. The Virginia Affiliated Transactions Act restricts certain transactions between a Virginia corporation and a holder of 10 percent or more of the corporation's outstanding voting stock, together with affiliates or associates thereof (an "interested shareholder"). For a period of three years following the date that a shareholder becomes an interested shareholder, the Virginia Affiliated Transactions Act generally prohibits the following types of transactions between the corporation and the interested shareholder (unless certain conditions, described below, are met): (i) mergers; (ii) sales, leases, exchanges, mortgages, pledges, transfers or other dispositions (in one or a series of transactions) having a total market value in excess of five percent of the corporation's consolidated net worth; (iii) any guarantees of indebtedness of any interested shareholder in an amount in excess of five percent of the corporation's consolidated net worth; (iv) sales or other dispositions by the corporation or any subsidiary thereof of any voting shares of the corporation or any subsidiary thereof having a market value of five percent or more of the total market value of the outstanding voting shares of the corporation to any interested shareholder or affiliate of any interested shareholder other than pursuant to a stock dividend or the exercise of rights or warrants; (v) the dissolution of the corporation if proposed by or on behalf of an interested shareholder; (vi) any reclassification of securities, including any reverse stock split, or recapitalization of the corporation, or any merger of the corporation with any of its subsidiaries or any distribution or other transaction which has the effect directly or indirectly of increasing by more than 5 percent the percentage of the outstanding voting shares of the corporation or any of its subsidiaries beneficially owned by any interested shareholder; and (vii) any share exchange in which an interested shareholder acquires a class or series of the corporation's voting stock, unless the affiliated transaction is approved by (a) a majority of the disinterested directors, and (b) two-thirds of the disinterested voting shares. Additionally, after the three-year prohibition on

                                             Comparative Rights of Shareholders

affiliated transactions has expired, an affiliated transaction must be approved by two-thirds of the votes cast by disinterested shareholders.

  The foregoing voting requirements do not apply if the particular affiliated transaction (i) has been approved by a majority of the disinterested directors;
(ii) meets the fair price requirements of the Virginia Affiliated Transactions Act; or (iii) qualifies for one of the statutory exemptions. A Virginia corporation may exempt itself from the requirements of the statute in its articles of incorporation. In this regard, the company has not exempted itself from the provisions of the Virginia Affiliated Transactions Act. Additionally, the Virginia Affiliated Transactions Act does not apply to corporations with less than 300 shareholders of record.

  Under Delaware law, a Delaware corporation is prohibited from engaging in mergers, dispositions of 10 percent or more of its assets, and issuances of stock and other transactions ("business combinations") with a person or group that owns 15 percent or more of the voting stock of the corporation (an "interested shareholder"), for a period of three years after the interested shareholder crosses the 15 percent threshold. These restrictions on transactions involving an interested shareholder do not apply in certain circumstances, including those transactions in which (i) prior to an interested shareholder owning 15 percent or more of the voting stock, the board of directors approved the business combination or the transaction that resulted in the person or group becoming an interested shareholder; (ii) in a transaction that resulted in a person or group becoming an interested shareholder, the person or group acquired at least 85 percent of the voting stock other than stock owned by inside directors and certain employee stock plans; (iii) after the person or group became an interested shareholder, the board of directors and at least 66 2/3 percent of the voting stock other than stock owned by the interested shareholder approved the business combination; or (iv) certain competitive bidding circumstances were present.

  Virginia law also contains the Virginia Control Share Acquisition Act, which requires an interested investor who acquires a threshold percentage of stock in a target corporation to obtain the approval of non-interested shareholders before it may exercise voting rights. Under the Virginia Control Share Acquisition Act, certain notice and informational filings and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed "control share acquisition," which is generally defined as any acquisition of an issuer's shares which would entitle the acquiror, immediately after such acquisition, directly or indirectly, to exercise or direct the exercise of voting power of the issuer in the election of directors within any of the following ranges of such voting power: (i) one-fifth or more but less than one-third of such voting power; (ii) one-third or more but less than a majority of such voting power; or (iii) a majority or more of such voting power. Assuming compliance with the notice and information filings prescribed by statute, the proposed control share acquisition may be made only if the acquisition is approved by a majority of all votes entitled to be cast for the election of directors, excluding the combined voting power of the "interested shares" (generally, the shares held by the intended acquiror and the directors and officers of the issuer). A Virginia corporation may include a provision in its articles of incorporation or bylaws exempting the corporation from Virginia's Control Share Acquisitions Statute. Dominion Resources, however, has not exempted itself from the provisions of Virginia's Control Share Acquisitions Statute. Delaware law does not contain any similar type of statute.

  The Dominion Resources Bylaws give Dominion Resources the right to redeem the shares purchased by an acquiring person in a control share acquisition. Dominion Resources can call the shares for redemption if the acquiring person fails to deliver a statement to Dominion Resources listing information required by the Virginia Act or if Dominion Resources shareholders vote not to grant voting rights to the acquiring person.

Consolidation, Merger, Share Exchange and Transfer of Assets

  In addition to the anti-takeover provisions discussed above, Virginia law requires consolidations, mergers, share exchanges and certain asset transfers to be approved by shareholders. Under Virginia law and Dominion Resources' Articles of Incorporation, the vote required for approval by each voting group entitled to vote is a majority of the votes present at a meeting at which a quorum of the voting group exists.

 Comparative Rights of Shareholders

  Delaware law does not require shareholder approval in the case of asset and share acquisitions and, in general, requires approval of mergers and disposition of substantially all of a corporation's assets by a majority vote of the voting power of the corporation.

Shareholders' Rights in Certain Transactions

  Virginia law provides generally, with certain exceptions hereinafter described, that a shareholder of a Virginia corporation has the right to demand and receive payment of the fair value of the shareholder's stock from a successor corporation if: (i) the corporation merges or consolidates with another corporation; (ii) the shareholder's stock is to be acquired in a share exchange; (iii) the corporation transfers its assets other than in the ordinary course of business; or (iv) the corporation alters its charter in a way which alters contractual rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the shareholder's rights, unless the right to do so is reserved by the charter of the corporation.

  In order for a shareholder to perfect their dissenters rights, such shareholder must file with the corporation prior to the vote a demand in writing for the fair cash value of his shares of his or her intent to demand payment. Virginia law provides that the right to fair value does not apply, with certain exceptions, if shareholders are required by the terms of agreement to accept consideration other than, among other things, shares of stock of any stock listed on a national securities exchange or cash or a combination thereof.

  Since holders of Dominion Resources common stock will receive either cash, shares of stock listed on the New York Stock Exchange, or both, they are not entitled to appraisal rights under Virginia law.

  Delaware law provides similar rights in the context of a merger or consolidation only.

  Dominion Resources' shareholders will not have dissenters' rights in connection with the types of transactions as described under Virginia law above either before or after the mergers since the company's stock is and will be held by at least 2,000 record shareholders.

  CNG shareholders have dissenters' rights of appraisal in the Second Merger since they may be required to accept consideration that is not solely stock and cash in lieu of fractional shares.

Anti-takeover Effects

  Many of the provisions contained in the Articles of Incorporation and Bylaws of Dominion Resources and under Virginia law are similar to the provisions contained in the Certificate of Incorporation and Bylaws of CNG and under Delaware law. These provisions could have the effect of discouraging an acquisition of the company or stock purchases in furtherance of an acquisition, and could, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of the company's common stock. These provisions may serve to make it more difficult to remove incumbent management and may also discourage all attempts to acquire control not approved by the Board of Directors for any reason. As a result, shareholders who might desire to participate in, or benefit from, such a transaction may not have an opportunity to do so.

Amendment of Articles of Incorporation

  Generally, the Dominion Resources Articles of Incorporation may be amended by a majority of the votes present by each voting group entitled to vote on a given matter. Some provisions of the Articles of Incorporation, however, may only be amended or repealed by a vote of at least two-thirds of the outstanding shares entitled to vote.

  Under Delaware law, amendments to the certificate of incorporation may be authorized by the vote of the holders of a majority of all outstanding shares entitled to vote thereon. The CNG Certificate of Incorporation provides that certain specified sections may only be amended by the affirmative vote of holders of 75 percent or more of the outstanding shares of CNG common stock.

                                                          Amendment To Articles

         AMENDMENT TO THE DOMINION RESOURCES' ARTICLES OF INCORPORATION

  Dominion Resources' shareholders are being asked to vote on a proposed amendment to that company's Articles of Incorporation.

  Under Article III of its Articles of Incorporation Dominion Resources has authority to issue 300,000,000 shares of common stock. The Dominion Resources Board of Directors is recommending that this Article be revised to allow the company authority to issue 500,000,000 shares of common stock.

  This amendment will provide Dominion Resources with the shares it needs for issuance under the merger agreement. Following the mergers, current Dominion Resources shareholders will own approximately 65 percent of the combined company and current CNG shareholders will own approximately 35 percent of the combined company.

  After the mergers, Dominion Resources expects to have 250,169,392 shares of Dominion Resources common stock outstanding. If the amendment to increase the number of authorized shares is approved, but the mergers fails, Dominion Resources will have 308,039,134 authorized but unissued shares.

  These additional authorized shares will give Dominion Resources the ability to respond to future business needs and opportunities and, after the mergers, will be available for issuance by Dominion Resources without further approval by the shareholders. Dominion Resources would be able to issue additional shares in connection with other acquisitions, investment opportunities or for other corporate purposes. Other corporate purposes might include a public offering to raise capital funds, debt or equity securities that would be convertible to common stock, and the issuance of common stock in connection with Dominion Resources' employee benefit and stock purchase plans. The percentage interest of current Dominion Resources shareholders could be reduced if these additional authorized shares were issued to new shareholders.

  The Board of Directors could use the additional shares of common stock to discourage an attempt to change control of Dominion Resources. However, the Board of Directors does not intend to issue common stock for that purpose and this proposal is not being recommended in response to any specific effort to obtain control of Dominion Resources.

  The Board of Directors has unanimously approved this amendment.

  The Board of Directors recommends that Dominion Resources shareholders vote FOR the proposed amendment to the Dominion Resources Articles of Incorporation.

 Financial Information

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                                 FINANCIAL DATA

  The following unaudited pro forma information reflects the historical combined condensed consolidated financial data of Dominion Resources and CNG after accounting for the mergers as a purchase business combination. Accordingly, you should read the following information together with the historical consolidated financial statements of Dominion Resources and CNG and all related notes, which are incorporated into this document by reference. The unaudited pro forma combined condensed consolidated balance sheet assumes the mergers became effective as of March 31, 1999. The unaudited pro forma combined condensed consolidated statements of income from continuing operations assume the mergers became effective on January 1, 1998.

  The information presented below is not necessarily indicative of the results of operations that might have occurred had the merger actually closed on January 1, 1998, or the actual financial position that might have resulted had the merger actually closed on March 31, 1999. The information is also not necessarily indicative of the future results of operations or financial position of Dominion Resources.

The Transaction


  The following unaudited pro forma financial statements give effect to the mergers. In the First Merger, Dominion Resources will merge with New Sub I, its wholly owned subsidiary, and Dominion Resources will be the surviving corporation and will retain its existing structure. The Second Merger involves either

  . CNG merging with and into New Sub II, a wholly owned Delaware subsidiary of Dominion Resources, with New Sub II as the surviving company or

  . CNG merging directly into Dominion Resources. In that case, Dominion Resources will be the surviving entity.

  The surviving company in the Second Merger, will assume all the rights and obligations of CNG.

  The pro forma combined condensed consolidated financial data assume a base case that all CNG shares were tendered for cash consideration of $26.64 per share plus an exchange ratio of 0.912 per share of Dominion Resources stock. The total consideration for the transaction using this value was approximately $6.4 billion.

Accounting Treatment

  The Second Merger will be accounted for by the purchase method. Under the purchase method of accounting, CNG's exploration and production properties, which are not regulated, will be recorded at their fair values. The remaining difference between the purchase price of CNG, including direct costs of the acquisition, and the historical amounts of the assets and liabilities of CNG's regulated operations will be recorded as an acquisition adjustment in accordance with accounting for regulated public utilities. Allocations included in the pro forma statements are based on analysis which is not yet completed. Accordingly, the final value of the purchase price and its allocation may differ, perhaps significantly, from the amount included in these pro forma statements.

                                                          Financial Information

                  Dominion Resources and Subsidiary Companies

  Unaudited Pro Forma Combined Condensed Consolidated Statement of Income from
                             Continuing Operations

                                    Year Ended December 31, 1998
                          ------------------------------------------------------
                            Dominion
                            Resources        CNG       Pro Forma       Pro Forma
                          (As Reported) (As Reported) Adjustments      Combined
                          ------------- ------------- -----------      ---------
                               (in millions--except per share amounts)
OPERATING REVENUES AND
 INCOME
  Virginia Power........     $4,285                                     $4,285
  Consolidated Natural
   Gas..................                   $2,760                        2,760
  East Midlands.........      1,009                                      1,009
  Nonutility............        792                                        792
                             ------        ------                       ------
Total operating revenues
 and income.............      6,086         2,760                        8,846
                             ------        ------                       ------
OPERATING EXPENSES
  Fuel, net.............        953                                        953
  Purchased power
   capacity, net........        806                                        806
  Purchased gas.........                      900                          900
  Liquids, capacity and
   other products
   purchased............                      145                          145
  Supply and
   distribution--East
   Midlands.............        655                                        655
  Impairment of
   regulatory assets....        159                                        159
  Other operation and
   maintenance..........      1,381           709        $  80 (G)       2,170
  Depreciation,
   depletion &
   amortization.........        734           330          183 (E)       1,247
  Other taxes...........        307           179                          486
                             ------        ------        -----          ------
Total operating
 expenses...............      4,995         2,263          263           7,521
                             ------        ------        -----          ------
Operating income........      1,091           497         (263)          1,325
                             ------        ------        -----          ------
OTHER INCOME AND EXPENSE
  Gain on Sale of East
   Midlands.............        332                                        332
  Other.................         94            35                          129
                             ------        ------        -----          ------
Total other income......        426            35           --             461
                             ------        ------        -----          ------
Income before fixed
 charges, income taxes
 and minority
 interests..............      1,517           532         (263)          1,786
                             ------        ------        -----          ------
FIXED CHARGES
  Interest charges......        583           114          243 (A)         940
  Preferred dividends of
   Va. Power............         29                                         29
  Distributions--
   preferred securities
   of sub. trusts.......         36                                         36
                             ------        ------        -----          ------
Total fixed charges.....        648           114          243           1,005
                             ------        ------        -----          ------
Income before provision
 for income taxes and
 minority interests.....        869           418         (506)            781
Provision for income
 taxes..................        306           130         (156) (D/4/)     280
Minority interests......         27                                         27
                             ------        ------        -----          ------
INCOME FROM CONTINUING
 OPERATIONS.............     $  536        $  288        $(350)         $  474
                             ======        ======        =====          ======
Average Number of Shares
 Outstanding............      194.9          94.8        (37.3)          252.4
                             ------        ------        =====          ------
EARNINGS PER SHARE
 (basic)
 Income from Continuing
 Operations.............     $ 2.75        $ 3.03                       $ 1.88
                             ======        ======                       ======
EARNINGS PER SHARE
 (diluted)
 Income from Continuing
 Operations.............     $ 2.75        $ 3.00                       $ 1.87
                             ======        ======                       ======

   See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial
                                     Data.

 Financial Information

                  Dominion Resources and Subsidiary Companies

  Unaudited Pro Forma Combined CondensedConsolidated Statement of Income from
                             Continuing Operations

                                  Three Months Ended March 31, 1999
                          -----------------------------------------------------
                            Dominion
                            Resources        CNG       Pro Forma      Pro Forma
                          (As Reported) (As Reported) Adjustments     Combined
                          ------------- ------------- -----------     ---------
                               (in millions--except per share amounts)
OPERATING REVENUES AND
 INCOME
  Virginia Power........     $1,088                                    $1,088
  Consolidated Natural
   Gas..................                   $1,046                       1,046
  Nonutility............        205                                       205
                             ------        ------                      ------
Total operating revenues
 and income.............      1,293         1,046                       2,339
                             ------        ------                      ------
OPERATING EXPENSES
  Fuel, net.............        218                                       218
  Purchased power
   capacity, net........        210                                       210
  Purchased gas.........                      416                         416
  Liquids, capacity and
   other products
   purchased............                       58                          58
  Other operation and
   maintenance..........        293           176        $  16 (G)        485
  Depreciation,
   depletion &
   amortization.........        178            87           67 (E)        332
  Other taxes...........         80            66                         146
                             ------        ------        -----         ------
Total operating
 expenses...............        979           803           83          1,865
                             ------        ------        -----         ------
Operating income........        314           243          (83)           474
                             ------        ------        -----         ------
OTHER INCOME AND
 EXPENSE................         34             1           --             35
                             ------        ------        -----         ------
Income before fixed
 charges, income taxes
 and minority
 interests..............        348           244          (83)           509
                             ------        ------        -----         ------
FIXED CHARGES
  Interest charges......        120            29           61 (A)        210
  Preferred dividends of
   Va. Power............          9                                         9
  Distributions--
   preferred securities
   of sub. trusts.......          8                                         8
                             ------        ------        -----         ------
Total fixed charges.....        137            29           61            227
                             ------        ------        -----         ------
Income before provision
 for income taxes and
 minority interests.....        211           215         (144)           282
Provision for income
 taxes..................         66            76          (46)(D/4/)      96
Minority interests......          6                                         6
                             ------        ------        -----         ------
INCOME FROM CONTINUING
 OPERATIONS.............     $  139        $  139        $ (98)        $  180
                             ======        ======        =====         ======
Average Number of Shares
 Outstanding............      193.4          95.4        (37.6)         251.2
                             ======        ======        =====         ======
EARNINGS PER SHARE
 (basic)
  Income from Continuing
     Operations.........     $ 0.72        $ 1.46                      $ 0.71
                             ======        ======                      ======
EARNINGS PER SHARE
 (diluted)
  Income from Continuing
   Operations...........     $ 0.72        $ 1.44                      $ 0.71
                             ======        ======                      ======

   See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial
                                     Data.

                                                          Financial Information

                  Dominion Resources and Subsidiary Companies

       Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

                                 March 31, 1999

                                 Dominion       CNG
                                 Resources      (As     Pro Forma       Pro Forma
                               (As Reported) Reported) Adjustments      Combined
           ASSETS              ------------- --------- -----------      ---------
                                               (in millions)
CURRENT ASSETS
  Cash and cash equivalents..     $   473     $   65                     $   538
  Accounts receivable, net...         950        601                       1,551
  Materials and supplies
    Plant and general........         145         30                         175
    Fossil fuel..............          97                                     97
    Gas stored...............                     14                          14
  Mortgage loans in
   warehouse.................         230                                    230
  Commodity contract assets..         163                                    163
  Other......................         332        227     $   62 (H)          621
                                  -------     ------     ------          -------
                                    2,390        937         62            3,389
                                  -------     ------     ------          -------
INVESTMENTS
  Loans receivable, net......       1,766                                  1,766
  Other investments..........       2,085        308                       2,393
                                  -------     ------                     -------
                                    3,851        308                       4,159
                                  -------     ------                     -------
PROPERTY, PLANT AND EQUIPMENT
    Net utility and other
     plant...................      10,099      3,094                      13,193
    Net exploration and
     production properties...         584      1,428        600 (D/2/)     2,612
    Acquisition adjustment...          --         --      3,649 (D/1/)     3,649
                                  -------     ------     ------          -------
                                   10,683      4,522      4,249           19,454
                                  -------     ------     ------          -------
DEFERRED CHARGES AND OTHER
 ASSETS
  Goodwill...................         148                                    148
  Regulatory assets..........         210        206                         416
  Other......................         206        257                         463
                                  -------     ------                     -------
                                      564        463                       1,027
                                  -------     ------     ------          -------
    TOTAL ASSETS.............     $17,488     $6,230     $4,311          $28,029
                                  =======     ======     ======          =======

   See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial
                                     Data.

 Financial Information

                  Dominion Resources and Subsidiary Companies

       Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

                                 March 31, 1999

                              Dominion
                              Resources      CNG     Pro  Forma      Pro Forma
      LIABILITIES AND        As Reported As Reported Adjustments     Combined
    SHAREHOLDERS' EQUITY     ----------- ----------- -----------     ---------
CURRENT LIABILITIES                          (in millions)
  Securities due within one
   year.....................   $   493     $  107                     $   600
  Short-term debt...........       659        388      $3,943(A,H)      4,990
  Accounts payable..........       625        292          55(F)          972
  Commodity contract
   liabilities..............       233                                    233
  Accrued taxes.............       254        130                         384
  Other.....................       391        383                         774
                               -------     ------      ------         -------
                                 2,655      1,300       3,998           7,953
                               -------     ------      ------         -------
LONG-TERM DEBT..............     6,456      1,380                       7,836
                               -------     ------      ------         -------

DEFERRED CREDITS AND OTHER
 LIABILITIES
  Deferred income taxes.....     1,657        807         228(D/3/)     2,692
  Investment tax credits....       159         24                         183
  Other.....................       220        231                         451
                               -------     ------      ------         -------
                                 2,036      1,062         228           3,326
                               -------     ------      ------         -------
  Total liabilities.........    11,147      3,742       4,226          19,115
                               -------     ------      ------         -------
MINORITY INTEREST...........       300                                    300
                               -------     ------      ------         -------
OBLIGATED MANDATORILY
 REDEEMABLE PREFERRED
 SECURITIES OF SUBSIDIARY
 TRUSTS.....................       385                                    385
                               -------     ------      ------         -------
PREFERRED STOCK:
  Subject to mandatory
   redemption...............       180                                    180
                               -------     ------      ------         -------
  Not subject to mandatory
   redemption...............       509                                    509
                               -------     ------      ------         -------
COMMON SHAREHOLDERS' EQUITY
  Common stock..............     3,831        233       2,340(B,C)      6,404
  Retained earnings.........     1,143      1,690      (1,690)          1,143
  Accumulated other
   comprehensive income.....       (23)        (6)          6             (23)
  Other paid in capital.....        16        571        (571)             16
                               -------     ------      ------         -------
                                 4,967      2,488          85           7,540
                               -------     ------      ------         -------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY.......   $17,488     $6,230      $4,311         $28,029
                               =======     ======      ======         =======

   See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial
                                     Data.

                                                          Financial Information

          Notes to Unaudited Pro Forma Combined Condensed Consolidated
                                 Financial Data

  The Unaudited Pro Forma Combined Condensed Consolidated Financial Data are based on the following assumptions:

A. The issuance of $3.9 billion, 5.29 percent commercial paper of Dominion Resources prior to the mergers. The fees associated with this debt will be $35 million. Dominion Resources anticipates replacing a significant portion of the commercial paper with proceeds from issuance of debt, preferred, and/or convertible securities and divestiture of other non-core assets.

B. The issuance of 87.0 million shares of Dominion Resources common stock for $3.8 billion and the cash distribution of $2.6 billion in exchange for the outstanding shares of CNG at the closing of the Second Merger.

C. The repurchase of 28.8 million shares of Dominion Resources common stock for $1.2 billion in the First Merger.

D. Purchase adjustments which have been made to the assets and liabilities of CNG to reflect the effect of the Second Merger accounted for as a purchase business combination are as follows (in millions):

     Purchase Adjustments
     --------------------
     Acquisition adjustment............................................. $3,649
     Net exploration and production properties..........................    600
     Deferred taxes.....................................................   (228)

  1. Included in acquisition adjustment are adjustments to reflect the net increase in fair value of CNG's assets and liabilities, including a $2.8 billion increase in transmission and distribution properties and a $800 million increase in CNG's pension assets.

  2. Included in net exploration and production properties is an adjustment to reflect the net increase in the fair value of CNG's exploration and production properties.

  3. Included in deferred taxes is an adjustment to record the deferred taxes resulting from the net increase in the fair value of CNG's exploration and production properties.

  4. The estimated provision for income taxes related to the pro forma adjustments are based on an assumed combined federal and state income tax rate of 38 percent.

E. Pro forma adjustments reflect the amortization of the acquisition adjustment using the straight line method over 40 years and the depletion related to the increase in fair value of the exploration and production properties under the successful efforts method of accounting. See Note G.

F. The companies expect to record direct costs of the mergers (including fees of financial advisors, legal counsel and independent auditors). The direct costs of the merger are estimated to be $55 million. The estimated charges and nature of costs included therein are subject to change, as more accurate estimates become available.

   The Unaudited Pro Forma Combined Condensed Consolidated Financial Data do not reflect the non-recurring costs and expenses associated with integrating the operations of the two companies, nor any of the anticipated recurring expense savings arising from the integration. Costs of integration will result in significant non-recurring charges to the combined results of operations after consummation of the merger; however, the actual amount of such charges cannot be determined until the transition plan relating to the integration of operations is completed.

 Financial Information


G. Dominion Resources uses the successful efforts method to account for its oil and gas operations. CNG utilizes the full cost method of accounting for its oil and gas operations. The pro forma data reflects CNG's change from the full cost method to the successful efforts method which resulted in a $16 million and $6 million decrease in earnings in the income statement for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively. Dominion Resources is evaluating the preferability of changing its method of accounting for oil and gas properties from the successful efforts to the full cost method. If the proforma financial data had been prepared on the full cost method of accounting for both companies, income from continuing operations per share would increase $.25 per share from $1.88 per share to $2.13 per share and $.03 per share from $0.71 per share to $0.74 per share for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.

H. Pursuant to the terms of CNG's stock incentive plans, holders of vested options are granted limited stock appreciation rights upon a change of control. For a period of 60 days subsequent to the change of control, the employee may elect to receive a cash payment in exchange for vested options. The amount received will be based on the value determined per the associated plans, which considers the option price, CNG stock price during the 30-day period prior to the change of control and the price to be received by CNG shareholders in the merger transaction.

  CNG will incur charges to compensation expense in 1999 resulting from the exercise of the rights whether or not the merger is consummated. The amount of the charge will be determined based on the value of the options exchanged and the number of rights exercised. The total charge to compensation expense is expected to be approximately $164 million, or $102 million net of tax. As this charge is pre-acquisition, it is reflected in retained earnings and is not included in the unaudited pro forma income statements.

                                                                  Legal Matters

                                 LEGAL MATTERS

  The legality of the Dominion Resources shares being offered hereby is being passed upon for Dominion Resources by James F. Stutts, Esquire, its Vice President and General Counsel. Mr. Stutts is a full-time employee and officer of Dominion Resources and owned 3,097 shares of Dominion Resources common stock as of April 29, 1999.

                                    EXPERTS

  The financial statements of Dominion Resources, Inc. and subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated by reference in this joint proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Consolidated Natural Gas Company and its subsidiaries incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K of Consolidated Natural Gas Company for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The estimates of gas and oil reserves included in the aforesaid Annual Report on Form 10-K of Consolidated Natural Gas Company for the year ended December 31, 1998 are incorporated in this joint proxy statement/prospectus by reference thereto in reliance upon the report of Ralph E. Davis Associates, Inc., independent geologists, as experts.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

  Dominion Resources shareholders must follow certain advance notice procedures in order to submit a shareholder proposal. For the proposal to be considered at the 2000 Annual Meeting, it must be in writing and received by the Corporate Secretary by January 15, 2000. For the proposal to be included in the Dominion Resources 2000 proxy statement, the Corporate Secretary must receive it no later than December 15, 1999. Dominion Resources plans to hold its 2000 Annual Meeting on April 21, 2000. Proposals should be sent to the Corporate Secretary, Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219.

  In order for proposals of CNG shareholders intended to be presented at the annual meeting of shareholders to be held Tuesday, April 11, 2000 (if the Second Merger is not consummated prior to such time) and to be considered for inclusion in the CNG proxy statement and form of proxy relating to that meeting, such proposals must be received by CNG on or before November 3, 1999. The CNG Corporate Secretary must be notified on or before January 19, 2000 of any shareholder proposal intended to be submitted to the 2000 Annual Meeting but not included in CNG's proxy materials for that meeting. Proposals should be sent to the Corporate Secretary, Consolidated Natural Gas Company, CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3199.

  If Dominion Resources and CNG shareholders do not provide the proper notice described above, the Chairman of their meeting may exclude the matter, and it will not be acted upon at the meeting. If the Chairman does not exclude the matter, the proxies may vote in the manner they believe is appropriate, as the Securities and Exchange Commission's rules allow.

 Additional Information to Shareholders

                      WHERE YOU CAN FIND MORE INFORMATION

  Dominion Resources and CNG file annual, quarterly and special reports, proxy statements and other information with the SEC. SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document filed at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

  The SEC allows companies to "incorporate by reference" the information filed with them, which means that important information can be disclosed to you by referring to those documents. The information incorporated by reference is an important part of this joint proxy statement/prospectus, and information that is filed by the companies later with the Securities and Exchange Commission will automatically update and supersede this information. The documents listed below and any future filings made with the SEC under Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934 are incorporated by reference.

  Filed by Dominion Resources:

    Form 10-Q filed May 17, 1999
    Form 8-K filed March 29, 1999
    Form 10-K filed March 1, 1999
    Form 8-B (Item 4) dated April 29,
    1983 (Description of Dominion
    Resources common stock)

  Filed by CNG:

    Form 10-Q filed May 14, 1999
    Form 10-K filed March 15, 1999
    Form 8-K filed May 20, 1999
    Form 8-K filed May 7, 1999
    Form 8-K filed March 1, 1999

  You may request a copy of these filings at no cost, by writing or telephoning the respective companies at the following address:

    Corporate Secretary
    Dominion Resources, Inc.
    120 Tredegar Street
    Richmond, Virginia 23219
    (804) 819-2000

    Corporate Secretary
    Consolidated Natural Gas Company
    625 Liberty Avenue
    Pittsburgh, Pennsylvania 15222-3199
    (412) 690-1000

  You should rely on the information incorporated by reference or provided in this joint proxy statement/prospectus or any prospectus supplement. No one else is authorized to provide you with different information. No offer is being made of these securities in any state where the offer is not permitted. You should not assume that the information in this joint proxy statement/prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                    ANNEXES

                                          Annex A--Agreement and Plan of Merger

                              Amended and Restated

                               AGREEMENT AND PLAN
                                   OF MERGER

                                 by and between

                            DOMINION RESOURCES, INC.

                                      and

                        CONSOLIDATED NATURAL GAS COMPANY

                            Dated as of May 11, 1999

                                         Annex A--Agreement and Plan of Merger

                               TABLE OF CONTENTS

                                                                       Page A-
                                                                       -------

                                   ARTICLE I

 The Merger...........................................................     1
 Section I.1   The Mergers...........................................      1
 Section I.2   Alternative Merger....................................      2
 Section I.3   Effective Time of the Mergers.........................      2
 Section I.4   Effects of Merger.....................................      2

                                   ARTICLE II

 Treatment of Shares..................................................     3
 Section II.1  Effect on the Capital Stock of DRI....................      3
 Section II.2  Effect on Capital Stock of CNG of the Second Merger...      4
 Section II.3  Exchange of Certificates..............................      7
 Section II.4  Dissenting Shares.....................................      9

                                  ARTICLE III

 The Closing..........................................................    10
 Section III.1 Closing...............................................     10

                                   ARTICLE IV

 Representations and Warranties of DRI................................    10
 Section IV.1  Organization and Qualification........................     10
 Section IV.2  Subsidiaries..........................................     10
 Section IV.3  Capitalization........................................     11
               Authority; Non-Contravention; Statutory Approvals;
 Section IV.4   Compliance...........................................     11
 Section IV.5  Reports and Financial Statements......................     12
 Section IV.6  Absence of Certain Changes or Events..................     12
 Section IV.7  Registration Statement and Proxy Statement............     13
 Section IV.8  Employee Matters; ERISA...............................     13
 Section IV.9  Regulation as a Utility...............................     13
 Section IV.10 Vote Required.........................................     14
 Section IV.11 [intentionally omitted]...............................     14
 Section IV.12 Opinion of Financial Advisor..........................     14
 Section IV.13 Ownership of CNG Common Stock.........................     14
 Section IV.14 Anti-Takeover Provisions..............................     14
 Section IV.15 Nuclear Operations....................................     14
 Section IV.16 NRC Actions...........................................     14
 Section IV.17 Environmental Protection..............................     14
 Section IV.18 Trading Position Risk Management......................     15
 Section IV.19 Litigation............................................     15
 Section IV.20 Dividends.............................................     15
 Section IV.21 Merger Subs...........................................     15

                                   ARTICLE V

 Representations and Warranties of CNG................................    15
 Section V.1   Organization and Qualification........................     15
 Section V.2   Subsidiaries..........................................     15
 Section V.3   Capitalization........................................     16

 Annex A--Agreement and Plan of Merger

                                                                       Page A-
                                                                       -------
 Section V.4   Authority; Non-Contravention; Statutory Approvals;
                Compliance...........................................     16
 Section V.5   Reports and Financial Statements......................     17
 Section V.6   Absence of Certain Changes or Events..................     17
 Section V.7   Registration Statement and Proxy Statement............     17
 Section V.8   Employee Matters; ERISA...............................     18
 Section V.9   Regulation as a Utility...............................     18
 Section V.10  Vote Required.........................................     18
 Section V.11  [intentionally omitted]...............................     18
 Section V.12  Opinion of Financial Advisor..........................     18
 Section V.13  Ownership of DRI Common Stock.........................     18
 Section V.14  CNG Rights Agreement..................................     18
 Section V.15  Anti-Takeover Provisions..............................     19
 Section V.16  Environmental Protection..............................     19
 Section V.17  Trading Position Risk Management......................     19
 Section V.18  Litigation............................................     19
 Section V.19  Rejection of Columbia Proposal........................     19

                                   ARTICLE VI

 Conduct of Business Pending the Mergers..............................    19
 Section VI.1  Ordinary Course of Business...........................     20
 Section VI.2  Dividends.............................................     20
 Section VI.3  Issuance of Securities................................     20
 Section VI.4  Charter Documents.....................................     20
 Section VI.5  Acquisitions..........................................     20
 Section VI.6  No Dispositions.......................................     21
 Section VI.7  Indebtedness..........................................     21
 Section VI.8  Capital Expenditures..................................     21
 Section VI.9  Compensation, Benefits................................     21
 Section VI.10 1935 Act..............................................     22
 Section VI.11 Accounting............................................     22
 Section VI.12 [intentionally omitted]...............................     22
 Section VI.13 Tax-Free Status.......................................     22
 Section VI.14 Discharge of Liabilities..............................     22
 Section VI.15 Cooperation, Notification.............................     22
 Section VI.16 Rate Matters..........................................     22
 Section VI.17 Third-Party Consents..................................     22
 Section VI.18 No Breach, Etc........................................     23
 Section VI.19 Tax-Exempt Status.....................................     23
 Section VI.20 Transition Management.................................     23
 Section VI.21 Insurance.............................................     23
 Section VI.22 Permits...............................................     23

                                  ARTICLE VII

 Additional Agreements................................................    23
 Section VII.1 Access to Information.................................     23
 Section VII.2 Joint Proxy Statement and Registration Statement......     23
 Section VII.3 Regulatory Matters....................................     24
 Section VII.4 Shareholder Approvals.................................     24
 Section VII.5 Directors' and Officers' Indemnification..............     25

                                        Annex A--Agreement and Plan of Merger

                                                                       Page A-
                                                                       -------
 Section VII.6  Disclosure Schedules.................................     26
 Section VII.7  Public Announcements.................................     26
 Section VII.8  Rule 145 Affiliates..................................     26
 Section VII.9  Certain Employee Agreements..........................     26
 Section VII.10 Incentive, Stock and Other Plans.....................     27
 Section VII.11 No Solicitations.....................................     27
 Section VII.12 DRI Board of Directors...............................     28
 Section VII.13 Corporate Offices....................................     28
 Section VII.14 Expenses.............................................     28
 Section VII.15 Community Support....................................     28
 Section VII.16 Further Assurances...................................     28

                                  ARTICLE VIII

 Conditions...........................................................    29
 Section VIII.1 Conditions to Each Party's Obligation to Effect the
                 Mergers.............................................     29
 Section VIII.2 Conditions to Obligation of CNG to Effect the Second
                 Merger..............................................     29
 Section VIII.3 Conditions to Obligation of DRI to Effect the
                 Mergers.............................................     30

                                   ARTICLE IX

 Termination, Amendment and Waiver....................................    30
 Section IX.1   Termination..........................................     30
 Section IX.2   Effect of Termination................................     32
 Section IX.3   Termination Fee; Expenses............................     33
 Section IX.4   Amendment............................................     34
 Section IX.5   Waiver...............................................     34

                                   ARTICLE X

 General Provisions...................................................    34
 Section X.1    Non-Survival of Representations, Warranties,
                 Covenants and Agreements............................     34
 Section X.2    Brokers..............................................     35
 Section X.3    Notices..............................................     35
 Section X.4    Miscellaneous........................................     36
 Section X.5    Interpretation.......................................     36
 Section X.6    Counterparts; Effect.................................     36
 Section X.7    Parties in Interest..................................     36
 Section X.8    Specific Performance.................................     36
 Section X.9    WAIVER OF JURY TRIAL.................................     36

                                          Annex A--Agreement and Plan of Merger

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

  AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of May 11, 1999 (this "Agreement"), by and among DOMINION RESOURCES, INC., a corporation organized under the laws of the Commonwealth of Virginia ("DRI") and CONSOLIDATED NATURAL GAS COMPANY, a corporation organized under the laws of the State of Delaware ("CNG").

  WHEREAS, the Board of Directors of DRI has approved this Agreement and the merger of New Sub I (as defined below) with and into DRI, with DRI as the surviving corporation (the "First Merger"), and the Boards of Directors of DRI and CNG have approved this Agreement and the merger of CNG with and into New Sub II (as defined below), with New Sub II as the surviving corporation (the "Second Merger," and together with the First Merger, the "Mergers");

  WHEREAS, the Boards of Directors of DRI and CNG have also approved an alternative "Second Merger" pursuant to which CNG would be merged with and into DRI under certain circumstances as set forth in this Agreement; and

  WHEREAS, for federal income tax purposes, it is intended that the Second Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Section 368 of the Code.

  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   The Merger

  Section I.1 The Mergers. Subject to the terms and conditions of this
Agreement:

  (a) To effectuate the transactions contemplated herein, upon receipt of any required approvals, DRI shall cause the organization of DRI New Sub I, Inc., a Virginia corporation ("New Sub I") and DRI New Sub II, Inc., a Delaware corporation ("New Sub II"), the incorporation documents and bylaws of which shall be in such forms as shall be determined by DRI and the authorized capital stock of which shall each initially consist of 100 shares of common stock with no par value, which shall be issued to DRI at a price of $1.00 per share. In connection with the organization of New Sub I and New Sub II, as soon as practicable following the creation of the merger subsidiaries, DRI shall: (a) designate the respective directors and officers of New Sub I and New Sub II,
(b) cause the directors and officers of New Sub I and New Sub II to take such steps as may be necessary or appropriate to complete the organization of such Subsidiaries, (c) cause the Agreement to be approved and executed by New Sub I and New Sub II, (d) adopt (as sole shareholder of Subsidiary) the Agreement, and (e) cause each of New Sub I and New Sub II to perform its obligations under the Agreement. Upon the approval and execution of this Agreement by each of New Sub I and New Sub II as described in the preceding sentence, each such merger Subsidiary will become a party to this Agreement.

  (b) At the Effective Time of the First Merger (as defined in Section 1.3), New Sub I will be merged with and into DRI, in accordance with the Virginia Stock Corporation Act ("VSCA"). DRI will be the surviving corporation in the First Merger and will continue its corporate existence under the laws of the State of Virginia. The effects and the consequences of the First Merger are set forth in Section 1.4(a). Throughout this Agreement, the term "DRI" refers to DRI prior to the First Merger or to DRI as the surviving corporation in the First Merger, as the context requires.

  (c) At the Effective Time of the Second Merger (as defined in Section 1.3), CNG will be merged with and into New Sub II in accordance with the Delaware General Corporation Law ("DGCL"). New Sub II will be

 Annex A--Agreement and Plan of Merger

the surviving corporation in the Second Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of CNG in accordance with the DGCL. The effects and the consequences of the Second Merger are set forth in Section 1.4(b).

  Section I.2 Alternative Merger. At the election of DRI, after consultation with CNG, in lieu of the Second Merger described in Section 1.1 and pursuant to the terms and subject to the conditions of this Agreement, at the Effective Time of the Second Merger (as defined in Section 1.3), CNG shall be merged into DRI in accordance with the laws of the Commonwealth of Virginia and the State of Delaware. DRI shall be the surviving corporation in the Merger and shall continue its existence under the laws of the Commonwealth of Virginia and references herein to "Surviving Corporation" shall be deemed to refer to DRI. The effects and consequences of the Merger shall be as set forth in this Agreement and in Section 13.1-721 of the VSCA.

  Section I.3 Effective Time of the Mergers. On the Closing Date (as defined in
Section 3.1) (a) articles of merger complying with the requirements of the relevant provisions of the VCSA shall be executed and filed with the Clerk of the State Corporation Commission of the State of Virginia with respect to the First Merger and (b) a certificate of merger complying with the requirements of the relevant provisions of the DGCL shall be executed and filed with the Secretary of State of the State of Delaware with respect to the Second Merger. The First Merger shall become effective upon issuance of the certificate of merger relating thereto or upon such later time as is agreed upon by the parties and specified in such articles of merger (the "Effective Time of the First Merger"). The Second Merger shall become effective upon filing the certificate of merger relating thereto or upon such later date as is agreed upon by the parties and specified in such certificate of merger (the "Effective Time of the Second Merger"); provided, that the Effective Time of the First Merger will occur immediately prior to the Effective Time of the Second Merger (it being understood that the First Merger will not be effected unless and until all of the conditions to the Second Merger have been satisfied or waived and the parties hereto are prepared to consummate the Second Merger). In the event the parties effect the Alternative Merger, on the Closing Date articles of merger complying with the requirements of the VCSA and a certificate of merger complying with the requirements of the DGCL in forms acceptable to DRI and CNG shall be filed with the respective offices outlined above and the Alternative Merger shall become effective upon the completion of the filings under the VCSA and the DGCL. In the event the parties effect the Alternative Merger, the references herein to "Second Merger" and "Effective Time of the Second Merger" shall refer to the Alternative Merger and the effective time of such Alternative Merger, respectively.

  Section I.4 Effects of the Merger. (a) At the Effective Time of the First Merger, (i) the articles of incorporation of DRI, as in effect immediately prior to the First Merger, will be the articles of incorporation of DRI, as the surviving corporation in the First Merger, until thereafter amended as provided by law and such articles of incorporation, and (ii) the bylaws of DRI, as in effect immediately prior to the First Merger, will be the bylaws of DRI, as the surviving corporation in the First Merger, until thereafter amended as provided by law, the articles of incorporation of DRI and such bylaws. Subject to the foregoing, the additional effects of the First Merger shall be as provided in the applicable provisions of the VSCA and the DGCL.

  (b) At the Effective Time of the Second Merger (other than the Alternative Merger), (i) the certificate of incorporation of New Sub II, as in effect immediately prior to the Second Merger will be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation, and (ii) the by-laws of New Sub II, as in effect immediately prior to the Second Merger, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation and such bylaws. Subject to the foregoing, the additional effects of the Second Merger shall be as provided in the applicable provisions of the DGCL.

  (c) In the event the parties effect the Alternative Merger, at the Effective Time of the Second Merger, (i) the articles of incorporation of DRI, as in effect immediately prior to the Second Merger will be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation, and (ii) the by-laws of DRI, as in effect immediately prior to the Second Merger, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation and such bylaws.

                                          Annex A--Agreement and Plan of Merger


                                   ARTICLE II

                              Treatment of Shares

  Section II.1 Effect on the Capital Stock of DRI. As of the Effective Time of the First Merger, by virtue of the First Merger and without any action on the part of any holder of DRI Common Stock (as hereinafter defined):

    (a) Cancellation of New Sub I Shares. Each share of common stock, without par value, of New Sub I issued and outstanding immediately prior to the Effective Time of the First Merger will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

    (b) Cancellation of DRI Treasury Stock. Each share of common stock, without par value, of DRI ("DRI Common Stock") that is owned by DRI or by CNG or any wholly-owned subsidiary of CNG will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

    (c) Conversion of DRI Common Stock. Subject to the provisions of Section 2.3(d) hereof, each issued and outstanding share of DRI Common Stock (other than shares of DRI Common Stock to be canceled in accordance with Section 2.1(b)) will be converted into either (X) $43.00 in cash (the "DRI Cash Consideration") or (Y) 1.0 (the "DRI Exchange Ratio") fully paid and non-assessable shares of DRI Common Stock (the "DRI Stock Consideration" and, together with the DRI Cash Consideration, the "DRI Merger Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with Section 2.1(e).

    (d) Allocation. Notwithstanding anything in this Agreement to the contrary, the aggregate amount of cash to be issued to shareholders of DRI as consideration in the First Merger shall be equal to $1,251,055,526 (the "DRI Cash Amount"); provided that, the DRI Cash Amount may be increased by DRI to an amount no greater than $1,668,400,000 in order to accommodate the exercise by DRI of its option to change the DRI Cash Number and the DRI Stock Number pursuant to the last sentence of this Section 2.1(d). As used in this Agreement, the "DRI Cash Number" shall mean the aggregate number of shares of DRI Common Stock to be converted into the right to receive the DRI Cash Consideration in the First Merger, which will be equal to the DRI Cash Amount divided by $43.00. The number of shares of DRI Common Stock to be converted into the right to receive DRI Stock Consideration in the First Merger (the "DRI Stock Number") will be equal to (x) the number of shares of DRI Common Stock issued and outstanding immediately prior to the Effective Time of the First Merger (ignoring for this purpose any DRI Common Stock held as treasury shares and canceled pursuant to Section 2.1(b)) less (y) the sum of (A) the DRI Cash Number and (B) the aggregate number of shares of DRI Common Stock to be exchanged for cash pursuant to
  Section 2.3(d). DRI will have the option to change the DRI Cash Number and the DRI Stock Number to more closely follow the actual elections of DRI shareholders pursuant to this Section 2.1, so long as such modification to the DRI Cash Number and the DRI Stock Number does not prevent the conditions set forth in Sections 8.2(e) and 8.3(e) from being satisfied.

    (e) Election. Subject to allocation in accordance with the provisions of this Section 2.1, each record holder of shares of DRI Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) issued and outstanding immediately prior to the Election Deadline (as defined in Section 2.3(b)(i)) will be entitled, in accordance with Section 2.3(b), (i) to elect to receive in respect of each such share (A) DRI Cash Consideration (a "DRI Cash Election") or (B) DRI Stock Consideration (a "DRI Stock Election") or (ii) to indicate that such record holder has no preference as to the receipt of DRI Cash Consideration or DRI Stock Consideration for all such shares held by such holder (a "DRI Non-Election"). Shares of DRI Common Stock in respect of which a DRI Non-Election is made or as to which no election is made (collectively, "DRI Non-Election Shares") shall be deemed by DRI to be shares in respect of which DRI Cash Elections or DRI Stock Elections have been made, as DRI shall determine.

    (f) Allocation of DRI Cash Election Shares. In the event that the aggregate number of shares in respect of which DRI Cash Elections have been made (the "DRI Cash Election Shares") exceeds the DRI

 Annex A--Agreement and Plan of Merger

  Cash Number, all shares of DRI Common Stock in respect of which DRI Stock Elections have been made (the "DRI Stock Election Shares") and all DRI Non-Election Shares will be converted into the right to receive DRI Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)), and DRI Cash Election Shares will be converted into the right to receive DRI Cash Consideration or DRI Stock Consideration in the following manner:

      (i) the number of DRI Cash Election Shares covered by each Form of Election (as defined in Section 2.3(b)(i)) to be converted into DRI Cash Consideration will be determined by multiplying the number of DRI Cash Election Shares covered by such Form of Election by a fraction,
    (A) the numerator of which is the DRI Cash Number and (B) the denominator of which is the aggregate number of DRI Cash Election Shares rounded down to the nearest whole number; and

      (ii) all DRI Cash Election Shares not converted into DRI Cash Consideration in accordance with Section 2.1(f)(i) will be converted into the right to receive DRI Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)).

    (g) Allocation of DRI Stock Election Shares. In the event that the aggregate number of DRI Stock Election Shares exceeds the DRI Stock Number, all DRI Cash Election Shares and all DRI Non-Election Shares (together, the "DRI Cash Shares") will be converted into the right to receive DRI Cash Consideration, and all DRI Stock Election Shares will be converted into the right to receive DRI Cash Consideration or DRI Stock Consideration in the following manner:

      (i) the number of DRI Stock Election Shares covered by each Form of Election to be converted into DRI Cash Consideration will be determined by multiplying the number of DRI Stock Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the DRI Cash Number less the number of DRI Cash Shares and (B) the denominator of which is the aggregate number of DRI Stock Election Shares, rounded down to the nearest whole number; and

      (ii) all DRI Stock Election Shares not converted into DRI Cash Consideration in accordance with Section 2.1(g)(i) will be converted into the right to receive DRI Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)).

    (h) No Allocation. In the event that neither Section 2.1(f) nor Section 2.1(g) is applicable, all DRI Cash Election Shares will be converted into the right to receive DRI Cash Consideration, all DRI Stock Election Shares will be converted into the right to receive DRI Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)) and DRI Non-Election Shares will be converted into the right to receive DRI Cash Consideration or DRI Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(d)) as DRI shall determine.

    (i) Computations. The Exchange Agent (as defined in Section 2.3(a)), in consultation with DRI, will make all computations to give effect to this
  Section 2.1.

    (j) Cancellation of Shares. As of the Effective Time of the First Merger, all such shares of DRI Common Stock will no longer be outstanding and automatically be cancelled and retire and will cease to exist and each holder of a certificate formerly representing any such shares of DRI Common Stock (a "DRI Certificate") will cease to have any rights with respect thereto, except the right to receive DRI Merger Consideration and any additional cash in lieu of fractional shares of DRI Common Stock to be issued or paid in consideration therefor upon surrender of such DRI Certificate in accordance with Section 2.3, without interest.

  Section II.2 Effect on the Capital Stock of CNG of the Second Merger. As of the Effective Time of the Second Merger, by virtue of the Second Merger and without any action on the part of any holder of CNG Common Stock (as hereinafter defined):

    (a) Conversion of New Sub II Shares. Each share of common stock, without par value, of New Sub II issued and outstanding immediately prior to the Effective Time of the Second Merger will remain outstanding unaffected by the Second Merger, with the result that the Surviving Corporation will remain a wholly-owned subsidiary of DRI.

                                          Annex A--Agreement and Plan of Merger


    (b) Cancellation of CNG Treasury Stock. Each share of common stock, par value $2.75 per share, of CNG (the "CNG Common Stock"), together with the associated CNG Rights (as defined in Section 5.14), that is owned by CNG or by DRI or any wholly-owned subsidiary of DRI, will automatically be canceled and retired and cease to exist, and no consideration will be delivered in exchange therefor. Throughout this Agreement, the term CNG Common Stock refers to CNG Common Stock together with the associated CNG Rights.

    (c) Conversion of CNG Common Stock. Subject to the provisions of Section 2.3(d) hereof, each issued and outstanding share of CNG Common Stock (other than shares of CNG Common Stock canceled in accordance with Section 2.2(b) and subject to dissenter's rights under the DGCL) will be converted into
  (x) $66.60 in cash (the "CNG Cash Consideration") or (y)(1) a number of fully paid, non-assessable shares of DRI Common Stock equal to the CNG Exchange Ratio (as defined below) plus (2) an amount in cash (the "Stock Election Top-Up Amount") equal to 1.52 times the excess, if any, of $43.816 over the DRI Average Price (the "CNG Stock Consideration" and together with the CNG Cash Consideration, the "CNG Merger Consideration"). The "CNG Exchange Ratio" shall be equal to (i) $66.60 divided by the Average Price of DRI Common Stock, if the DRI Average Price is no less than $43.816 and
  (ii) 1.52, if the DRI Average Price is less than $43.816, in which case top-up cash shall be provided pursuant to clause (y)(2) above. "DRI Average Price" means the average of the closing prices of the DRI Common Stock on the New York Stock Exchange for the 20 consecutive Trading Days in the period ending five Trading Days prior to the Election Deadline. "Trading Day" means a day on which the New York Stock Exchange, Inc. is open for trading.

    (d) Allocation. Notwithstanding anything in this Agreement to the contrary (other than Section 2.2(j)), the number of shares of CNG Common Stock to be converted into the right to receive the CNG Cash Consideration in the Second Merger (the "CNG Cash Number") will be equal to (i) 38,159,060 shares of CNG Common Stock less (ii) the aggregate number of shares of CNG Common Stock to be exchanged for cash pursuant to Section 2.3(d). The number of shares of CNG Common Stock to be converted into the right to receive the CNG Stock Consideration in the Second Merger (the "CNG Stock Number") will be equal to (i) the number of shares of CNG Common Stock issued and outstanding immediately prior to the Effective Time of the Second Merger (ignoring for this purpose any CNG Common Stock held as treasury shares and canceled pursuant to Section 2.2(b)) less (ii) the sum of (A) the CNG Cash Number and (B) the aggregate number of shares of CNG Common Stock to be exchanged for cash pursuant to Section 2.3(d). Notwithstanding anything to the contrary herein, DRI will have the option to change the CNG Cash Number and the CNG Stock Number to more closely follow the actual elections of CNG shareholders pursuant to this Section 2.2, so long as such modification to the CNG Cash Number and the CNG Stock Number does not prevent the conditions set forth in Sections 8.2(e) and 8.3(e) from being satisfied.

    (e) Election. Subject to allocation in accordance with the provisions of this Section 2.2, each record holder of shares of CNG Common Stock (other than shares to be canceled in accordance with Section 2.2(b)) issued and outstanding immediately prior to the Election Deadline (as defined in Section 2.3(b)(i)) will be entitled, in accordance with Section 2.3(b), (i) to elect to receive in respect of each such share (A) CNG Cash Consideration (a "CNG Cash Election") or (B) CNG Stock Consideration (including the Stock Election Top-Up Amount, if any) (a "CNG Stock Election") or (ii) to indicate that such record holder has no preference as to the receipt of CNG Cash Consideration or CNG Stock Consideration for all such shares held by such holder (a "CNG Non-Election"). Shares of CNG Common Stock in respect of which a CNG Non-Election is made or as to which no election is made (collectively, "CNG Non-Election Shares") shall be deemed by DRI to be shares in respect of which CNG Cash Elections or CNG Stock Elections have been made, as DRI shall determine in its sole discretion.

    (f) Allocation of CNG Cash Election Shares. In the event that the aggregate number of shares in respect of which CNG Cash Elections have been made (the "CNG Cash Election Shares") exceeds the CNG Cash Number, all shares of CNG Common Stock in respect of which CNG Stock Elections have been made (the "CNG Stock Election Shares") and all CNG Non-Election Shares will be converted into the right to receive CNG Stock Consideration (including the Stock Election Top-Up Amount, if any, and cash in lieu of fractional interests in accordance with Section 2.3(d)), and CNG Cash Election Shares will

 Annex A--Agreement and Plan of Merger

  be converted into the right to receive CNG Cash Consideration or CNG Stock Consideration in the following manner:

      (i) the number of CNG Cash Election Shares covered by each Form of Election (as defined in Section 2.3(b)(i)) to be converted into CNG Cash Consideration will be determined by multiplying the number of CNG Cash Election Shares covered by such Form of Election by a fraction,
    (A) the numerator of which is the CNG Cash Number and (B) the denominator of which is the aggregate number of CNG Cash Election Shares rounded down to the nearest whole number; and

      (ii) all CNG Cash Election Shares not converted into CNG Cash Consideration in accordance with Section 2.2(f)(i) will be converted into the right to receive CNG Stock Consideration (including the Stock Election Top-Up Amount, if any, and cash in lieu of fractional interests in accordance with Section 2.3(d)).

    (g) Allocation of CNG Stock Election Shares. In the event that the aggregate number of CNG Stock Election Shares exceeds the CNG Stock Number, all CNG Cash Election Shares and all CNG Non-Election Shares (together, the "CNG Cash Shares") will be converted into the right to receive CNG Cash Consideration, and all CNG Stock Election Shares will be converted into the right to receive CNG Cash Consideration or CNG Stock Consideration in the following manner:

      (i) the number of CNG Stock Election Shares covered by each Form of Election to be converted into CNG Cash Consideration will be determined by multiplying the number of CNG Stock Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the CNG Cash Number less the number of CNG Cash Shares and (B) the denominator of which is the aggregate number of CNG Stock Election Shares, rounded down to the nearest whole number; and

      (ii) all CNG Stock Election Shares not converted into CNG Cash Consideration in accordance with Section 2.2(g)(i) will be converted into the right to receive CNG Stock Consideration (including the Stock Election Top-Up Amount, if any, and cash in lieu of fractional interests in accordance with Section 2.3(d)).

    (h) No Allocation. In the event that neither Section 2.2(f) nor Section 2.2(g) is applicable, all CNG Cash Election Shares will be converted into the right to receive CNG Cash Consideration, all CNG Stock Election Shares will be converted into the right to receive CNG Stock Consideration (including the Stock Election Top-Up Amount, if any, and cash in lieu of fractional interests in accordance with Section 2.3(d)) and CNG Non-Election Shares will be converted into the right to receive CNG Cash Consideration or CNG Stock Consideration (including the Stock Election Top-Up Amount, if any, and cash in lieu of fractional interests in accordance with Section 2.3(d)) as DRI shall determine.

    (i) Computations. The Exchange Agent, in consultation with DRI and CNG, will make all computations to give effect to this Section 2.2.

    (j) Adjustment Per Tax Opinion. If, after having made the calculation under Section 2.2(d) or (h) (without giving effect to any subtraction permitted by this Section 2.2(j)), the tax opinions referred to in Sections 8.2(e) and 8.3(e) (the "Tax Opinions") cannot be rendered (as reasonably determined by ST&B or CG&R), as a result of the Second Merger possibly failing to satisfy continuity-of-interest requirements under applicable federal income tax principles relating to reorganizations described in the Code, then DRI shall reduce, to the minimum extent necessary to enable the Tax Opinions to be rendered, the amount of cash to be delivered with respect to the CNG Cash Election Shares or with respect to the Stock Election Top-Up Amount, as the case may be, and in lieu thereof shall deliver the number of shares of DRI Common Stock having an aggregate value, based on the DRI Average Price, equal to the amount of such reduction, and if shares of DRI Common Stock are delivered with respect to the CNG Cash Election Shares, DRI shall make the appropriate adjustments to the CNG Cash Number to give effect to such reduction.

                                          Annex A--Agreement and Plan of Merger


  Section II.3 Exchange of Certificates.

  (a) Exchange Agent. As of the Effective Time of the First Merger, DRI will enter into an agreement with such bank or trust as may be designated by DRI, with the prior consent of CNG (the "Exchange Agent"), which will provide that DRI will deposit with the Exchange Agent as of the Effective Time of the First Merger, for the benefit of the holders of shares of DRI Common Stock and CNG Common Stock for exchange in accordance with this Article II, through the Exchange Agent, cash equal to the sum of the total aggregate DRI Cash Consideration and CNG Cash Consideration and certificates representing the shares of DRI Common Stock (such cash and such shares of DRI Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Second Merger and any cash payable in lieu of any fractional shares of DRI Common Stock, being hereinafter referred to as the "Exchange Fund") issued pursuant to Sections 2.1 and 2.2 in exchange for outstanding shares of DRI Common Stock and CNG Common Stock, as the case may be.

  (b) Exchange Procedures.

  (i) Not more than 90 days nor fewer than 30 days prior to the anticipated Closing Date as determined by DRI and CNG, the Exchange Agent will mail a form of election (the "Form of Election") to holders of record of shares of DRI Common Stock and to the holders of record of shares of CNG Common Stock (as of a record date as close as practicable to the date of mailing and mutually agreed to by CNG and DRI). In addition, the Exchange Agent will use its best efforts to make the Form of Election available to the persons (as defined in Section 2.3(f)) who become shareholders of DRI or CNG during the period between such record date and the Closing Date. Any election to receive DRI Merger Consideration contemplated by Section 2.1(e) or CNG Merger Consideration contemplated by Section 2.2(e) will have been properly made only if the Exchange Agent shall have received at its designated office or offices, by 5:00 p.m., New York City time, on the fifth business day immediately preceding the Closing Date (the "Election Deadline"), a Form of Election properly completed and accompanied by a DRI Certificate or a CNG Certificate, as the case may be (together or as applicable, "Certificate(s)") for the shares to which such Form of Election relates, duly endorsed in blank or otherwise acceptable for transfer on the books of DRI or CNG, as the case may be (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election may be revoked only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Deadline. In addition, all elections shall automatically be revoked if the Exchange Agent is notified in writing by DRI and CNG that either of the Mergers has been abandoned. If an election is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which such election relates will be promptly returned to the person submitting the same to the Exchange Agent. DRI shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked pursuant to this Article II, and to disregard immaterial defects in Forms of Election. The decision of DRI (or the Exchange Agent) in such matters shall be conclusive and binding.

  (ii) As soon as reasonably practicable after the Effective Time of the First Merger, with respect to the First Merger, and after the Effective Time of the Second Merger, with respect to the Second Merger (together or as applicable, the "Effective Time"), the Exchange Agent will mail to each holder of record of a Certificate, whose shares of DRI Common Stock or CNG Common Stock (collectively, the "Shares") were converted into the right to receive DRI Merger Consideration or CNG Merger Consideration (together, the "Merger Consideration") and who failed to return a properly completed Form of Election,
(i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as DRI and CNG may specify consistent with this Agreement) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

  (iii) At the Effective Time, with respect to properly made elections in accordance with Section 2.3(b)(i), and upon surrender in accordance with
Section 2.3(b)(ii) of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by DRI and CNG, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of

 Annex A--Agreement and Plan of Merger

such Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Shares that are not registered in the transfer records of DRI or CNG, as the case may be, payment may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of such payment to a person other than the registered holder of such Certificate or establishes to the satisfaction of DRI and CNG that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to the shares of DRI Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of DRI Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.3(d), and all such dividends, other distributions and cash in lieu of fractional shares of DRI Common Stock shall be paid by DRI to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole shares of DRI Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of DRI Common Stock to which such holder is entitled pursuant to Section 2.3(d), the amount of any cash payable pursuant to the Stock Election Top-Up Amount, if applicable, and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of DRI Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of DRI Common Stock. DRI shall make available to the Exchange Agent cash for the foregoing purposes.

  (d) No Fractional Securities. No DRI Certificates or scrip representing fractional shares of DRI Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of DRI Common Stock. A holder of Shares converted in the Mergers who would otherwise have been entitled to a fractional share of DRI Common Stock shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the closing price per share of DRI Common Stock as reported on the NYSE Composite Transaction Tape on the Closing Date.

  (e) No Further Ownership Rights in CNG Common Stock. All shares of DRI Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article
II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates, subject, however, to any obligation of DRI or the Surviving Corporation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made with respect to shares of CNG Common Stock or DRI Common Stock, as the case may be, which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of (i) DRI of shares of DRI Common Stock which were outstanding immediately prior to the Effective Time or (ii) the Surviving Corporation of shares of CNG Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to DRI, the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Section 2.3, except as otherwise provided by law.

                                          Annex A--Agreement and Plan of Merger


  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered by the Exchange Agent to DRI, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to DRI for payment of their claim for such DRI Shares or funds to which such holder may be due, subject to applicable law. None of DRI, CNG, the Surviving Corporation or the Exchange Agent shall be liable to any person (as defined below) in respect of any such DRI Shares or funds from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. As used in this Agreement, the term "person" shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

  (g) Investment of Exchange Fund. The Exchange Agent will invest any cash included in the Exchange Fund, as directed by DRI, with the prior consent of CNG, on a daily basis. Any interest and other income resulting from such investments will be paid to DRI.

  (h) Lost Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by DRI or the Surviving Corporation, as the case may be, the posting by such person of a bond in such reasonable amount as DRI or the Surviving Corporation, as the case may be, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of DRI Common Stock, pursuant to this Agreement.

  (i) Certain Adjustments. If, after the date hereof and on or prior to the Closing Date, the outstanding shares of DRI Common Stock or CNG Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be adjusted accordingly to provide to the holders of DRI Common Stock and CNG Common Stock, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

  (j) Withholding Rights. Each of the Surviving Corporation and DRI shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of DRI Common Stock or CNG Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or DRI, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of DRI Common Stock or CNG Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or DRI, as the case may be.

  Section II.4 Dissenting Shares. (a) Notwithstanding anything in this Agreement to the contrary and subject to the applicability of Section 262 of the DGCL to the Second Merger, shares of CNG Common Stock (as defined below) that are issued and outstanding immediately prior to the Effective Time of the Second Merger and which are held by stockholders who have not voted in favor of or consented to the Second Merger and shall have delivered a written demand for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the CNG Merger Consideration, but shall be entitled to receive the consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL, such holder's shares of CNG Common Stock shall thereupon be deemed to be CNG Non-Election Shares and to have been converted, at the Effective Time of the Second Merger, into the right to receive the CNG Merger Consideration set forth in Section 2.2 of this Agreement, without any interest thereon.

 Annex A--Agreement and Plan of Merger


  (b) The CNG shall give DRI (i) prompt notice of any demands for appraisal pursuant to Section 262 of the DGCL received by CNG, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by CNG and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. CNG shall not, except with the prior written consent of DRI, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

                                  ARTICLE III

                                  The Closing

  Section III.1 Closing. The closing (the "Closing") of the Mergers shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or such other place as may be mutually agreed upon by the parties hereto at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in
Article VIII is fulfilled or waived, or at such other time and date as CNG and DRI shall mutually agree (the "Closing Date").

                                   ARTICLE IV

                     Representations and Warranties of DRI

  Except as disclosed in the DRI SEC Reports (as defined in Section 4.5) filed prior to the date hereof or as set forth on the Disclosure Schedule delivered by DRI to CNG prior to the execution of this Agreement (the "DRI Disclosure Schedule"), DRI represents and warrants to CNG as follows:

  Section IV.1 Organization and Qualification. DRI and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of DRI and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereinafter referred to as a "DRI Material Adverse Effect"). True, accurate and complete copies of the articles of incorporation and bylaws of DRI, as in effect on the date hereof, have been delivered to CNG. As used in this Agreement, the term "subsidiary" with respect to any person shall mean any corporation or other entity (including partnerships and other business associations) in which such person directly or indirectly owns outstanding capital stock or other voting securities having the power, under ordinary circumstances, to elect a majority of the directors or similar members of the governing body of such corporation or other entity, or otherwise to direct the management and policies of such corporation or other entity. As used in this Agreement, a "Significant Subsidiary" means any subsidiary of DRI or CNG, as the case may be, that constitutes a "significant subsidiary" of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC.

  Section IV.2 Subsidiaries. Exhibit 21 to the Annual Report of DRI on Form 10-K for the fiscal year ended December 31, 1997 includes all subsidiaries of DRI which as of the date of this Agreement are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by DRI, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). None of the subsidiaries of DRI is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other

                                          Annex A--Agreement and Plan of Merger

commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any Significant Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. As used in this Agreement, the term "joint venture" with respect to any person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes that are less than 5% of any class of the outstanding voting securities or equity.

  Section IV.3 Capitalization. The authorized capital stock of DRI consists of 300,000,000 shares of DRI Common Stock and 20,000,000 shares of preferred stock. As of the close of business on January 31, 1999, 193,962,097 shares of DRI Common Stock and no shares of preferred stock were issued and outstanding. All of the issued and outstanding shares of the capital stock of DRI are validly issued, fully paid, nonassessable and free of preemptive rights. As of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating DRI or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock or other voting securities of DRI or obligating DRI or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

  Section IV.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

  (a) Authority. DRI has all requisite power and authority to enter into this Agreement and, subject to the DRI Shareholders' Approval (as defined in Section 4.10) and the DRI Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The Board of Directors of DRI has (a) determined that the Mergers are fair and in the best interest of DRI and its shareholders, (b) approved and adopted this Agreement, and (c) resolved to recommend to the holders of DRI Common Stock that they give the DRI Shareholders' Approval. The execution and delivery of this Agreement and the consummation by DRI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of DRI, subject to obtaining the DRI Shareholders' Approval. This Agreement has been duly and validly executed and delivered by DRI and, assuming the due authorization, execution and delivery of this Agreement by CNG, constitutes the legal, valid and binding obligation of DRI enforceable against DRI in accordance with its terms.

  (b) Non-Contravention. The execution and delivery of this Agreement by DRI do not and the consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any material obligation under or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation being hereinafter referred to as a "Violation") by DRI or any of its Significant Subsidiaries under any provisions of (i) the articles of incorporation, bylaws or similar governing documents of DRI or any of its Significant Subsidiaries, (ii) subject to obtaining the DRI Required Statutory Approvals and the receipt of the DRI Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign (each, a "Governmental Authority") applicable to DRI or any of its Significant Subsidiaries or any of their respective properties or assets, or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the DRI Disclosure Schedule (the "DRI Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which DRI or any of its Significant Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not have, individually or in the aggregate, a DRI Material Adverse Effect.

 Annex A--Agreement and Plan of Merger


  (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent, finding by or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by DRI or the consummation by DRI of the transactions contemplated hereby, which, if not obtained, made or given, would have, individually or in the aggregate, a DRI Material Adverse Effect (the "DRI Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such DRI Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

  (d) Compliance. Neither DRI nor any of its subsidiaries nor, to the best knowledge of DRI, any of its joint ventures, is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any "Environmental Laws") of any Governmental Authority, except for violations that, individually or in the aggregate, do not have, and, to the best knowledge of DRI, are not reasonably likely to have, a DRI Material Adverse Effect. DRI, its subsidiaries and, to the best knowledge of DRI, its joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted (collectively, "Permits"), except those Permits the failure to obtain which would not have, individually or in the aggregate, a DRI Material Adverse Effect. As used in this Agreement, the term "Environmental Laws" means any law, statute, order, rule, regulation, ordinance or judgment relating to pollution or protection of human health or the environment (including, without limitation, ambient air, indoor air, surface water, ground water, land surface or subsurface strata and natural resources) including, without limitation, those relating to the release or threatened release of Hazardous Materials or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. As used in this Agreement, the term "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, materials or constituents, petroleum or petroleum products or any other substances or materials subject to regulation under Environmental Laws.

  Section IV.5 Reports and Financial Statements. The filings required to be made by DRI and its subsidiaries since January 1, 1996 under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Federal Power Act (the "Power Act"), the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act"), the 1935 Act and applicable state laws and regulations have been filed with the SEC, the Federal Energy Regulatory Commission (the "FERC"), the Nuclear Regulatory Commission (the "NRC") or the applicable state regulatory authorities, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. DRI has made available to CNG a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by DRI with the SEC under the Securities Act and the Exchange Act since January 1, 1996 and through the date hereof (as such documents have since the time of their filing been amended, the "DRI SEC Reports"). The DRI SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by DRI with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of DRI included in the DRI SEC Reports (collectively, the "DRI Financial Statements") have been prepared, and will be prepared, in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q under the Exchange Act) and fairly present the consolidated financial position of DRI as of the respective dates thereof or the consolidated results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

  Section IV.6 Absence of Certain Changes or Events. From September 30, 1998 through the date hereof, each of DRI and each of its subsidiaries has conducted its business only in the ordinary course of business

                                          Annex A--Agreement and Plan of Merger

consistent with past practice and no event has occurred which has had, and no fact or condition exists that would have or, to the best knowledge of DRI, is reasonably likely to have, a DRI Material Adverse Effect.

  Section IV.7 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of DRI for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by DRI in connection with the issuance of shares of DRI Common Stock in the Mergers (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, and as the same may be amended, at the effective time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the joint proxy in definitive form, relating to the meetings of the shareholders of CNG and DRI to be held in connection with the Mergers and the prospectus relating to DRI Common Stock to be issued in the Mergers (the "Joint Proxy Statement/Prospectus") will at the date such Joint Proxy Statement/Prospectus is mailed to such shareholders and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

  Section IV.8 Employee Matters; ERISA.

  (a) Each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, deferred compensation, stock option, employment, severance, change in control or other written agreement relating to employment, fringe benefits or perquisites for current or former employees of DRI or any of its subsidiaries, maintained or contributed to by DRI or any of its subsidiaries at any time during the seven-calendar year period immediately preceding the date hereof (collectively, the "DRI Employee Benefit Plans") is listed in Section 4.8(a) of the DRI Disclosure Schedule.

  (b) With respect to the DRI Employee Benefit Plans, individually and in the aggregate, no event has occurred and, there exists no condition or set of circumstances, in connection with which DRI or any of its subsidiaries could be subject to any liability that is reasonably likely to have a DRI Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

  (c) Each DRI Employee Benefit Plan has been administered in accordance with its terms, except for any failures to so administer any DRI Employee Benefit Plans as would not, individually or in the aggregate, have a DRI Material Adverse Effect. DRI, its subsidiaries and all the DRI Employee Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements as they relate to the DRI Employee Benefit Plans, except for any failures to be in such compliance as would not, individually or in the aggregate, have a DRI Material Adverse Effect. Each DRI Employee Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the knowledge of DRI, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination.

  (d) Except for all equity-based and other awards, the vesting and exercisability of which will, by their terms, be accelerated as a result of the transactions contemplated hereunder, no employee of DRI will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any DRI Employee Benefit Plan as a result of the transactions contemplated by this Agreement.

  Section IV.9 Regulation as a Utility. Neither DRI nor any subsidiary company or affiliate of DRI is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country. As used in this Section 4.9 and in Section 5.9, the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in the 1935 Act.

 Annex A--Agreement and Plan of Merger


  Section IV.10 Vote Required. (a) The approval of the Mergers by a majority of all shares of DRI Common Stock represented at a duly called meeting of such shareholders at which a quorum is present (the "DRI Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of DRI required to approve this Agreement, the Mergers and the other transactions contemplated hereby.

  (b) None of the shareholders of DRI are entitled to exercise any appraisal rights in connection with the DRI Shareholders Approval.

  Section IV.11 [intentionally omitted].

  Section IV.12 Opinion of Financial Advisor. DRI has received the opinion of Lehman Brothers Inc., dated the date hereof, to the effect that, as of the date hereof, the Merger Consideration (taken as a whole) is fair from a financial point of view to the holders of DRI Common Stock.

  Section IV.13 Ownership of CNG Common Stock. DRI does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any shares of CNG Common Stock.

  Section IV.14 Anti-Takeover Provisions. None of the business combination provisions of Article 13.1 of Chapter 9 of the VSCA or any similar provisions of the VSCA or the articles of incorporation or bylaws of DRI are applicable to the transactions contemplated by this Agreement. No other "fair price," "moratorium," "control share acquisition" or similar anti-takeover statute or regulation is applicable to DRI, the Mergers or any other transaction contemplated hereby.

  Section IV.15 Nuclear Operations. To the knowledge of DRI, the operations of DRI's and its subsidiaries' nuclear generating stations are and have at all times been conducted in compliance with applicable health, safety, regulatory and other legal requirements, except for those requirements the failure with which to comply would not, individually or in the aggregate, have a DRI Material Adverse Effect. To the knowledge of DRI, DRI's and its subsidiaries' nuclear generating stations maintain emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment and liability insurance to the extent required by law, and such further insurance (other than liability insurance) as is consistent with DRI's view of the risks inherent in the operation of a nuclear power facility. To the knowledge of DRI, plans for the decommissioning of each of DRI's and its subsidiaries' nuclear generating stations and for the short-term storage of spent nuclear fuel conform with applicable regulatory or other legal requirements (other than those with which the failure to comply would not, individually or in the aggregate, have a DRI Material Adverse Effect), and such plans have at all times been funded to the extent required by law, which is consistent with DRI's reasonable budget projections for such plans. To the knowledge of DRI, neither DRI nor any of its subsidiaries has incurred any liability as a result of operating nuclear power facilities for third parties which liability, individually or in the aggregate, would have a DRI Material Adverse Effect.

  Section IV.16 NRC Actions. Neither DRI nor any of its subsidiaries has been given written notice of or been charged with actual or potential violation of, or is the subject of any ongoing proceeding, inquiry, special inspection, diagnostic evaluation or other NRC action (excluding rulemakings of general application that may affect the conduct of DRI's business regarding DRI's nuclear power facilities) of which DRI or any of its subsidiaries has received written notice, under the Atomic Energy Act, any applicable regulations thereunder or the terms and conditions of any license granted to DRI or any of its subsidiaries regarding DRI's or any of its subsidiaries' nuclear power facilities or any third party's nuclear power facility operated by DRI or any of its subsidiaries that would have, or DRI reasonably believes would be reasonably likely to have, a DRI Material Adverse Effect.

  Section IV.17 Environmental Protection. Except as would not have, individually or in the aggregate, a DRI Material Adverse Effect, (A) neither DRI nor any of its subsidiaries is in violation of, or has received any written notice that it is subject to liability under, any Environmental Laws, (B) DRI and its subsidiaries have, or have filed timely application for, all permits, licenses, authorizations and approvals required under any applicable Environmental Laws, all of which are in full force and effect, and are each in compliance with their

                                          Annex A--Agreement and Plan of Merger

requirements, (C) there are no pending, or to the knowledge of DRI, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or liability, investigation or proceeding pursuant to any Environmental Law against DRI or any of its subsidiaries, or to the knowledge of DRI, any of their respective predecessors-in-interest for which DRI or any of its subsidiaries is or may be liable and (D) there are no past or present events, conditions or circumstances which would reasonably be expected to form the basis of an order or other requirement to conduct responsive or corrective action, or an action, suit or proceeding by any private party or governmental agency, against or affecting, or requiring capital or operating expenditures by, DRI or any of its subsidiaries, in each case pursuant to any Environmental Laws.

  Section IV.18 Trading Position Risk Management. DRI has established a risk management committee which, from time to time, establishes risk parameters to restrict the level of risk that DRI and its subsidiaries are authorized to take with respect to the net position resulting from physical commodity transactions, exchange traded futures and options and over-the-counter derivative instruments. The risk management committee of DRI regularly monitors the compliance of DRI and its subsidiaries with such risk parameters.

  Section IV.19 Litigation. (i) There are no suits, actions or proceedings pending or, to the best knowledge of DRI threatened against or affecting DRI or any of its subsidiaries and (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against DRI or any of its subsidiaries that, in each case, individually or in the aggregate, would have, or are reasonably likely to have, a DRI Material Adverse Effect.

  Section IV.20 Dividends. It is the present intention of DRI's Board of Directors to maintain the dividends on DRI Common Stock at its current annual rate.

  Section IV.21 Merger Subs. All of the issued and outstanding shares of the capital stock of New Sub I and New Sub II will be (a) owned directly by DRI and
(b) will be duly authorized, validly issued, full paid, nonassessable and free of preemptive rights. New Sub I and New Sub II will be direct wholly-owned Subsidiaries of DRI that will (a) have been formed for the sole purpose of effecting the Mergers, (b) have no material assets, (c) engage in no other material activities prior to the Effective Time and (d) have no Subsidiaries.

                                   ARTICLE V

                     Representations and Warranties of CNG

  Except as disclosed in the CNG SEC Reports (as defined in Section 5.5) filed prior to the date hereof or as set forth on the Disclosure Schedule delivered by CNG to DRI prior to the execution of this Agreement (the "CNG Disclosure Schedule"), CNG represents and warrants to DRI as follows:

  Section V.1 Organization and Qualification. CNG and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of CNG and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereinafter referred to as a "CNG Material Adverse Effect"). True, accurate and complete copies of the certificate of incorporation and bylaws of CNG, as in effect on the date hereof, have been delivered to DRI.

  Section V.2 Subsidiaries. Exhibit 21 to the Annual Report of CNG on Form 10-K for the fiscal year ended December 31, 1997 includes all subsidiaries of CNG which as of the date of this Agreement are

 Annex A--Agreement and Plan of Merger

Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by CNG, free and clear of all Liens. There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any Significant Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

  Section V.3 Capitalization. The authorized capital stock of CNG consists of 400,000,000 shares of CNG Common Stock and 5,000,000 shares of preferred stock. As of the close of business on January 31, 1999, 95,397,649 shares of CNG Common Stock and no shares of preferred stock were issued and outstanding. All of the issued and outstanding shares of the capital stock of CNG are validly issued, fully paid, nonassessable and free of preemptive rights. Except for the CNG Rights (as defined in Section 5.14), as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating CNG or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock or other voting securities of CNG or obligating CNG or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

  Section V.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

  (a) Authority. CNG has all requisite power and authority to enter into this Agreement and, subject to the CNG Shareholders' Approval (as defined in Section 5.10) and the CNG Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. The Board of Directors of CNG has (a) determined that the Second Merger is fair and in the best interest of CNG and its shareholders, (b) approved and adopted this Agreement, and (c) resolved to recommend to the holders of CNG Common Stock that they give the CNG Shareholders' Approval. The execution and delivery of this Agreement and the consummation by CNG of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CNG, subject to obtaining the CNG Shareholders' Approval. This Agreement has been duly and validly executed and delivered by CNG and, assuming the due authorization, execution and delivery of this Agreement by DRI, constitutes the legal, valid and binding obligation of CNG enforceable against CNG in accordance with its terms.

  (b) Non-Contravention. The execution and delivery of this Agreement by CNG do not and the consummation of the transactions contemplated hereby will not result in any Violation by CNG or any of its Significant Subsidiaries under any provisions of (i) the articles of incorporation, bylaws or similar governing documents of CNG or any of its Significant Subsidiaries, (ii) subject to obtaining the CNG Required Statutory Approvals and the receipt of the CNG Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to CNG or any of its Significant Subsidiaries or any of their respective properties or assets, or (iii) subject to obtaining the third-party consents or other approvals disclosed in Section 5.4(b) of the CNG Disclosure Schedule (the "CNG Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which CNG or any of its Significant Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not have, individually or in the aggregate, a CNG Material Adverse Effect.

  (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent, finding by or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by CNG or the consummation by CNG of the transactions contemplated hereby which if not obtained, made or given, would have, individually or in the aggregate, a CNG Material Adverse Effect (the "CNG Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining"

                                          Annex A--Agreement and Plan of Merger

such CNG Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

  (d) Compliance. Neither CNG nor any of its subsidiaries nor, to the best knowledge of CNG, any of its joint ventures, is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any Environmental Laws) of any Governmental Authority, except for violations that, individually or in the aggregate, do not have, and, to the best knowledge of CNG, are not reasonably likely to have, a CNG Material Adverse Effect. CNG, its subsidiaries and, to the best knowledge of CNG, its joint ventures have all Permits, except those Permits the failure to obtain which would not have, individually or in the aggregate, a CNG Material Adverse Effect.

  Section V.5 Reports and Financial Statements. The filings required to be made by CNG and its subsidiaries since January 1, 1996 under the Securities Act, the Exchange Act, the Power Act, the Natural Gas Act (the "Gas Act"), the Natural Gas Policy Act of 1978 (the "Gas Policy Act"), the 1935 Act and applicable state laws and regulations have been filed with the SEC, the FERC or the applicable state regulatory authorities, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. CNG has made available to DRI a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by CNG with the SEC under the Securities Act and the Exchange Act, since January 1, 1996 and through the date hereof (as such documents have since the time of their filing been amended, the "CNG SEC Reports"). The CNG SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by CNG with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of CNG included in the CNG SEC Reports (collectively, the "CNG Financial Statements") have been prepared, and will be prepared, in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q under the Exchange Act) and fairly present the consolidated financial position of CNG as of the respective dates thereof or the consolidated results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

  Section V.6 Absence of Certain Changes or Events. From September 30, 1998 through the date hereof, each of CNG and each of its subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and no event has occurred which has had, and no fact or condition exists that would have or, to the best knowledge of CNG, is reasonably likely to have, a CNG Material Adverse Effect.

  Section V.7 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of CNG for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, and as the same may be amended, at the effective time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement/Prospectus will, at the date such Joint Proxy Statement/Prospectus is mailed to the shareholders of CNG and DRI and, as the same may be amended or supplemented, at the times of the meetings of such shareholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

 Annex A--Agreement and Plan of Merger


  Section V.8 Employee Matters; ERISA.

  (a) Each "employee benefit plan" (as defined in Section 3(3) of ERISA), bonus, deferred compensation, stock option, employment, severance, change in control or other written agreement relating to employment, fringe benefits or perquisites for current or former employees of CNG or any of its subsidiaries, maintained or contributed to by CNG or any of its subsidiaries at any time during the seven-calendar year period immediately preceding the date hereof (collectively, the "CNG Employee Benefit Plans") is listed in Section 5.8(a) of the CNG Disclosure Schedule.

  (b) With respect to the CNG Employee Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of CNG, there exists no condition or set of circumstances, in connection with which CNG or any of its subsidiaries could be subject to any liability that is reasonably likely to have a CNG Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

  (c) Each CNG Employee Benefit Plan has been administered in accordance with its terms, except for any failures to so administer any CNG Employee Benefit Plans as would not, individually or in the aggregate, have a CNG Material Adverse Effect, CNG, its subsidiaries and all the CNG Employee Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements as they relate to the CNG Employee Benefit Plans, except for any failures to be in such compliance as would not, individually or in the aggregate, have a CNG Material Adverse Effect. Each CNG Employee Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the knowledge of CNG, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination.

  (d) Except for all equity-based and other awards, the vesting and exercisability of which will, by their terms, be accelerated as a result of the transactions contemplated hereunder, no employee of CNG will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any CNG Employee Benefit Plan as a result of the transactions contemplated by this Agreement.

  Section V.9 Regulation as a Utility. Neither CNG nor any subsidiary company or affiliate of CNG is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country.

  Section V.10 Vote Required. The approval of the Second Merger by a majority of all votes entitled to be cast by the holders of CNG Common Stock (the "CNG Shareholders' Approval"), is the only vote of the holders of any class or series of the capital stock of CNG required to approve this Agreement, the Second Merger and the other transactions contemplated hereby.

  Section V.11 [intentionally omitted].

  Section V.12 Opinion of Financial Advisor. CNG has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated dated the date hereof, to the effect that, as of the date hereof, the CNG Merger Consideration to be received by the holders of CNG Common Stock is fair from a financial point of view to the holders of CNG Common Stock.

  Section V.13 Ownership of DRI Common Stock. CNG does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any shares of DRI Common Stock.

  Section V.14 CNG Rights Agreement. CNG shall take all necessary action with respect to all of the outstanding rights to purchase common stock of CNG (the "CNG Rights") issued pursuant to the Rights Agreement dated as of January 23, 1996 between CNG and First Chicago Trust Company of New York, as Rights Agent (the "CNG Rights Agreement"), so that CNG, as of the time immediately prior to the Effective

                                          Annex A--Agreement and Plan of Merger

Time, will have no obligations under the CNG Rights or the CNG Rights Agreement, except for the payment of any redemption price, if required, and so that the holders of the CNG Rights will have no rights under the CNG Rights or the CNG Rights Agreement, except for the payment of any redemption price, if required. The execution, delivery and performance of this Agreement will not result in a distribution of, or otherwise, trigger, the CNG Rights under the CNG Rights Agreement.

  Section V.15 Anti-Takeover Provisions. None of the business combination provisions of Section 203 of the Delaware General Corporation Law or the certificate of incorporation or bylaws of CNG are applicable to the transactions contemplated by this Agreement. No other "fair price," "moratorium," "control share acquisition" or similar anti-takeover statute or regulation is applicable to CNG, the Second Merger or any other transaction contemplated hereby.

  Section V.16 Environmental Protection. Except as would not have, individually or in the aggregate, a CNG Material Adverse Effect, (A) neither CNG nor any of its subsidiaries is in violation of, or has received any written notice that it is subject to liability under, any Environmental Laws, (B) CNG and its subsidiaries have or have filed timely application for, all permits, licenses, authorizations and approvals required under any applicable Environmental Laws, all of which are in full force and effect, and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of CNG, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or liability, investigation or proceedings pursuant to any Environmental Law against CNG or any of its subsidiaries, or to the knowledge of CNG, any of their respective predecessors-in-interest for which CNG or any of its subsidiaries is or may be liable and (D) there are no past or present events, conditions or circumstances which would reasonably be expected to form the basis of an order or other requirement to conduct responsive or corrective action, or an action, suit or proceeding by any private party or governmental agency, against or affecting, or requiring capital or operating expenditures by, CNG or any of its subsidiaries, in each case pursuant to any Environmental Laws.

  Section V.17 Trading Position Risk Management. CNG has established a risk management department which, from time to time, establishes risk parameters to restrict the level of risk that CNG and its subsidiaries are authorized to take with respect to the net position resulting from physical commodity transactions, exchange traded futures and options and over-the-counter derivative instruments. The risk management department of CNG regularly monitors the compliance by CNG and its subsidiaries with such risk parameters.

  Section V.18 Litigation. (i) There are no suits, actions or proceedings pending or, to the best knowledge of CNG threatened against or affecting CNG or any of its subsidiaries and (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against CNG or any of its subsidiaries that, in each case, individually or in the aggregate, would have, or are reasonably likely to have, a CNG Material Adverse Effect.

  Section V.19 Rejection of Columbia Proposal. The Board of Directors of CNG has concluded that the Mergers and this Agreement are fair and in the best interests of CNG and its stockholders and has publicly rejected the acquisition proposal communicated by Columbia Energy Group to CNG in a letter dated May 8, 1999.

                                   ARTICLE VI

                    Conduct of Business Pending the Mergers

  DRI and CNG have each delivered to the other a budget for the years 1999 and 2000 (respectively, the "DRI Budget" and the "CNG Budget"), which DRI or CNG, as the case may be, may update or otherwise modify in writing for purposes of this Article VI only with the consent in writing of CNG or DRI, as the case may be. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, each of DRI and CNG agrees as to itself and its subsidiaries, except as expressly contemplated or permitted in this Agreement, or to the extent the other party shall otherwise consent in writing, as follows:

 Annex A--Agreement and Plan of Merger


  Section VI.1 Ordinary Course of Business. Each of DRI and CNG shall, and each shall cause its respective subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, subject to prudent management of workforce needs and ongoing or planned programs relating to downsizing, re-engineering and similar programs to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

  Section VI.2 Dividends. Neither DRI nor CNG shall, nor shall either permit any of its subsidiaries to: (a) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (i) in the case of subsidiaries, to such subsidiary's shareholders, (ii) regular dividends on DRI Common Stock with usual record and payment dates not in excess of an annual rate of $2.58 per share, and (iii) regular dividends on CNG Common Stock with usual record and payment dates not in excess of an annual rate of $1.94 per share; (b) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (c) redeem, repurchase or otherwise acquire any shares of their capital stock other than (but in all cases subject to Section 6.12) (i) redemptions, repurchases and other acquisitions of shares of capital stock in the ordinary course of business consistent with past practice including, without limitation, repurchases, redemptions and other acquisitions in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans, (ii) intercompany acquisitions of capital stock, (iii) purchases under DRI's existing share repurchase program and (iv) the redemption, if required, of the CNG Rights pursuant to the CNG Rights Agreement.

  Section VI.3 Issuance of Securities. Except as provided in the DRI Budget or the CNG Budget, as the case may be or as contemplated by this Agreement, neither DRI nor CNG shall, nor shall either permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than
(a) the issuance of common stock, stock options, restricted stock or stock appreciation or similar rights pursuant to (i) the existing Dominion Direct Investment, Incentive Compensation Plan, Directors' Stock Compensation Plan, Directors' Stock Accumulation Plan, Directors' Deferred Cash Compensation Plan, Executive Deferred Compensation Plan, Employee Savings Plan, Subsidiary Savings Plan, Hourly Employee Savings Plan and other existing plans and practices of DRI or (ii) the existing 1991 Stock Incentive Plan, 1997 Stock Incentive Plan, 1995 Employee Stock Incentive Plan, Non-Employee Directors Restricted Stock Plan, Dividend Reinvestment Plan, Employee Stock Ownership Plan and other existing plans and practices of CNG, in each case consistent in kind and amount with past practice and in the ordinary course of business under such plans substantially in accordance with their present terms, (b) the issuance by a subsidiary of shares of its capital stock to its shareholders and (c) the issuance by DRI of shares of its capital stock in connection with any acquisition permitted pursuant to Section 6.5, except that such issuance by DRI shall not exceed an aggregate value of $800,000,000 without the prior written consent of CNG.

  Section VI.4 Charter Documents. Except as disclosed in Section 6.4 of the DRI Disclosure Schedule or the CNG Disclosure Schedule, neither DRI nor CNG shall amend or propose to amend its articles of incorporation or by-laws, except as contemplated herein, in any way adverse to the other party. Notwithstanding the foregoing, DRI may increase the number of authorized shares of DRI Common Stock and may amend its articles of incorporation to eliminate the staggered terms of its Board of Directors.

  Section VI.5 Acquisitions. Except as disclosed in Section 6.5 of the DRI Disclosure Schedule or the CNG Disclosure Schedule and except as provided in the DRI Budget or the CNG Budget, as the case may be, neither DRI nor CNG shall, nor shall either permit any of its subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (i) which would, in the case of either DRI

                                          Annex A--Agreement and Plan of Merger

and its subsidiaries or CNG and its subsidiaries, require a vote of the shareholders of DRI or CNG, as the case may be, or (ii) which would exceed $100,000,000 individually or $300,000,000 in the aggregate (including, in each case, any recourse indebtedness assumed in connection therewith) and which, in the case of CNG have not been approved in writing by DRI, which approval shall not be unreasonably withheld, or in the case of DRI, with respect to which DRI has not consulted with CNG or in the case of non-energy industry related acquisitions in excess of $2,000,000,000 in the aggregate, to which CNG has not consented, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, neither party shall acquire any nuclear power facilities without the prior written consent of the other party.

  Section VI.6 No Dispositions. Except as disclosed in Section 6.6 of the DRI Disclosure Schedule or the CNG Disclosure Schedule, and other than (a) dispositions not exceeding $100,000,000 individually or $300,000,000 in the aggregate, in the case of, on the one hand, DRI and its subsidiaries and, on the other hand, CNG and its subsidiaries, (b) as may be required by law to consummate the transactions contemplated hereby, (c) in the ordinary course of business consistent with past practices, or (d) in the case of CNG, as may be approved in writing by DRI, which approval shall not be unreasonably withheld, or, in the case of DRI, with respect to which DRI has consulted with CNG, neither DRI nor CNG shall, nor shall either permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets that are material, individually or in the aggregate, to such party and its subsidiaries taken as a whole.

  Section VI.7 Indebtedness. Except as contemplated by this Agreement or disclosed in Section 6.7 of the DRI Disclosure Schedule or the CNG Disclosure Schedule and except as provided in the DRI Budget or the CNG Budget, as the case may be, neither DRI nor CNG shall, nor shall either permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) other than
(a) short-term indebtedness in the ordinary course of business consistent with past practice, (b) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds, (c) additional indebtedness aggregating in any year not more than 110% of the amount provided therefor in the DRI Budget with respect to DRI and its subsidiaries or in the CNG Budget with respect to CNG and its subsidiaries, and
(d) in the case of CNG, as may be approved in writing by DRI, which approval shall not be unreasonably withheld, or, in the case of DRI, with respect to which DRI has consulted with CNG.

  Section VI.8 Capital Expenditures. Except as disclosed in Section 6.8 of the DRI Disclosure Schedule or the CNG Disclosure Schedule or as required by law, neither DRI nor CNG shall, nor shall either permit any of its subsidiaries to, make any capital expenditures, other than (a) capital expenditures to repair or replace facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), (b) additional capital expenditures in any year of not more than 110% of the amount provided therefor in the DRI Budget for that year with respect to DRI and its subsidiaries and in the CNG Budget for that year with respect to CNG and its subsidiaries, and (c) in the case of CNG, as may be approved in writing by DRI, which approval shall not be unreasonably withheld, or, in the case of DRI, with respect to which DRI has consulted with CNG.

  Section VI.9 Compensation, Benefits. Except as disclosed in Section 6.9 of the CNG Disclosure Schedule or the CNG Budget, CNG shall not, nor shall it permit any of its subsidiaries to, (i) enter into, adopt or amend (except as may be required by applicable law), or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its subsidiaries, except pursuant to binding legal commitments or as a result of normal collective bargaining processes, and except for normal (including incentive) increases, extensions, expansions, enhancements, amendments, replacements or adoptions in the ordinary course of business consistent with past practice that, in

 Annex A--Agreement and Plan of Merger

the aggregate, do not result in a material increase in benefits or compensation expense to such party and its subsidiaries taken as a whole or (ii) enter into or amend any employment, severance or special pay arrangement with respect to termination of employment or other similar contract, agreement or arrangement with any director or officer other than in the ordinary course of business consistent with past practice.

  Section VI.10 1935 Act. None of the parties hereto shall, nor shall any such party permit any of its Significant Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities that would cause a change in its status, or that of its Significant Subsidiaries, under the 1935 Act.

  Section VI.11 Accounting. Neither DRI nor CNG shall, nor shall either permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

  Section VI.12. [Intentionally Omitted].

  Section VI.13 Tax-Free Status. Neither DRI nor CNG shall, nor shall either permit any of its subsidiaries to, take any actions (including repurchasing numbers of shares of DRI Common Stock or CNG Common Stock from holders or former holders of CNG Common Stock) that would, or would be reasonably likely to, adversely affect the qualification of the Second Merger as a transaction described in Section 368(a)(1)(A) of the Code.

  Section VI.14 Discharge of Liabilities. Neither DRI nor CNG shall pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of judgments and settlements and the refinancing of existing indebtedness for borrowed money either at its stated maturity or at a lower cost of funds) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice or as disclosed in Section 6.7 of the DRI Disclosure Schedule or the CNG Disclosure Schedule.

  Section VI.15 Cooperation, Notification. Each of DRI and CNG shall: (a) confer on a regular and frequent basis with one or more representatives of the other to discuss the general status of its ongoing operations; (b) promptly notify the other of any significant changes in its business, properties, assets, condition (financial or other), prospects or results of operations; (c) advise the other of any change or event that has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, a DRI Material Adverse Effect or a CNG Material Adverse Effect, as the case may be; and (d) promptly provide the other with copies of all filings made by it or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

  Section VI.16 Rate Matters. Other than currently pending rate filings, each of DRI and CNG shall, and shall cause its subsidiaries to, discuss with the other any changes in its or its subsidiaries' regulated rates or charges (other than fuel and gas rates or charges), standards of service or accounting from those in effect on the date hereof and consult with the other prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto, and neither DRI nor CNG shall make any filing to change its rates on file with any state regulatory authority or the FERC that would have a material adverse effect on the benefits associated with the Mergers.

  Section VI.17 Third-Party Consents. DRI shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all DRI Required Consents. DRI shall promptly notify CNG of any failure or anticipated failure to obtain any such consents and, if requested by CNG, shall provide copies of all DRI Required Consents obtained by DRI to CNG. CNG shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all CNG Required Consents. CNG shall promptly notify DRI of any failure or anticipated failure to obtain any such consents and, if requested by DRI, shall provide copies of all CNG Required Consents obtained by CNG to DRI.

                                          Annex A--Agreement and Plan of Merger


  Section VI.18 No Breach, Etc. No party shall, nor shall any party permit any of its subsidiaries to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

  Section VI.19 Tax-Exempt Status. No party hereto shall, nor shall any party permit any subsidiary to, take any action that would likely jeopardize the qualification of the outstanding revenue bonds issued for the benefit of DRI (or any subsidiary thereof) or for the benefit of CNG (or any subsidiary thereof) that qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under
Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986.

  Section VI.20 Transition Management. (a) DRI and CNG shall create a special transition management task force (the "Task Force") to be headed by Thomas E. Capps, Chairman and Chief Executive Officer of DRI, and in addition, to consist of two members nominated by CNG and two additional members nominated by DRI. The Task Force shall report its findings to the Board of Directors of each of DRI and CNG.

  (b) The functions of the Task Force shall include (i) serving as a conduit for the flow of information and documents between DRI and CNG as contemplated by Section 6.15, (ii) development of transition plans, corporate organizational and management plans, workforce combination proposals, and such other matters as may be appropriate and (iii) otherwise assisting DRI and CNG in making an orderly transition.

  Section VI.21 Insurance. Each of DRI and CNG shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective industries, taking into account, in the case of DRI, DRI's methods of generating electric power and fuel sources.

  Section VI.22 Permits. Each party shall, and shall cause its subsidiaries to, use commercially reasonable efforts to maintain in effect all existing Permits (as defined in Section 4.4) pursuant to which such party or such party's subsidiaries operate.

                                  ARTICLE VII

                             Additional Agreements

  Section VII.1 Access to Information. Upon reasonable notice and during normal business hours, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment banker, financial advisor and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (i) a copy of each reasonably available report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with the SEC, the FERC, the NRC, the Department of Justice, the Federal Trade Commission, or any other federal or any state regulatory agency or commission, and (ii) all information concerning themselves, their subsidiaries, directors, officers and shareholders and such matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement. All documents and information furnished pursuant to this Section 7.1 shall be subject to the Confidentiality Agreement between the parties (the "Confidentiality Agreement"). The party requesting copies of any documents from any other party hereto shall be responsible for all out-of-pocket expenses incurred by the party to whom such request is made in complying with such request, including any cost of reproducing and delivering any required information.

  Section VII.2 Joint Proxy Statement and Registration Statement.

  (a) Preparation and Filing. As promptly as reasonably practicable after the date hereof, DRI shall, in consultation with CNG, prepare and file with the SEC an amendment to the Registration Statement and the

 Annex A--Agreement and Plan of Merger

Joint Proxy Statement/Prospectus (together the "Joint Proxy/Registration Statement"). DRI shall take such actions as may be reasonably required to cause the Registration Statement, as amended, to be declared effective under the Securities Act as promptly as practicable after such filing and shall also take such action as may be reasonably required to cause the shares of DRI Common Stock issuable in connection with the Mergers to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws. Each of the parties shall furnish all information concerning itself that is required or customary for inclusion in the Joint Proxy/Registration Statement. No representation, covenant or agreement contained in this Agreement is made by any party hereto with respect to information supplied by any other party hereto for inclusion in the Joint Proxy/Registration Statement. The parties shall take such actions as may be reasonably required to cause Joint Proxy/Registration Statement to comply as to form in all material respects with the Securities Act, the Exchange Act and the 1935 Act and the rules and regulations thereunder. DRI shall take such action as may be reasonably required to cause the shares of DRI Common Stock to be issued in the Mergers to be approved for listing on the NYSE and any other stock exchanges agreed to by the parties, each upon official notice of issuance.

  (b) Letter of DRI's Accountants. DRI shall use best efforts to cause to be delivered to DRI and CNG letters of Deloitte & Touche LLP, one dated a date within two (2) business days before the effective date of the Registration Statement and one dated the Closing Date, and addressed to DRI and CNG, in form and substance reasonably satisfactory to DRI and CNG and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Joint Proxy/Registration Statement.

  (c) Letter of CNG's Accountants. CNG shall use best efforts to cause to be delivered to CNG and DRI letters of PricewaterhouseCoopers LLP, one dated a date within two (2) business days before the effective date of the Registration Statement and one dated the Closing Date, and addressed to CNG and DRI, in form and substance satisfactory to CNG and DRI and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Joint Proxy/Registration Statement.

  Section VII.3 Regulatory Matters.

  (a) HSR Filings. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by them or their respective "ultimate parent" companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and shall respond promptly to any requests for additional information made by either of such agencies.

  (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the DRI Required Statutory Approvals and the CNG Required Statutory Approvals. CNG shall have the right to review and approve in advance all characterizations of the information relating to CNG, on the one hand, and DRI shall have the right to review and approve in advance all characterizations of the information relating to DRI, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement or the Mergers, such approvals not to be unreasonably withheld. DRI and CNG shall each consult with the other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities and shall keep each other informed of the status thereof.

  Section VII.4 Shareholder Approvals.

  (a) Approval of CNG Shareholders. CNG shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of, convene and hold a special meeting of its

                                          Annex A--Agreement and Plan of Merger

shareholders (the "CNG Special Meeting") for the purpose of securing the CNG Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement/Prospectus in accordance with applicable federal and state law and with its certificate of incorporation and bylaws, (iii) recommend to its shareholders that they give the CNG Shareholders' Approval (provided that nothing contained in this Section 7.4 shall require the Board of Directors of CNG to take any action or refrain from taking any action that such Board determines in good faith and with the advice of counsel as set forth in a written, reasoned opinion would result in a breach of its fiduciary duties under applicable law), and (iv) cooperate and consult with DRI with respect to each of the foregoing matters.

  (b) Approval of DRI Shareholders. DRI shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of, convene and hold a special meeting of its shareholders (the "DRI Special Meeting") for the purpose of securing the DRI Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement/Prospectus in accordance with applicable federal and state law and its articles of incorporation and bylaws, (iii) recommend to its shareholders that they give the DRI Shareholders' Approval (provided that nothing contained in this Section 7.4 shall require the Board of Directors of DRI to take any action or refrain from taking any action that such Board determines in good faith and with the advice of counsel as set forth in a written, reasoned opinion would result in a breach of its fiduciary duties under applicable law), and (iv) cooperate and consult with CNG with respect to each of the foregoing matters.

  (c) Meeting Date. The DRI Special Meeting and the CNG Special Meeting shall be held on the same day unless otherwise agreed by DRI and CNG.

  Section VII.5 Directors' and Officers' Indemnification.

  (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, DRI shall, to the fullest extent provided by CNG prior to the Closing and not prohibited by applicable law, indemnify, defend and hold harmless the present and former directors, officers and management employees of CNG and its subsidiaries (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or (subject to the proviso of the next succeeding sentence) amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or management employee of CNG or any subsidiary thereof, whether pertaining to any matter existing or occurring at or prior to or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time and (ii) all liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby. In the event of any such loss, expense, claim, damage, cost, liability, judgment or settlement (whether or not arising before the Effective Time), (x) DRI shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to DRI, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon request reimbursement of documented expenses reasonably incurred, in either case, to the extent not prohibited by the laws of the Commonwealth of Virginia, (y) DRI shall cooperate in the defense of any such matter and (z) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards under applicable law or as set forth in DRI's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to DRI and the Indemnified Party; provided, however, that DRI shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to separate counsel. In the event any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, DRI shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. Each Indemnified Party shall be

 Annex A--Agreement and Plan of Merger

entitled to the advancement of expenses to the full extent contemplated in this
Section 7.5(a) in connection with any such action.

  (b) Insurance. For a period of six (6) years after the Effective Time, DRI shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by CNG; provided that DRI may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring at or prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to DRI not greater than 200% of the current annual premiums for the policies currently maintained by CNG for its directors' and officers' liability insurance; provided further, that if such insurance cannot be so maintained or obtained at such cost, DRI shall maintain or obtain as much of such insurance for CNG as can be so maintained or obtained at a cost equal to 200% of the respective current annual premiums of CNG for its directors' and officers' liability insurance and other indemnity agreements.

  (c) Successors. In the event DRI or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of DRI shall assume the obligations set forth in this Section 7.5.

  (d) Survival of Indemnification. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of CNG and its subsidiaries with respect to their activities as such prior to or at the Effective Time, as provided in their respective articles of incorporation or bylaws or indemnification agreements in effect on the date of such activities or otherwise in effect on the date hereof, shall survive the Second Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time.

  Section VII.6 Disclosure Schedules. On or before the date of this Agreement,
(i) CNG has delivered to DRI a schedule (the "CNG Disclosure Schedule") accompanied by a certificate signed by the chief financial officer of CNG stating that the CNG Disclosure Schedule is being delivered pursuant to this
Section 7.6(i) and (ii) DRI has delivered to CNG a schedule (the "DRI Disclosure Schedule") accompanied by a certificate signed by the chief financial officer of DRI stating that the DRI Disclosure Schedule is being delivered pursuant to this Section 7.6(ii). The CNG Disclosure Schedule and the DRI Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules". The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date of this Agreement.

  Section VII.7 Public Announcements. DRI and CNG shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and, subject to each party's disclosure obligations imposed by law or any applicable national securities exchange, shall not issue any public announcement or statement prior to consultation with the other party.

  Section VII.8 Rule 145 Affiliates. Prior to the Closing Date, CNG shall identify in a letter to DRI all persons who are, at the Closing Date, "affiliates" of CNG, as such term is used in Rule 145 under the Securities Act. CNG shall use its best efforts to cause its affiliates to deliver to DRI on or prior to the Closing Date a written agreement in a form mutually agreeable to DRI and CNG.

  Section VII.9 Certain Employee Agreements. (a) Subject to Section 7.10, DRI and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of CNG that apply to any current or former employees or current or former directors of CNG; provided, however, that this undertaking is not intended to prevent DRI from enforcing such contracts, agreements, collective

                                          Annex A--Agreement and Plan of Merger

bargaining agreements and commitments in accordance with their terms or from exercising any right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

  (b) Before undertaking any reductions in workforce following the Effective Time, DRI will consider whether such reductions have a disproportionate effect on employees of CNG and its subsidiaries in light of the circumstances and the objectives to be achieved and the needs of the combined businesses of DRI and CNG.

  (c) Subject to applicable law and obligations under applicable collective bargaining agreements, DRI shall maintain for a period of at least two (2) years after the Closing Date, without interruption, such employee compensation, welfare and benefit plans, programs, policies and fringe benefits as will, in the aggregate, provide benefits to the employees or former employees of CNG and its subsidiaries, respectively, who were employees immediately prior to the Closing Date that are no less favorable than those provided pursuant to such employee compensation, welfare and benefit plans, programs, policies and fringe benefits of CNG and its subsidiaries, as in effect on the Closing Date.

  Section VII.10 Incentive, Stock and Other Plans. With respect to each of CNG's 1991 Stock Incentive Plan, 1997 Stock Incentive Plan, 1995 Employee Stock Incentive Plan, Non-Employee Directors Restricted Stock Plan and Employee Stock Ownership Plan and each other employee benefit plan, program or arrangement under which the delivery of CNG Common Stock is required to be used for purposes of the payment of benefits, grant of awards or exercise of options (each a "Stock Plan"), DRI and CNG shall use their respective best efforts to take such action as may be necessary so that, at the Effective Time of the Second Merger, all benefits, grants of awards and options are converted to the right to receive from DRI at the Effective Time cash equal to the "fair value" at the Effective Time of each such benefit, grant of award or option. The parties agree that "fair value" shall be determined in good faith by DRI and CNG using recognized option valuation. With respect to those individuals who subsequent to the Second Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, DRI shall administer the Stock Plans, where applicable, in a manner that complies with Rule 16b-3 under the Exchange Act. DRI shall obtain any shareholder approvals that may be necessary for the deduction of any compensation payable under any Stock Plan or other compensation arrangement.

  Section VII.11 No Solicitations. No party hereto shall, and each such party shall cause its subsidiaries not to, permit any of its Representatives to, and shall use its best efforts to cause such persons not to, directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal that constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below), or, in the event of any unsolicited Takeover Proposal, engage in negotiations or provide any confidential information or data to any person relating to any Takeover Proposal. Each party shall notify the other orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it) within 24 hours of the receipt thereof and shall give the other five (5) days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted heretofore with respect to any Takeover Proposal. Notwithstanding anything in this Section 7.11 to the contrary, in the event of an unsolicited Takeover Proposal, unless the DRI Shareholders' Approval and the CNG Shareholders' Approval have both been obtained, DRI or CNG may participate in discussions or negotiations with, furnish information to, and afford access to the properties, books and records of such party and its subsidiaries to any person in connection with a possible Takeover Proposal with respect to such party by such person, if and to the extent that (A) the Board of Directors of such party has reasonably concluded in good faith (after consultation with its financial advisors) that the person or group making the Takeover Proposal will have adequate sources of financing to consummate the Takeover Proposal and that the Takeover Proposal is more favorable to such party's shareholders than the Mergers (in the case of DRI) and the Second Merger (in the case of CNG), (B) the Board of Directors of such party is advised in a written, reasoned opinion of outside counsel that a failure to do so would result in a breach of its fiduciary duties under applicable law and (C) such party has entered

 Annex A--Agreement and Plan of Merger

into a confidentiality agreement with the person or group making the Takeover Proposal containing terms and conditions no less favorable to such party than the Confidentiality Agreement. As used in this Section 7.11, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving any party or any of its material subsidiaries, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, any party or any of its material subsidiaries, other than pursuant to the transactions contemplated by this Agreement.

  Section VII.12 DRI Board of Directors. The DRI Board of Directors will take such action as may be necessary to cause the number of directors comprising the full Board of Directors of DRI at the Effective Time to be seventeen persons, ten of whom shall be designated by DRI prior to the Effective Time and seven of whom shall be designated by CNG prior to the Effective Time, to be divided as equally as possible among classes of directors if, at the Effective Time, DRI has a staggered Board of Directors. The Board of Directors of DRI will have at least three committees consisting of an audit committee, an organization, compensation and nominating committee and a finance committee and such other committees as the Board of Directors of DRI may determine is appropriate under the circumstances. The finance committee will be chaired by a director nominated by CNG. In addition, CNG will have a proportionate number of representatives on each committee. Further, if the Closing Date occurs prior to August 1, 2000 and if George A. Davidson, Jr. is then Chairman of the CNG Board of Directors, he shall be Chairman of the DRI Board of Directors from the Closing Date to August 1, 2000 and Thomas E. Capps shall be Vice Chairman of the DRI Board of Directors. If George A. Davidson, Jr. does not become Chairman of the DRI Board of Directors pursuant to the preceding sentence, Thomas E. Capps shall continue as Chairman of the DRI Board of Directors. If George A. Davidson, Jr. becomes Chairman of the DRI Board of Directors, Thomas E. Capps shall reassume his position as Chairman of the DRI Board of Directors upon the earlier of George A. Davidson, Jr.'s retirement or August 1, 2000.

  Section VII.13 Corporate Offices. Following the Effective Time, DRI shall maintain its corporate offices in Richmond, Virginia but shall continue to maintain a significant operating office in Pittsburgh, Pennsylvania.

  Section VII.14 Expenses. Subject to Section 7.1 and Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by DRI, on the one hand, and CNG, on the other hand. In addition, prior to the Effective Time, CNG may establish an escrow account and pay into such account cash in an amount sufficient to permit payment from such escrow account of any and all real estate transfer taxes that may be due from CNG or its shareholders in connection with the transactions contemplated by this Agreement.

  Section VII.15 Community Support. DRI acknowledges that after the Effective Time, it intends to provide charitable contributions and community support within the service areas of the parties and their respective subsidiaries at levels consistent with past practice.

  Section VII.16 Further Assurances.

  (a) Each of CNG and DRI shall, and shall cause its subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by the other in order to consummate the Mergers and other transactions contemplated by this Agreement, and to use its best efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Mergers and the other transactions contemplated hereby (subject to the votes of its shareholders described in Sections 4.10 and 5.10, respectively), including fully cooperating with the other in obtaining the CNG Required Statutory Approvals, the DRI Required Statutory Approvals and all other approvals and authorizations of any Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby.

  (b) CNG and DRI shall be responsible for the taking of any action necessary or advisable to obtain the CNG Required Statutory Approvals and to obtain the DRI Required Statutory Approvals, respectively. CNG

                                          Annex A--Agreement and Plan of Merger

and DRI agree to cooperate in obtaining the necessary approvals from the NRC, the FERC and the SEC under the 1935 Act, the Securities Act and the Exchange Act and from the applicable state authorities. CNG and DRI shall each provide the other with copies of any filings made with any Governmental Authorities in connection with the foregoing.

                                  ARTICLE VIII

                                   Conditions

  Section VIII.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligations of each party to effect the Mergers shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5:

    (a) Shareholder Approvals. The CNG Shareholders' Approval and the DRI Shareholders' Approval shall have been obtained.

    (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Mergers shall have been issued and continuing in effect, and the Mergers and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

    (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

    (d) Listing of Shares. The shares of DRI Common Stock issuable in the Mergers pursuant to Article II shall have been approved for listing on the NYSE, subject to official notice of issuance.

    (e) Statutory Approvals. The DRI Required Statutory Approvals and the CNG Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined), and no Final Order shall impose terms or conditions that would have, or would be reasonably likely to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of DRI and CNG and their subsidiaries on a consolidated basis as if the Second Merger had been consummated (but without giving effect to the impact of such material adverse effect). A "Final Order" means action by the relevant regulatory authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied, and as to which all opportunities for rehearing are exhausted (whether or not any appeal thereof is pending).

  Section VIII.2 Conditions to Obligation of CNG to Effect the Second Merger. The obligation of CNG to effect the Second Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by CNG in writing pursuant to Section 9.5:

    (a) Performance of Obligations of DRI. DRI shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

    (b) Representations and Warranties. The representations and warranties of DRI set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement, except for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representation or warranties) which, individually or in the aggregate, would not be reasonably likely to result in a DRI Material Adverse Effect.

 Annex A--Agreement and Plan of Merger


    (c) Closing Certificates. CNG shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of DRI, dated the Closing Date, to the effect that, to the best of each such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

    (d) DRI Material Adverse Effect. No DRI Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a DRI Material Adverse Effect.

    (e) Tax Opinion. CNG shall have received an opinion of counsel, in form and substance satisfactory to CNG, dated the Closing Date, which opinion may be based on appropriate representations of DRI and CNG that are in form and substance reasonably satisfactory to such counsel, to the effect that the Second Merger will be treated as a transaction described in Section 368(a) of the Code and that no gain or loss will be recognized by the stockholders of CNG who exchange CNG Common Stock solely for DRI Common Stock pursuant to the Second Merger (except with respect to cash received in lieu of fractional shares).

    (f) DRI Required Consents. The DRI Required Consents shall have been obtained.

  Section VIII.3 Conditions to Obligation of DRI to Effect the Mergers. The obligation of DRI to effect the Mergers shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by DRI in writing pursuant to Section 9.5:

    (a) Performance of Obligations of CNG. CNG shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

    (b) Representations and Warranties. The representations and warranties of CNG set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement, except for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations or warranties) which, individually or in the aggregate, would not be reasonably likely to result in a CNG Material Adverse Effect.

    (c) Closing Certificates. DRI shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of CNG, dated the Closing Date, to the effect that, to the best of each such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

    (d) CNG Material Adverse Effect. No CNG Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a CNG Material Adverse Effect.

    (e) Tax Opinion. DRI shall have received an opinion of counsel, in form and substance satisfactory to DRI, dated the Closing Date, which opinion may be based on appropriate representations of DRI and CNG that are in form and substance reasonably satisfactory to such counsel, to the effect that the Second Merger will be treated as a transaction described in Section 368(a) of the Code.

    (f) CNG Required Consents. The CNG Required Consents shall have been obtained.

                                   ARTICLE IX

                       Termination, Amendment and Waiver

  Section IX.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

    (a) by mutual written consent of the Boards of Directors of DRI and CNG;

                                          Annex A--Agreement and Plan of Merger

    (b) by DRI or CNG, by written notice to the other, if the Effective Time shall not have occurred on or before January 31, 2000; provided, however, that such date shall automatically be extended to July 31, 2000 if, on January 31, 2000: (i) the condition set forth in Section 8.1(e) has not been satisfied or waived; (ii) the other conditions to the consummation of the transactions contemplated hereby are then capable of being satisfied; and (iii) any approvals required by Section 8.1(e) that have not yet been obtained are being pursued with diligence; provided further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the termination date;

    (c) by DRI or CNG, by written notice to the other party, if the DRI Shareholders' Approval shall not have been obtained at a duly held DRI Special Meeting, including any adjournments thereof, or the CNG
  Shareholders' Approval shall not have been obtained at a duly held CNG Special Meeting, including any adjournments thereof;

    (d) by DRI or CNG, if any state or federal law, order, rule or regulation is adopted or issued, that has the effect, as supported by the written, reasoned opinion of outside counsel for such party, of prohibiting the Mergers or causing a DRI Material Adverse Effect or CNG Material Adverse Effect, or if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Mergers or causing a DRI Material Adverse Effect or CNG Material Adverse Effect, and such order, judgment or decree shall have become final and nonappealable;

    (e) by CNG, upon two (2) days' prior notice to DRI, if, as a result of a tender offer by a party other than DRI or any of its affiliates or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "Business Combination") by a party other than DRI or any of its affiliates, the Board of Directors of CNG determines in good faith that the fiduciary obligations of such directors under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that (i)
  (A) the Board of Directors of CNG has reasonably concluded in good faith (after consultation with its financial advisors) that the person or group proposing the Business Combination will have adequate sources of financing to consummate the Business Combination and that the Business Combination is more favorable to CNG's shareholders than the Second Merger and (B) the Board of Directors of CNG shall have been advised in a written, reasoned opinion by outside counsel that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions that may be offered by DRI in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or such written offer or proposal and (ii) prior to any such termination, CNG shall, and shall cause its respective financial and legal advisors to, negotiate with DRI to make such adjustments in the terms and conditions of this Agreement as would enable CNG to proceed with the transactions contemplated herein; provided further, that DRI and CNG acknowledge and affirm that, notwithstanding anything in this Section 9.1(e) to the contrary, DRI and CNG intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits that DRI and CNG expect to derive from the Second Merger and other transactions contemplated hereby;

    (f) by DRI, upon two (2) days' prior notice to CNG, if, as a result of a tender offer by a party other than CNG or any of its affiliates or any written offer or proposal with respect to a Business Combination by a party other than CNG or any of its affiliates, the Board of Directors of DRI determines in good faith that the fiduciary obligations of such directors under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that (i) (A) the Board of Directors of DRI has reasonably concluded in good faith (after consultation with its financial advisors) that the person or group proposing the Business Combination will have adequate sources of financing to consummate the Business Combination and that the Business Combination is more favorable to DRI's shareholders than the Mergers

 Annex A--Agreement and Plan of Merger

  and (B) the Board of Directors of DRI shall have been advised in a written, reasoned opinion by outside counsel that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions that may be offered by CNG in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or such written offer or proposal and (ii) prior to any such termination, DRI shall, and shall cause its respective financial and legal advisors to, negotiate with CNG to make such adjustments in the terms and conditions of this Agreement as would enable DRI to proceed with the transactions contemplated herein; provided further, that DRI and CNG acknowledge and affirm that, notwithstanding anything in this Section 9.1(f) to the contrary, DRI and CNG intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits that DRI and CNG expect to derive from the Mergers and other transactions contemplated hereby;

    (g) by CNG, by written notice to DRI, if (i) there exist breaches of the representations and warranties of DRI made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a DRI Material Adverse Effect, and such breaches shall not have been remedied within twenty (20) days after receipt by DRI of notice in writing from CNG, specifying the nature of such breaches and requesting that they be remedied, (ii) DRI (and/or its appropriate subsidiaries) shall not have in all material respects performed and complied with its agreements and covenants contained in Section 6.2 (Dividends), Section 6.3 (Issuance of Securities) and Section 6.7 (Indebtedness) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder and such failure to perform or comply with shall not have been remedied within twenty (20) days after receipt by DRI of a notice in writing from CNG, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of DRI or any committee thereof (A) shall withdraw or modify in any manner adverse to CNG its approval or recommendation of this Agreement or the Mergers, (B) shall fail to reaffirm such approval or recommendation upon CNG's request, (C) shall approve or recommend any acquisition of DRI or a material portion of DRI's assets or any tender offer for shares of capital stock of DRI, in each case, by a party other than CNG or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C).

    (h) by DRI, by written notice to CNG, if (i) there exist breaches of the representations and warranties of CNG made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a CNG Material Adverse Effect, and such breaches shall not have been remedied within twenty (20) days after receipt by CNG of notice in writing from DRI, specifying the nature of such breaches and requesting that they be remedied, (ii) CNG (and/or its appropriate subsidiaries) shall not have in all material respects performed and complied with its agreements and covenants contained in Section 6.2 (Dividends), Section 6.3 (Issuance of Securities) and Section 6.7 (Indebtedness) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder and such failure to perform or comply with shall not have been remedied within twenty (20) days after receipt by CNG of a notice in writing from DRI, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of CNG or any committee thereof (A) shall withdraw or modify in any manner adverse to DRI its approval or recommendation of this Agreement or the Second Merger, (B) shall fail to reaffirm such approval or recommendation upon DRI's request, (C) shall approve or recommend any acquisition of CNG or a material portion of CNG's assets or any tender offer for shares of capital stock of CNG, in each case, by a party other than DRI or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C).

  Section IX.2 Effect of Termination. In the event of termination of this Agreement by either DRI or CNG pursuant to Section 9.1, there shall be no liability on the part of either DRI or CNG or their respective officers or directors hereunder, except that Section 7.14 and Section 9.3 and the agreement contained in the second to the last sentence of Section 7.1 shall survive any such termination.

                                          Annex A--Agreement and Plan of Merger


  Section IX.3 Termination Fee; Expenses.

  (a) Expenses Payable upon Breach. If this Agreement is terminated pursuant to one (but not both) of Section 9.1(g)(i) or (ii) or Section 9.1(h)(i) or (ii), then (i) the breaching party (the "Nonterminating Party") shall promptly (but not later than five business days after receipt of notice of the amount due from the other party) pay to the terminating party an amount equal to all documented out-of-pocket expenses and fees incurred by such terminating party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Mergers or the transactions contemplated by this Agreement) not to exceed $25 million in the aggregate ("Out-of-Pocket Expenses"); provided, however, that, if this Agreement is terminated by a party as a result of a willful breach or failure to perform or comply with agreements and covenants by the Nonterminating Party, the Nonterminating Party shall in addition to the other parties' Out-of-Pocket Expenses, be liable to the other party for such party's actual damages as a result of such breach.

  (b) Termination Fee Payable upon Acceptance of a Proposal. If this Agreement is terminated pursuant to one of Section 9.1(e) or Section 9.1(f) but not the other on the basis of a good faith determination made as provided in such
Section 9.1(e) or Section 9.1(f) that the fiduciary obligations of the directors of the terminating party under applicable law require acceptance of a tender offer or other written offer or proposal with respect to a Business Combination and such terminating party (or an affiliate thereof) enters into an agreement (whether or not such agreement is embodied in a definitive manner) to consummate a Business Combination with a third party within two (2) years of such termination, then the terminating party shall promptly (but not later than five (5) business days after receipt of notice of the amount due from the other party), but prior to entering into such agreement with the third party, pay to the other party an amount equal to Out-of-Pocket Expenses plus $200 million.

  (c) Termination Fee In Certain Other Events. If this Agreement is terminated
(i) pursuant to Section 9.1(g)(iii) or Section 9.1(h)(iii), or (ii)(x) pursuant to Section 9.1(b), (y) following a failure of the shareholders of CNG or DRI to grant the necessary approvals described in Section 4.10 or Section 5.10, as the case may be (a "Shareholder Disapproval"), or (z) as a result of a material breach of Section 7.4, and in the case of a termination pursuant to clause (ii) hereof, at the time of such termination (or, in the case of any termination following a Shareholder Disapproval, prior to the shareholder meeting at which such Shareholder Disapproval occurred), there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, CNG or DRI (as the case may be, the "Target Party") or the affiliates thereof which, at the time of such termination (or of the meeting of the Target Party's shareholders, as the case may be) shall not have been (A) rejected by the Target Party and its Board of Directors and (B) withdrawn by the third party, then promptly (but not later than five business days after receipt of notice of the amount due from the other party) after the termination of this Agreement (1) if DRI is the Target Party or the termination is pursuant to Section 9(g)(iii), DRI shall pay to CNG a termination fee equal to $200 million plus Out-of-Pocket Expenses and (2) if CNG is the Target Party or the termination is pursuant to Section 9(h)(iii), CNG shall pay to DRI a termination fee equal to $200 million plus Out-of-Pocket Expenses; provided, however, that no such amounts shall be payable if and to the extent the party to make such payment shall have paid such amounts pursuant to Section 9.3(a) or
Section 9.3(b). Notwithstanding any of the foregoing, the $200 million termination fee plus Out-of-Pocket Expenses shall not be payable by DRI or CNG in the event that this Agreement is terminated pursuant to Section 9.1(c) following a Shareholder Disapproval on the part of the DRI or CNG stockholders, as the case may be, even if at the time of such termination there was a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving the applicable Target Party, unless the Board of Directors of the applicable Target Party (i) withdraws, amends or otherwise modifies in any manner adverse to DRI or CNG, as the case may be, its approval or recommendation of this Agreement or the Mergers, (ii) fails to reaffirm its approval or recommendation with respect to this Agreement or the Mergers upon the request of DRI or CNG, as the case may be, (iii) approves or recommends any acquisition of the Target Party or a material portion of the Target Party's assets or any tender offer for shares of capital stock of the Target Party, in each case, by a party other than DRI or CNG, as the case may be, or (iv) resolves to take any of the actions specified in clause (i), (ii) or (iii); provided, that the $200 million termination fee plus Out-of-Pocket Expenses shall be payable by DRI or CNG, as the case may be, whether or

 Annex A--Agreement and Plan of Merger

not the Target Party takes any of the actions set forth in clauses (i), (ii) or
(iii), if the applicable Target Party enters into an agreement (whether or not such agreement is embodied in a definitive manner) to consummate a Business Combination or effects a Business Combination with a third party within two (2) years of such termination pursuant to Section 9.1(c). The parties acknowledge and agree that for purposes of the foregoing sentence, "Business Combination" shall mean with respect to DRI or CNG, as the case may be, (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization or similar transaction involving such party as a result of which either (A) such party's stockholders prior to such transaction (by virtue of their ownership of such party's shares) in the aggregate cease to own at least 60% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or, regardless of the percentage of voting securities held by such stockholders, if any person or entity shall beneficially own, directly or indirectly, at least 40% of the voting securities of such ultimate parent entity, or (B) the individuals comprising the board of directors of such party prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (ii) a sale, lease, exchange, transfer or other disposition of at least 40% of the assets of such party and its Subsidiaries, taken as whole, in a single transaction or a series of related transactions (other than a pro rata spin-off to such party's stockholders), or (iii) the acquisition, directly or indirectly, by any person or entity of beneficial ownership of 40% or more of the common stock of such party whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise.

  (d) Expenses. The parties agree that the agreements contained in this Section
9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fees due hereunder, such defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citigroup, N.A. in effect from time to time from the date such fee was required to be paid.

  Section IX.4 Amendment. This Agreement may be amended by the parties hereto pursuant to action of the respective Boards of Directors of each of DRI and CNG, at any time before or after approval hereof by the shareholders of DRI and CNG and prior to the Effective Time, but after such approvals, no such amendment shall (a) alter or change the amount or kind of shares, rights or any of the proceedings of the exchange and/or conversion under Article II, or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of CNG Common Stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of DRI and/or CNG, without the further approval of such shareholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  Section IX.5 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer of each party.

                                   ARTICLE X

                               General Provisions

  Section X.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement shall survive the Mergers, except the covenants and agreements contained in this Section 10.1 and in Article II (Treatment of Shares), the second to the last sentence of Section 7.1 (Access to Information), Section 7.5 (Directors' and Officers' Indemnification), Section
7.9 (Certain Employee Agreements), Section 7.10 (Incentive, Stock and Other Plans), Section 7.12 (DRI Board of Directors), Section 7.13 (Corporate Offices), Section 7.14 (Expenses), Section 7.15 (Community Support) and Section
10.7 (Parties in Interest), each of which shall survive in accordance with its terms.

                                          Annex A--Agreement and Plan of Merger


  Section X.2 Brokers. DRI represents and warrants that, except for Lehman Brothers Inc.and Morgan Stanley Dean Witter, its investment banking firms, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of DRI. CNG represents and warrants that, except for Merrill Lynch, Pierce, Fenner & Smith Incorporated, its investment banking firm, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CNG.

  Section X.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

  (i) If to CNG, to:

    Stephen E. Williams
    Senior Vice President and General Counsel
    Consolidated Natural Gas Company
    CNG Tower
    625 Liberty Avenue
    Pittsburgh, Pennsylvania 15222
    Fax: (412) 690-7633

    with a copy to:

    Cahill Gordon & Reindel
    80 Pine Street
    New York, New York 10005
    Attn: Gary W. Wolf
    Fax: (212) 269-5420

  (ii) If to DRI, to:

    James F. Stutts
    Vice President and General Counsel
    Dominion Resources, Inc.
    120 Tredegar STreet
    Richmond, Virginia 23219
    Fax: (804) 819-2233

    with a copy to:

    Simpson Thacher & Bartlett
    425 Lexington Avenue
    New York, New York 10017
    Attn: Richard I. Beattie
    Fax: (212) 455-2502

    and

    McGuire, Woods, Battle & Booth LLP
    901 East Cary Street
    Richmond, Virginia 23219
    Attn: Robert L. Burrus
    Fax: (804) 698-2170

 Annex A--Agreement and Plan of Merger


  Section X.4 Miscellaneous. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; and (b) shall not be assigned by operation of law or otherwise. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

  Section X.5 Interpretation. When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

  Section X.6 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  Section X.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5 (Directors' and Officers' Indemnification), nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

  Section X.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  Section X.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                                          Annex A--Agreement and Plan of Merger


  IN WITNESS WHEREOF, DRI and CNG have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                          DOMINION RESOURCES, INC.

                                                   /s/ Thos. E. Capps
                                          By: _________________________________
                                             Name:Thos. E. Capps
                                             Title:Chairman and Chief
                                             Executive Officer

                                          CONSOLIDATED NATURAL GAS COMPANY

                                               /s/ George A. Davidson, Jr.
                                          By: _________________________________
                                             Name:George A. Davidson, Jr.
                                             Title:Chairman and Chief
                                             Executive Officer

                                               Annex B--Lehman Brothers Opinion

                                                                         Annex B

                              [LOGO APPEARS HERE]
                                                                    May 11, 1999

Board of Directors
Dominion Resources, Inc.
120 Tredegar Street
Richmond, Virginia 23219

Members of the Board:

  We understand that Dominion Resources, Inc. ("DRI") and Consolidated Natural Gas Company ("CNG"), are proposing to enter into an Amended Agreement and Plan of Merger, dated as of May 11, 1999 (the "Merger Agreement"), which provides for the merger (the "Merger") of CNG into DRI. Upon the effectiveness of the Merger, each issued and outstanding share of common stock of CNG (the "CNG Common Stock"), will be converted into the right to receive (at the election of each CNG shareholder and subject to proration) either (x) $66.60 in cash (the "Cash Consideration") or (y) 1.52 shares of DRI common stock plus a cash payment equal to the difference between $66.60 and the market value of such shares of DRI stock (such shares and cash payment, collectively the "Stock Consideration"; the Cash Consideration and the Stock Consideration, together the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

  We have been requested by the Board of Directors of DRI to render our opinion with respect to the fairness, from a financial point of view, to DRI of the Consideration to be paid to the holders of CNG common stock in connection with the Merger. We have not been requested to opine as to, and our opinion does not in any manner address, DRI's underlying business decision to proceed with or effect the Merger.

  In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement and the specific terms of the Merger, (2) such publicly available information concerning DRI and CNG that we believe to be relevant to our analysis, including their respective Annual Reports on Form 10-K for the fiscal year ended 1998 and other publicly available documents, (3) financial and operating information with respect to the business, operations and prospects of DRI and CNG furnished to us by DRI and CNG, respectively, (4) a trading history of the DRI Common Stock from January 1, 1994 to the present and a comparison of that trading history with those of other companies that we deemed relevant, including CNG (5) a trading history of the CNG Common Stock from January 1, 1994 to the present and a comparison of that trading history with those of other companies that we deemed relevant, including DRI, (6) a comparison of the historical financial results and present financial condition of DRI and CNG with those of other companies that we deemed relevant, (7) a comparison of the financial terms of the Merger Agreement with the financial terms of certain other recent transactions that we deemed relevant, (8) the relative pro forma financial contributions of DRI and CNG to the combined company upon consummation of the Merger, (9) the potential pro forma impact of the Merger on DRI (including the costsavings, operating synergies and strategic benefits expected by the managements of DRI and CNG), and (10) certain estimates of reserves and production by DRI and CNG. In addition, we have had discussions with the management of DRI and CNG concerning their respective businesses, operations, assets, financial conditions and prospects (including the cost savings, operating synergies and strategic benefits expected by the managements of DRI and CNG to result from the Merger) and have undertaken such other studies, analyses and investigations as we deemed appropriate.

  In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of DRI and CNG that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect

  Annex B--Lehman Brothers Opinion

to the financial projections of DRI and CNG, upon advice of DRI and CNG, as the case may be, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of DRI and CNG, as the case may be, as to their respective future financial performance and that DRI and CNG will perform in accordance with such projections. With respect to the cost savings, operating synergies and strategic benefits projected by the managements of DRI and CNG to result from the Merger, we have assumed that such cost savings, operating synergies and strategic benefits will be realized substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of DRI or CNG and have not made or obtained any evaluations or appraisals of the assets or liabilities of DRI or CNG. In addition, we have assumed that the Merger will qualify for purchase accounting treatment. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

  Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be paid to the holders of CNG common stock is fair to DRI.

  We have acted as financial advisor to DRI in connection with the Merger and will receive a fee for our services, a portion of which is contingent upon the consummation of the Merger. In addition, DRI has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed investment banking services for DRI in the past and have received customary fees for such services. In the ordinary course of our business, we actively trade in the debt and equity securities of DRI and CNG for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

  This opinion is for the use and benefit of the Board of Directors of DRI and is rendered to the Board of Directors in connection with its consideration of the Merger. This opinion is not intended to be and does not constitute a recommendation to any stockholder of DRI as to how such stockholder should vote with respect to the Merger.

                                        Very truly yours,

                                        LEHMAN BROTHERS

                                              Annex C--Merrill Lynch Opinion

                                                                         Annex C

                                                               Investment
                                                               Banking

                                                               Corporate and
                                                               Institutional

[LOGO APPEARS HERE]                                            Client Group

                                                               One Houston
                                                               Center
                                                               1221 McKinney
                                                               Suite 2700
                                                               Houston, Texas
                                                               77010
                                                               713 759 2500
                                                               FAX 713 759 2580

                                                               As of May 11,
                                                               1999

Board of Directors
Consolidated Natural Gas Company
CNG Tower
625 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3199

Gentlemen:

  Consolidated Natural Gas Company (the "Company") and Dominion Resources, Inc. ("Dominion Resources") propose to enter into an amended and restated agreement and plan of merger dated as of May 11, 1999 (the "Agreement") pursuant to which, among other things, the Company will be merged with and into a wholly-owned subsidiary of Dominion in a transaction (the "Merger") in which 40% of the Company's stock, par value $2.75 per share (the "Shares") will be converted into the right to receive $66.60 per share in cash (the "Cash Consideration"), and the balance of the Shares will be converted into the right to receive a number of shares of common stock of Dominion (the "Dominion Shares") having a value of $66.60 per Share, provided that, if the value of 1.52 Dominion Shares is less than $66.60 then each such Share shall be converted into the right to receive 1.52 Dominion Shares plus an amount of cash so that the total value of Dominion Shares and cash received in respect of each such Share is $66.60 (the "Stock Consideration" and together with the Cash Consideration, the "Merger Consideration"). The Merger is expected to be considered by the stockholders of the Company and Dominion at special stockholders' meetings. The terms and conditions of the Merger are more fully set forth in the Agreement.

  You have asked us whether, in our opinion, the Merger Consideration to be received in the Merger by the holders of the Shares other than Dominion and its affiliates is fair to such stockholders from a financial point of view.

  In arriving at the opinion set forth below, we have, among other things:

  (1) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1998;

  (2) Reviewed Dominion's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1998;

  (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of each of the Company and Dominion, furnished to us by the Company and Dominion;

  (4) Conducted discussions with members of senior management of the Company and Dominion concerning their respective businesses and prospects;

  (5) Reviewed the historical market prices and trading activity for the Shares and Dominion Shares and compared them with equivalent data of certain publicly traded companies which we deemed to be reasonably similar to the Company and Dominion, respectively;

 Annex C--Merrill Lynch Opinion


  (6) Compared the results of operations of the Company and Dominion with those of certain companies which we deemed to be reasonably similar to the Company and Dominion, respectively;

  (7) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

  (8) Reviewed the Agreement;

  (9) Taken into account the terms of the proposal made by Columbia Energy Group (the "Columbia Proposal") as set forth under cover of the letter delivered on its behalf dated May 8, 1999;

  (10) Taken into account presentations by the persons designated by the Company as having primary responsibilities for analyzing the regulatory issues associated with the Merger and with the Columbia Proposal; and

  (11) Reviewed such other financial studies and analyses and performed such other investigations and taken into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

  In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company and Dominion, discussed with or reviewed by or for us, or publicly available, and we have not assumed responsibility for independently verifying such information. We have not undertaken an independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of the Company or Dominion or any actuarial analysis with respect to Dominion, nor have we been furnished with any such evaluation, appraisal or actuarial analysis. We are not experts in the evaluation of allowances for credit or loan losses, and we have not made an independent evaluation of the adequacy of the allowance for credit or loan losses of Dominion nor reviewed any individual credit or loan files relating to Dominion. In addition, we have not assumed any obligation to conduct, nor have we conducted any physical inspection of the properties or facilities of the Company or Dominion. With respect to the financial forecast information of the Company and Dominion, including, without limitation, financial forecasts, evaluation of contingencies and projections regarding, among other things, future economic conditions pertaining to the Company, and the synergies and cost savings that may result from the Merger ("Merger Benefits"), furnished to or discussed with us by the Company and Dominion, we have assumed that they have been reasonably prepared and reflect the best currently available estimates, allocations and judgements of the senior management of the Company and Dominion as to the expected future financial performance of the Company, Dominion or the combined entity, as the case may be, the Merger Benefits and the other items referred to above. We express no opinion as to such financial forecast information, the Merger Benefits or other items or the assumptions upon which they were based. We have further assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the Merger will be consummated in accordance with the Agreement.

  In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors of the Company to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of, or combination with, the Company. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. We have, in the past, provided financial advisory and financing services to the Company and Dominion and have received fees for the rendering of such services.

  In the ordinary course of our business, we may actively trade the securities of the Company or Dominion for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

                                             Annex C--Merrill Lynch Opinion


  It is understood that this letter is for the information of the Board of Directors of the Company, and does not constitute a recommendation to any shareholder of the Company as to how a shareholder should vote at the shareholders' meeting held in connection with the Merger.

  We are not expressing any opinion herein as to the prices at which the Dominion Shares will trade following the consummation of the Merger or the prices at which the Shares will trade between the date hereof and the consummation of the Merger.

  On the basis of, and subject to the foregoing, we are of the opinion that the Merger Consideration to be received in the Merger by the holders of the Shares other than Dominion and its affiliates is fair to such stockholders from a financial point of view.

                                        Very truly yours,

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED

                                            Annex D--Section 262--Delaware Law

                                                                         Annex D

                               SECTION 262 OF THE
                        DELAWARE GENERAL CORPORATION LAW

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251
(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect each thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provide din subsection (f) of (S)251 of this title.

  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section date shall be available for the shares of any class or series of stock of a constituent corporation date if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

    c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

    d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

 Annex D--Section 262--Delaware Law


  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's share shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

  (2) If the merger or consolidation was approved pursuant to (S)228 or
      (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice,

                                            Annex D--Section 262--Delaware Law

     each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register of Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's

 Annex D--Section 262--Delaware Law

certificates of stock to the Register of Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98, eff. 7-1-98.)

                                                                    May 26, 1999

Dear Stockholder:

It is important that every stockholder be represented at the meeting regardless of the number of shares owned. Please execute and return your proxy promptly.

                                        Sincerely,


                                        George A. Davidson, Jr.
                                        Chairman of the Board and
                                        Chief Executive Officer

                       CONSOLIDATED NATURAL GAS COMPANY
      Proxy Solicited on Behalf of the Board of Directors of the Company
           For the Special Meeting of Stockholders on June 30, 1999

The undersigned hereby appoints G.A. Davidson, Jr., D.M. Westfall and S.E. Williams, and each or any of them, proxies with full power of substitution to vote the stock of the undersigned, as directed hereon, at the Special Meeting of Stockholders of CONSOLIDATED NATURAL GAS COMPANY to be held at Tappan Hill, 81 Highland Avenue, Tarrytown, New York, 10591 at 9:30 a.m. (Eastern Time) and at any adjournment thereof. According to the By-Laws, no matters other than the stated proposal may be considered at this Special Meeting.

Please specify your choice by marking the appropriate box, SEE REVERSE SIDE. When properly executed, this proxy will be voted in accordance with your instructions, or, IF YOU GIVE NO INSTRUCTIONS, this proxy will be voted
FOR Item 1.

Change of Address
-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------
If you have written in the above space, please mark the Change of Address box on the reverse side of the card.

SEE REVERSE SIDE

[X] Please mark vote as in this example.

            The Board of Directors recommends a vote "FOR" Item 1.

1. Approval and adoption of the Agreement and Plan of Merger with Dominion Resources, Inc.

                         For      Against      Abstain
                         [_]        [_]          [_]

[_]  Will Attend Special Meeting

[_]  Change of Address
     (see reverse side)

                                           Dated:                         , 1999
                                                 -------------------------

                                           -------------------------------------
                                           Signature


                                           -------------------------------------
                                           Signature if held jointly

                                           NOTE: Please sign exactly as name
                                           appears hereon. Joint owners should
                                           each sign. When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give full title as
                                           such.

--------------------------------------------------------------------------------
      FOLD AND DETACH HERE, PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY

                       CONSOLIDATED NATURAL GAS COMPANY

                        Special Meeting of Stockholders


                 Your vote is important. Thank you for voting.


                                VOTE YOUR PROXY

                                                    Return your proxy in the
                                                 postage-paid envelope provided.